EXHIBIT 1 TO RECOTON
                                   FORM 8-K FOR EVENT
                                   OCCURRING SEPTEMBER 5, 1995

                    STOCK PURCHASE AGREEMENT

                              Among

              STD INVESTMENTS (B.V.I.) LIMITED and
                    PLOMAX HOLDINGS LIMITED,
                           as Sellers,

                               and

                   RECOTON (FAR EAST) LIMITED
                         as Purchaser,

                               and

                       RECOTON CORPORATION

                               and

               STD INTERNATIONAL HOLDINGS LIMITED
                      and THE SHAREHOLDERS
              OF STD INTERNATIONAL HOLDINGS LIMITED

           Regarding the Stock of STD HOLDING LIMITED

                              dated
                      as of August 31, 1995

                        TABLE OF CONTENTS

                                                           Page

ARTICLE I.     DEFINITIONS

Section 1.01   Cross References . . . . . . . . . . . . . .     1
Section 1.02   General Terms. . . . . . . . . . . . . . . .     3
Section 1.03   Materiality. . . . . . . . . . . . . . . . .     6

ARTICLE II.    SALE OF STOCK

Section 2.01   Purchase and Sale of Stock . . . . . . . . .     6
Section 2.02   Waiver of Pre-Emption Rights . . . . . . . .     6

ARTICLE III.   CONSIDERATION

Section 3.01   Purchase Price . . . . . . . . . . . . . . .     6
Section 3.02   Time of Payment; Adjustment. . . . . . . . .     8

ARTICLE IV.    THE CLOSING

Section 4.01   Time and Place . . . . . . . . . . . . . . .     9
Section 4.02   Sellers' Actions at Closing. . . . . . . . .     9
Section 4.03   Purchaser's Actions at Closing . . . . . . .    14

ARTICLE V.     REPRESENTATIONS, WARRANTIES AND
                 COVENANTS BY SELLER PARTIES

Section 5.01   Organization, Standing and
                 Qualification; Corporate Documents . . . .    17
Section 5.02   Capitalization, Shareholders, Subsidiaries
                 and Investments. . . . . . . . . . . . . .    18
Section 5.03   Execution, Delivery and Performance of
                 Agreement; Authority . . . . . . . . . . .    18
Section 5.04   Financial Statements, Etc. . . . . . . . . .    19
Section 5.05   Absence of Undisclosed Liabilities . . . . .    20
Section 5.06   Taxes. . . . . . . . . . . . . . . . . . . .    20
Section 5.07   Absence of Changes or Events . . . . . . . .    21
Section 5.08   Litigation . . . . . . . . . . . . . . . . .    23
Section 5.09   Compliance with Legal Requirements
                 and Instruments. . . . . . . . . . . . . .    24
Section 5.10   Title to, and Condition of, Properties . . .    25
Section 5.11   Disclosure Schedules . . . . . . . . . . . .    25
Section 5.12   Contracts. . . . . . . . . . . . . . . . . .    28
Section 5.13   Proprietary Rights, Etc. . . . . . . . . . .    29
Section 5.14   Inventory. . . . . . . . . . . . . . . . . .    29
Section 5.15   Receivables. . . . . . . . . . . . . . . . .    29
Section 5.16   Employee Benefit Plans . . . . . . . . . . .    30
Section 5.17   Environmental Matters. . . . . . . . . . . .    30
Section 5.18   Brokers and Finders. . . . . . . . . . . . .    33
Section 5.19   Governmental Authorizations. . . . . . . . .    33
Section 5.20   Matters Relating to Estate Duty Ordinance. .    33
Section 5.21   Records. . . . . . . . . . . . . . . . . . .    34
Section 5.22   Employee and Director Indebtedness . . . . .    34
Section 5.23   No Material Interests. . . . . . . . . . . .    34
Section 5.24   Employment Relations . . . . . . . . . . . .    34
Section 5.25   Insurance. . . . . . . . . . . . . . . . . .    35
Section 5.26   Disclosure . . . . . . . . . . . . . . . . .    35
Section 5.27   Title to Stock . . . . . . . . . . . . . . .    36
Section 5.28   Matters Related to Recoton Stock . . . . . .    36

ARTICLE VI.    REPRESENTATIONS AND WARRANTIES
                 BY PURCHASER PARTIES

Section 6.01   Organization . . . . . . . . . . . . . . . .    38
Section 6.02   Execution, Delivery and Performance
                 of Agreement; Authority. . . . . . . . . .    38
Section 6.03   Recoton Stock. . . . . . . . . . . . . . . .    38
Section 6.04   Brokers and Finders. . . . . . . . . . . . .    39
Section 6.05   Recoton's SEC Filing . . . . . . . . . . . .    39

ARTICLE VII.   [OMITTED]

ARTICLE VIII.  [OMITTED]

ARTICLE IX.    ADDITIONAL COVENANTS

Section 9.01   Noncompetition; Nonsolicitation . . . . . .     39
Section 9.02   Employee Bonus Pool. . . . . . . . . . . . .    40
Section 9.03   Transfer Taxes . . . . . . . . . . . . . . .    43
Section 9.04   Indemnification. . . . . . . . . . . . . . .    43
Section 9.05   Right to Offset. . . . . . . . . . . . . . .    46
Section 9.06   Independent Operations . . . . . . . . . . .    47
Section 9.07   Continued Existence of Sellers . . . . . . .    47
Section 9.08   Recoton Guaranty . . . . . . . . . . . . . .    47

ARTICLE X.     GENERAL PROVISIONS

Section 10.01  Nature of Representations, Warranties
                 and Other Obligations. . . . . . . . . . .    49
Section 10.02  Attorney-in-Fact . . . . . . . . . . . . . .    49
Section 10.03  Notices. . . . . . . . . . . . . . . . . . .    50
Section 10.04  Entire Agreement; Amendment. . . . . . . . .    51
Section 10.05  Waiver . . . . . . . . . . . . . . . . . . .    51
Section 10.06  Binding Nature . . . . . . . . . . . . . . .    52
Section 10.07  Assignment . . . . . . . . . . . . . . . . .    52
Section 10.08  Captions; Language . . . . . . . . . . . . .    52
Section 10.09  Cross-References; Exhibits . . . . . . . . .    52
Section 10.10  Costs. . . . . . . . . . . . . . . . . . . .    52
Section 10.11  Rights of Third Parties. . . . . . . . . . .    52
Section 10.12  Enforceability . . . . . . . . . . . . . . .    52
Section 10.13  Equitable Remedies . . . . . . . . . . . . .    53
Section 10.14  Further Assurances . . . . . . . . . . . . .    53
Section 10.15  Counterparts . . . . . . . . . . . . . . . .    53
Section 10.16  Applicable Law; Dispute Resolution . . . . .    54
Section 10.17  Access; Notice of Actions . . . . . . . . .     54
Section 10.18  Publicity. . . . . . . . . . . . . . . . . .    55


                            EXHIBITS

4.02(a)     Form of Instrument of Transfer and Sold Note
4.02(d)     Form of Deed of Indemnity
4.02(m)     Form of Escrow Agreement
4.02(o)     Form of Shareholders' Agreement
4.02(p)     Form of Employment Agreements with
             (i)   Stephen Chu
             (ii)  David Chu
             (iii) Patrick Ho
             (iv)  Other Contract Employees

                            SCHEDULES

2.01      Sellers and Allocation of Purchase Price
4.02(f)   Termination of Guarantee
4.02(i)   PRC Real Estate
4.02(j)   Resignations
4.02(n)   STD Companies to Change Names
4.03      Bank Accounts
5.01      Jurisdictions in Which Companies Have Authority to
               Do Business
5.02      Shareholders
5.03      Execution, Delivery and Performance of Agreements;
          Authority
5.04      Financial Statements, Etc.
5.05      Liabilities
5.06      Taxes
5.07      Changes or Events Since March 31, 1995
5.08      Litigation
5.09      Compliance with Laws and Other Instruments
5.10      Title to, and Condition of, Properties
5.11      Disclosure Schedules:
               a.   Real Estate
               b.   Receivables
               c.   Material Equipment
               d.   Inventory
               e.   Trademarks and Patents
               f.   Material Contracts
               g.   Employment Agreements
               h.   Licenses, Etc.
               i.   Customers and Suppliers
               j.   Products
               k.   Creditors
               l.   Insurance
               m.   Warranty Polices
               n.   Present Phone and Fax Numbers
               o.   Security Deposits, Prepaid Expenses and Other
                    Deposits Etc.

5.13      Proprietary Rights, Etc.
5.17      Environmental Matters
5.22      Employee Indebtedness
5.23      Material Interests
5.24      Employment Relations
5.25      Insurance
5.26      Affiliates
9.01      Seller Parties Subject to Noncompetition/
               Nonsolicitation Provisions
9.04      Litigation

                    STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT dated as of August 31, 1995 (the "Contract Date") among STD Investments (B.V.I.) Limited, a British Virgin Islands company ("STD BVI") and Plomax Holdings Limited, a British Virgin Islands corporation ("Plomax"), (each a "Seller" and collectively the "Sellers"), Recoton (Far East) Limited, a Hong Kong corporation ("Purchaser"), Recoton Corporation, a New York, U.S.A. corporation ("Recoton") (Recoton and Purchaser being sometimes referred to as the "Purchaser Parties") and STD International Holdings Limited, a Bermuda corporation ("STD Bermuda"), Stephen Chu Nin Yiu ("Stephen Chu"), David Chu Nin Wai ("David Chu"), Patrick Ho Tze Man ("Patrick Ho"), Leung Choi Luen, Tong Yue Ting, Stephen Todd Hays and Williamson Wong Shiu Wah ("Williamson Wong") (STD Bermuda and the above-named natural persons being referred to collectively as the "Principal Shareholders" and Sellers and the Principal Shareholders being sometimes each referred to as a "Seller Party" and collectively as the "Seller Parties").

                       W I T N E S E T H :

          WHEREAS, the Sellers desire to sell all of the ordinary shares of capital stock (the "Stock") of STD Holding Limited, a Hong Kong corporation ("STD Hong Kong") and the Purchaser desires to purchase such Stock in its name and, in order to satisfy legal requirements requiring each company to have at least two shareholders, in the name of a nominee (the "Nominee"); and

          WHEREAS, STD Bermuda is the sole shareholder of STD BVI and the above-named natural persons are the beneficial owners of all the issued and outstanding capital stock of STD Bermuda and are willing to execute and deliver this Agreement and undertake the obligations set forth herein; and

          WHEREAS, Recoton is the direct or indirect sole beneficial owner of Purchaser.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, the parties hereby agree as follows:

          ARTICLE I.  DEFINITIONS

          1.01 Cross References. The following terms, appearing in this Agreement in capitalized form, are defined in the sections noted:

Balance Sheets                    Section 5.04
Balance Sheet Date                Section 5.04
Best Knowledge of Seller          Section 5.08
Business                          Section 9.01(a)
Cash Payment                      Section 3.01(a)(i)
Chu                               Introduction
Closing                           Section 4.01
Closing Date                      Section 4.01
Closing Payment                   Section 3.02(a)
Combined Net Worth                Section 3.01(a)(iii)
Company(ies)                      Section 3.01(a)(iii)
Company Assets                    Section 5.10
Companies Ordinance               Section 5.01
Contract Date Balance Sheets      Section 5.04
Contract Date Financials          Section 5.04
Contract Date                     Introduction
Current Balance Sheets            Section 5.05
Deferred Shares                   Section 5.27(b)
Employee Benefit Plans            Section 5.16
Employment Agreements             Section 4.02(p)
Environmental Laws                Section 5.17
Escrow Agent                      Section 3.02(a)
Escrow Agreement                  Section 4.02(n)
Escrow Amount                     Section 3.02(a)
Financial Statements              Section 5.04
Four Employees                    Section 9.02(c)
Four Employees' Bonus             Section 9.02(c)
Hays                              Section 4.02(o)
Hong Kong GAAP                    Section 3.01(a)(iii)
Income Statements                 Section 5.04
Independent Firm                  Section 3.02(b)
Land and Building
Certificates                      Section 4.02(i)
Material Contract                 Section 5.03
Net Value Adjustment              Section 3.01(a)(iii)
New STD                           Section 9.02(a)
Nominee                           Recitals
Other Employment Agreements       Section 4.02(p)
Plans                             Section 5.16
Plomax                            Introduction
Principal Shareholders            Introduction
Purchase Price                    Section 3.01
Purchaser                         Recitals
Purchaser Parties                 Introduction
Purchaser's Accountant            Section 3.02(b)
Purchaser's Counsel               Section 4.03
Purchaser's Other Agreements      Section 4.03(i)(ii)
Recoton Stock                     Section 3.01(a)(ii)
Seller Parties                    Introduction
Sellers                           Introduction
Sellers' Accountants              Section 3.02(b)
Sellers' Counsel                  Section 4.02(s)
Sellers' Other Agreements         Section 4.02(s)(ii)
Shareholders Agreement            Section 4.02(o)
Statements of Cash Flow           Section 5.04
STD Bermuda                       Introduction
STD BVI                           Introduction
STD Hong Kong                     Introduction
STD USA                           Section 1.03
Stock                             Recitals
Stock Payment                     Section 3.01(a)(ii)
Stock Security                    Section 3.02(a)
Territory                         Section 9.01(a)
Three Employees                   Section 4.02(p)
U.S. Agreement                    Section 1.03
U.S. GAAP                         Section 3.01(a)(iii)

          1.02 General Terms. The following definitions shall apply to the extent not otherwise defined, or used in capitalized form, in this Agreement:

               (a) The term "affiliate" shall mean with respect to any person a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person and shall include subsidiaries, parents and brother-sister companies.

               (b) The terms "agreements" and "contracts" shall include any contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understanding, commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

               (c)  The term "approval" shall include any
consent, waiver, license, permit, certificate or authorization.

               (d) The term "breach" shall include any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

               (e) The term "corporate document" shall include any charter, certificate, memorandum or articles of incorporation, association or organization; By-Laws; any resolution, consent or action of, or minutes of meetings of, the incorporator, directors, stockholders or shareholders; stock register or stock certificate book; or any other similar formational, organization or governing document of a corporation.

               (f) The term "interest in real property" shall include all real property, real property leaseholds, rights of ways and easements.

               (g) The term "inventory" shall include any raw materials, works-in-progress, supplies, finished goods, packaging, works-in-transit and returned or repossessed goods, wherever located.

               (h)  The term "law" shall mean, unless
specifically stated otherwise herein, laws of the United States of America, Hong Kong and any other applicable jurisdiction.

               (i)  The term "legal body" shall include any
government, court or governmental department, official, commission, authority, board, bureau, agency or other instrumentality.

               (j) The term "legal proceeding" shall include any suit, action, formal dispute, arbitration, hearing, filed grievance, contested assessment, order, directive, citation, other legal proceeding, governmental investigation (of which a Seller Party is aware as to matters involving the Companies) or governmental audit (of which a Seller Party is aware as to matters involving such Company) by or before any legal body or arbitration association, whether pending or threatened in writing, whether in law or equity or whether civil, criminal or administrative.

               (k) The term "legal requirement" shall include any published governmental law, act, ordinance, requirement, rule, regulation, subpoena, order, writ, award, injunction, judgment or decree.

               (l) The terms "liability" and "liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured. The term "liability" as used in Section
9.04 shall include in the case of undisclosed liabilities of a Company, the reasonable expenses (including reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) of defending or prosecuting such legal proceedings and satisfying such undisclosed liabilities.

               (m)  The term "person" shall include an
individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other legal body thereof.

               (n) The term "proprietary right" shall include any (i) patent, invention, trademark, service mark, industrial design, utility model, business name, trade name, trade style, trade dress, service name, logo, slogan, brand name, brand mark, copyright and the like (whether registered with any legal body anywhere in the world or unregistered) or application, registration, permit, license relating thereto and any reissue, continuation, continuation-in-part, renewal right and extension thereof, (ii) computer software or license related thereto and
(iii) invention, process, method, information, data, plan, art work, blueprint, specification, design, drawing, engineering report, test report, material standard, processing standard, performance standard, know-how, formula, trade secret, concept, application, procedure, marketing and technical data and other confidential information.

               (o)  The term "receivable" shall include any
account receivable, unbilled shipment, loan or note receivable, advance, claim receivable, insurance claim, debit balance from vendors, right to invoice for work performed or goods sold and other indebtedness owed to such person.

               (p) The term "restriction" shall include any mortgage, pledge, lien, charge, security interest, encumbrance, option, lease, license, retention of title or easement whether legal, equitable, accrued, absolute, contingent, direct, indirect or otherwise.

               (q) The term "return" shall include any return, declaration, report, estimate, information return and statement required to be filed with or supplied to any taxing authority in connection with any taxes.

               (r) The term "tax" shall include any tax, assess-ment, levy, impost, duty, or withholding of any nature now or hereafter imposed by a legal body and any interest, additional tax, deficiency, penalty, charge or other addition thereon, including without limitation any income, gross receipts, profits, franchise, sales, use, property (real and personal), transfer, payroll, unemployment, social security, occupancy and excise tax and customs duty.

               (s) The term "transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

          1.03 Materiality. All references herein or in the agreement of even date herewith between STD Entertainment (U.S.A.) Inc. ("STD USA") and Interact Accessories, Inc. relating to the purchase of the assets and assumption of the liabilities of STD USA (the "U.S. Agreement") to "material" or "materially" when pertaining to the Companies and/or STD USA shall be assessed on a basis of materiality for all of the Companies plus STD USA on a combined basis rather than individually. Similarly, aggregate thresholds in this Agreement and the U.S. Agreement (including those set forth in Sections 5.07) shall be applied on a combined basis notwithstanding their separate appearance in both documents.

          ARTICLE II.  SALE OF STOCK

          2.01 Purchase and Sale of Stock. Sellers shall, and do hereby, as beneficial owners (in the case of STD BVI) or nominee for STD BVI (in the case of Plomax), sell, transfer, convey, assign and deliver to Purchaser and/or Nominee, as directed by Purchaser, and Purchaser and/or Nominee shall, and do hereby, purchase from the Sellers, all of the Sellers' right, title and interest in and to the shares of Stock owned by the Sellers free from all restrictions, as set forth in Schedule 2.01.

          2.02  Waiver of Pre-Emption Rights.  Each of the
Sellers hereby waives any pre-emption rights it may have in relation to any of the capital stock of STD Hong Kong under the articles of association of that company or otherwise".

          ARTICLE III.  CONSIDERATION

          3.01  Purchase Price.

          (a) The price for the Stock is an amount equal to the sum of the following:

         (i)  US$13,000,000 in cash (the "Cash Payment"); plus

              (ii) US$8,000,000 in the Common Stock of Recoton, par value US$0.20 per share ("Recoton Stock") ("Stock
     Payment"); plus

             (iii) the result (as a positive or negative number) of the difference between (A) the consolidated stockholders' equity (calculated immediately prior to the closing of the purchase of the assets of STD USA by Interact Accessories, Inc. and the distribution of the stock of STD USA to the shareholders of STD Hong Kong as referred to in Schedule 5.07) of (1) STD Hong Kong, STD Electronic International Limited, STD Manufacturing Limited, STD Trading Limited, STD Plastic Industrial Limited, Peak Hero Limited, Ever-Smart Management Limited, STD (Tianjin) International Trade Development Co. Ltd. and STD Industrial (Shenzhen) Limited (each, a "Company" and collectively, the "Companies"), as calculated pursuant to generally accepted accounting principles applicable in Hong Kong ("Hong Kong GAAP") and set forth on the Contract Date Balance Sheets and (2) STD
     USA) as calculated pursuant to generally accepted accounting principles applicable in the United States ("U.S. GAAP") (such consolidated stockholder equity being referred to as the "Combined Net Worth") and (B) US$10,000,000 (such amount being referred to as the "Net Value Adjustment"); provided, however, that there shall be no increase in the price for the first US$500,000 or portion thereof by which the Combined Net Worth exceeds U.S. $10,000,000 and there shall be no decrease in the price for the first US$500,000 or portion thereof by which the Combined Net Worth is less than US$10,000,000; and provided, further, that no assets of the Companies or STD USA shall have been revalued upwards subsequent to the Financial Statements for the period ended March 31, 1995; minus

              (iv) amount of any principal and accrued interest on any loans by any of the Companies to any current or former directors or affiliates of any of the Companies as shown on the Closing Date Balance Sheet which are not repaid within 30 days after the Closing Date; and minus

               (v)  any costs and expenses of the Sellers
     incurred by them in connection with this Agreement which were borne by any of the Companies.

The sum of the Cash Payment, the Stock Payment and the Net Value Adjustment is herein referred to as the "Purchase Price". The portion of the Purchase Price and the various components thereof which shall be paid by the Purchaser to each of the Sellers is set forth in Schedule 2.01.

          (b) Whenever Recoton Stock is used for any payment pursuant to this Agreement, the number of shares to be issued shall be calculated based on the average closing price of Recoton Stock on the Nasdaq Stock Market (or such other exchange on which Recoton Stock is quoted or listed) during the 60 trading days ending five business days immediately prior to the Contract Date (in the case of the Stock Payment) or other applicable payment date excluding from the determination of such average the ten highest and ten lowest closing prices.


          3.02  Time of Payment; Adjustment.

          (a) At the Closing, the Purchaser is paying to the Sellers as set forth in Schedule 2.01 an amount (the "Closing Payment") equal to the Cash Payment and is transferring to STD BVI a certificate for such number of shares of Recoton Stock as reflects the Stock Payment. Plomax hereby acknowledges that it has no right to receive any portion of the Purchase Price, including the Closing Payment and the Recoton Stock as it holds its share in STD Hong Kong solely as nominee for the benefit of STD BVI. At the Closing, STD BVI shall deliver to the escrow agent named in the Escrow Agreement (the "Escrow Agent") the certificate for the shares of Recoton Stock issued pursuant to the Stock Payment (the "Stock Security") (the Stock Security is sometimes referred to as the "Escrow Amount") to be held pursuant to the Escrow Agreement.

          (b) If the parties cannot finally agree on the amount of the Net Value Adjustment within 60 days (or such longer period as the parties may agree) following the Closing Date, the Net Value Adjustment shall be determined by agreement of Price Waterhouse or another independent public accountant named by Seller reasonably satisfactory to Purchaser ("Sellers' Accountants") and Cornick Garber & Sandler L.L.P. or another independent public accountant named by Purchaser reasonably satisfactory to the Sellers ("Purchaser's Accountants"), for which purposes Purchaser's Accountants and Sellers' Accountants shall each have access to the financial records of the Companies and the work papers of the other accountants. If Sellers' Accountants and Purchaser's Accountants are unable to agree on any material aspect of such determination within 30 additional days, the Purchaser and the Sellers shall instruct them (or if they cannot agree, the American Arbitration Association) to appoint another firm of independent public accountants of recognized international standing practicing in Hong Kong or otherwise familiar with Hong Kong GAAP (the "Independent Firm"), whose determination on such aspect (which need not be identical to either Sellers' Accountants' or Purchaser's Accountants' determination thereon) shall be set forth in writing and shall be final and binding upon Sellers' Accountants and the Purchaser's Accountants and the parties. The fees of each party's accountants for determining the Net Value Adjustment shall be borne by such party and the fees of any Independent Firm shall be shared equally by the Sellers and the Purchaser.

          (c) Upon determination of the Net Value Adjustment pursuant to Section 3.02(b), (i) if the Net Value Adjustment is a positive number, the Purchaser shall promptly pay the difference to the Sellers with interest at the prime rate of Chemical Bank from the Contract Date or (ii) if the Net Value Adjustment is a negative number the Sellers, jointly and severally, shall promptly pay the difference to the Purchaser with interest at the prime rate of Chemical Bank from the Contract Date.

          (d) If the loan noted in Section 3.01(a)(iv) is not repaid within the 30 day period set forth therein, the Sellers shall, jointly and severally, promptly pay to the Purchaser the amount of the unpaid loan, in which case the payee company shall assign to STD BVI all of its rights of STD Hong Kong to payment under such loan.

          ARTICLE IV.  THE CLOSING

          4.01 Time and Place. The closing of the transactions which are the subject of this Agreement (the "Closing") is taking place at 10:00 a.m., local time, on September 5, 1995 (but effective as of the close of business on August 31, 1995) at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, NY 10004. The day on which the Closing actually takes place is sometimes referred to as the "Closing Date."

          4.02 Sellers' Actions at Closing. At the Closing, each Seller is:

               (a)  delivering duly executed transfers in
     substantially the form of Exhibit 4.02(a)(i) and sold notes in substantially the form of Exhibit 4.02(a)(ii) in respect of the Stock owned by such Seller in favor of the Purchaser (and/or its nominees as the Purchaser may direct) accompanied by the relevant certificates for the Stock;

               (b) delivering all powers of attorney or other authorities under which the transfers and sold notes in respect of the Stock owned by it have been executed, if applicable;

               (c) delivering duly executed transfers and sold notes in favor of STD Hong Kong (and/or its nominees as the Purchaser may direct) in respect of such shares in the companies in which STD Hong Kong directly or indirectly hold securities as are registered in the names of nominee holders on behalf of STD Hong Kong, together with the relevant share certificates;

               (d) delivering a deed of indemnity duly executed by the Sellers in the form of Exhibit 4.02(d);

               (e) delivering all the statutory and other books and records (including financial records) duly written and up to date of closing of the Companies and their respective certificate(s), memoranda and article(s) of association, current business registration certificates, business licenses, certificates of incorporation, certificates of incorporation on change of name, and common seals and any other papers, records and documents of the Companies;

               (f) delivering evidence that all guarantees given by the Companies in favor of third parties other than the Companies in respect of the performance of the obligations of the Seller Parties or any other person as detailed in
     Schedule 4.02(f) have been released;

               (g) delivering evidence that all loans or other indebtedness due or owing to the Companies by any of the Seller Parties or directors or other officers of the Companies have been repaid in full;

               (h)  delivering all cheque books and unused
     cheques and credit cards of or relating to the Companies;

               (i) delivering the title deeds, land use right certificates, building ownership certificates, leases and tenancy agreements in respect of properties owned or leased by the Companies in Hong Kong and the People's Republic of China and a legal opinion stating that it has applied for, and satisfied all of the conditions required for, the issuance of a building ownership certificate and a land use rights certificate for each parcel of land noted in Schedule 4.02(i) in the People's Republic of China and all buildings thereon purportedly owned by one or more of the Companies (or, if available under applicable law, a combined certificate related to the land use rights and the buildings) (the "Land and Building Certificates") made up to the date of the Closing together with all other documents relating to the properties and possession of all other property and assets and books and records of the Companies;

               (j) delivering the resignations of all directors of the Companies other than Chu, and delivering a letter under seal in the form set out in Schedule 4.02(j) from each of the resigning individuals acknowledging that the person so resigning has no claim outstanding for compensation for loss of office or on any other grounds whatsoever as a director or officer as the case may be and delivering the resignations of the Secretaries of the Companies;

               (k) causing (i) such persons as the Purchaser may nominate to be validly appointed as directors and officers of each of the Companies and (ii) the transfers referred to in Sections 4.02(a) and (c) to be approved for registration (subject to stamping);

               (l)  if requested by Purchaser, procuring
     revocation of all authorities to the bankers of the Companies relating to bank accounts and procuring the giving of authority to such person(s) as the Purchaser may nominate to operate the same;

               (m) executing and delivering an escrow agreement in substantially the form of Exhibit 4.02(m) (the "Escrow Agreement") if a party thereto and delivering the Stock Security, accompanied by five duly executed stock powers endorsed in blank by STD BVI to the Escrow Agent, which Stock Security shall be held in escrow by the Escrow Agent pursuant to the terms of the Escrow Agreement;

               (n) delivering, or procuring the delivery, for filing with the appropriate governmental agency or entity a duly executed amendment to the various charter or qualification documents of STD BVI, STD Bermuda and the other companies noted on Schedule 4.02(n) deleting from its name the initials or words "STD" or "Standard", in both English and Chinese;

               (o) delivering a standstill, registration rights and voting agreement with Recoton in substantially the form of Exhibit 4.02(o) (the "Shareholders' Agreement") executed by each of the Sellers, the Three Employees and Todd Hays ("Hays");

               (p) delivering (i) an employment agreement with the Company in the form of Exhibit 4.02(p)(i), (ii) and
     (iii) respectively executed by each of Stephen Chu, David Chu and Patrick Ho (the "Three Employees" and together with Hayes the "Four Employees") (such agreements being referred to collectively as the "Employment Agreements"), (ii) an agreement substantially similar to Section 5.16(c) executed by Patrick Ho, (iii) an employment agreement with the Company in substantially the form of Exhibit 4.02(p)(iv) (the "Other Employment Agreement") executed by each of Tong Yue Ting, Williamson Wong, Gary Lee and Leung Choi Luen;

               (q) delivering to the Purchaser a copy of the resolutions of its directors together with any and all required resolutions or consents of its shareholders and appropriate incumbency certificates, duly certified by an officer of such Seller, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby;

               (r) delivering to the Purchaser a copy of the resolutions of the directors of each of the Companies together with any and all required resolutions or consents of its shareholders and appropriate incumbency certificates, duly certified by an officer of such Company, approving, as applicable, the following:

                    (i)  the transfer of the Stock;

                    (ii) the letters of resignation of the
          outgoing directors and secretaries of each of the Companies;

                    (iii) the resignation of the existing
          auditors of each of the Companies;

                    (iv) the appointment of the new directors and secretaries of each of the Companies as requested by Purchaser; and

                    (v) the changing of the registered office of each of the Companies;

               (s) delivering the favorable opinions of Heller Ehrman White & McAuliffe ("Sellers' Counsel") (as to U.S. Federal and California law); Conyers, Dill & Pearman (as to Bermuda law); China Legal Service (HK) Ltd. (as to Peoples' Republic of China law); Sinclair Roche & Temperly (as to Hong Kong law); and Harney, Westwood & Riegels (as to British Virgin Islands law) dated the Contract Date or the Closing Date and in form and substance reasonably satisfactory to the Purchaser's Counsel to the effect that:

                    (i)  Each of the Companies and the corporate
          Seller Parties is duly organized, validly existing and in good standing under its respective jurisdiction of incorporation, have all requisite corporate power and authority to own its property and other assets and conduct their business as such counsel is advised it is now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in the jurisdictions listed in Schedule 5.01;

                    (ii)  Neither the execution, delivery
          performance of this Agreement nor, to the extent a party thereto, the Escrow Agreement and the Shareholders' Agreement ("Sellers' Other Agreements"), with or without the giving of notice or the passage of time, or both, conflict with or violate (i) any provision of the Seller Parties' corporate documents or
          (ii) any legal requirement, or any order or decree known to such counsel of any court or other governmental agency or instrumentality applicable to any of the Seller Parties;

                    (iii)  Each of the Seller Parties, as
          applicable, has the full corporate power and authority to enter into this Agreement and the Seller's Other
          Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby;

                    (iv) All proceedings required to be taken by the Seller Parties and their shareholders to authorize the execution, delivery and performance of this Agreement and the Sellers' Other Agreements to which it is a party have been properly taken and this Agreement and Seller's Other Agreements constitute legal, valid and binding obligations of such Seller Party, enforceable in accordance with their terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies;

                    (v)  The stock certificates, transfers and
          sold notes, and other documents and instruments being delivered to the Purchaser to transfer all of Sellers' right, title and interest in and to the Stock are in proper form to convey such title and by such delivery the Purchaser thereby shall acquire good and marketable title to such Stock free and clear of all restrictions;

                    (vi)  Except as set forth in this Agreement,
          no registration with, or approval, consent or action by, any legal body is required in connection with the execution, delivery and performance by any of the Seller Parties of this Agreement or any of the Sellers' Other Agreements to which it is a party; and

                    (vii) To the best of such counsel's knowledge after due inquiry of its clients and except as set forth in schedules to this Agreement, there is no legal proceeding pending or threatened in writing against any of the Companies or Sellers except as disclosed pursuant to this Agreement.

     In rendering the opinions specified above, such counsel may
     (i) rely upon reports of public officials and, as to matters of fact, upon certificates of any officer or officers of the Companies or the Seller Parties; provided, however, that the extent of such reliance is specified in the opinion, and such reports and certificates are annexed to such opinion and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents;

               (t) delivering a lien search in Hong Kong dated no earlier than 15 days prior to the Closing Date confirming that there are no financing statements, judgment or tax liens of record with respect to the Companies or have delivered properly executed termination statements or releases therefor;

               (u)  delivering the resignation of the Sellers'
     Accountants to the Companies as the auditors of, and counsel to, the Companies;

               (v) causing statements or on-line reports to have issued by the Companies' bankers not dated later than two business days before the Closing showing the balance on all of the Companies accounts with such bankers as at the date of the relevant statement;

               (w)  causing at the Purchaser's reasonable
     expense, Price Waterhouse to commit to within 30 days after the Closing to provide consolidated Financial Statements of the Companies and STD USA for the years ended March 31, 1994 and 1995 (the "8-K Financials") in form suitable for inclusion by Recoton in a filing on Form 8-K with the U.S. Securities and Exchange Commission which shall include a United States-style auditors' report and a footnote which reconciles generally accepted accounting principles in Hong Kong with generally accepted accounting principles in the United States, if material, or a footnote which states that there are no material differences between US GAAP and Hong Kong GAAP; and

               (x)  delivering all documents, certificates,
     consents and undertakings required to be delivered by the Seller Parties to the Purchaser under the provisions of this Agreement.

Items (a)-(l), (n),(q)-(r), (t)-(v) and (x) shall be delivered to a representative of the Purchaser in Hong Kong on or prior to the Closing Date.

          4.03 Purchaser's Actions at Closing. At the Closing, the Purchaser is:

               (a) paying to each Seller the Closing Payment allocable to such Seller (as set forth on or determined pursuant to Schedule 2.01) by wire transfer to such Seller's account at the bank set forth on Schedule 4.03, or other means acceptable to such Seller;

               (b)  delivering to STD BVI a certificate for
     Recoton Stock issued in the STD BVI's name for the shares of Recoton Stock;

               (c)  executing and delivering the Escrow
     Agreement;

               (d) causing STD Hong Kong to execute and deliver the Employment Agreements and the Other Employment
     Agreements, as authorized by STD Hong Kong's Board of
     Directors prior to the Closing;

               (e)  delivering the Shareholders' Agreement
     executed by Recoton;

               (f)  delivering all documents, certificates,
     consents and undertakings required to be delivered by the Purchaser to the Sellers or the Principal Shareholders under the provisions of this Agreement;

               (g) delivering to the Sellers a counterpart deed of indemnity in the form of Exhibit 4.02(d) duly executed by the Purchaser;

               (h) delivering a copy of the resolutions of the Board of Directors of each of the Purchaser Parties and appropriate incumbency certificates, duly certified by an officer of such Purchaser Party approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby;

               (i) delivering the favorable opinions of Stroock & Stroock & Lavan ("Purchaser's Counsel") (as to Recoton) and Siao, Wen and Leung (as to Purchaser) dated the Contract Date and in form and substance reasonably satisfactory to the Sellers' Counsel, to the effect that:

                    (i)  Each of the Purchaser and Recoton is a
          corporation duly organized, validly existing and in good standing under its respective jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as such counsel is advised such company's business is now being conducted;

                    (ii)  Neither the execution, delivery nor
          performance of this Agreement nor, to the extent a party thereto, the Escrow Agreement and Shareholders' Agreement (the "Purchaser's Other Agreements") will, with or without the giving of notice or the passage of time, or both, conflict with or violate (i) any provision of the Purchaser Parties' corporate documents or (ii) any legal requirement, or any order or decree known to such counsel of any court or other governmental agency or instrumentality applicable to a Purchaser Party;

                    (iii)  The Purchaser and Recoton have the
          full corporate power and authority to enter into this Agreement and the Purchaser's Other Agreements to which it is a party, and to carry out the transactions contemplated hereby and thereby;

                    (iv) All proceedings required to be taken by the Purchaser and Recoton to authorize the execution, delivery and performance of this Agreement and the Purchaser's Other Agreements to which it is a party have been properly taken and this Agreement and, to the extent a party to such agreements, the Purchaser's Other Agreements to which it is a party constitute legal, valid and binding obligations of such Purchaser Parties, enforceable in accordance with their terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies;

                    (v)  Except as set forth in this Agreement,
          no registration with, or approval, consent or action by, any legal body is required in connection with the execution, delivery and performance by any of the Purchaser Parties of this Agreement or any of the Purchaser's Other Agreements to which it is a party to such agreements;

                    (vi)  The issuance and sale of the Recoton
          Stock by Recoton to the Purchaser and the transfer of such Recoton Stock by the Purchaser to STD BVI, all as contemplated by this Agreement, have been duly authorized and such stock, when issued to the Purchaser and when transferred in accordance with the terms and provisions of the Agreement, will be validly issued, fully paid and non-assessable; and

                    (vii) To the best of such counsel's knowledge after due inquiry of its clients and except as set forth in schedules to this Agreement, there is no legal proceeding pending or threatened in writing against any of the Purchaser Parties, which is required to be disclosed under the periodic reporting requirements of applicable Federal securities laws which is not so disclosed.

     In rendering the opinion specified above, such counsel may
     (i) rely upon opinions of other counsel, reports of public officials and, as to matters of fact, upon certificates of any officer or officers of the Purchaser Parties; provided, however, that the extent of such reliance is specified in the opinion and such opinions, reports and certificates are annexed to such opinion and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents.


          ARTICLE V.     REPRESENTATIONS, WARRANTIES AND
                         COVENANTS BY SELLER PARTIES

          Each of the Seller Parties jointly and severally represents and warrants to, and agrees with, the Purchaser Parties as follows and acknowledges that Recoton and the Purchaser Parties are entering into this Agreement in reliance upon such representations, warranties and agreements.

          5.01  Organization, Standing and Qualification;
Corporate Documents.

          (a) Each Company is a corporation duly incorporated under the law of its jurisdiction of incorporation, validly existing and in good standing under the laws of such jurisdiction, has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties and premises as now owned, leased or operated, and is duly qualified or licensed as a corporation authorized to do business in each jurisdiction where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing. The jurisdictions in which each Company is qualified or licensed to do business are set forth in Schedule 5.01. There are no other jurisdictions where the failure to be qualified or licensed to do business would materially adversely affect the business of the Companies. The Companies do not have and never have had any place of business or branch or permanent establishment outside of their jurisdiction of incorporation.
The Register of Members and all other statutory books of each Company are up to date and contain true, full and accurate records of all matters required to be dealt with therein and no Company has received any notice of any application or intended application under the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) (the "Companies Ordinance") for rectification of the Company's register and all annual or other returns required to be filed with the Companies Registry by each Company have been properly filed within any applicable time limit all legal requirements relating to the formation of each Company and the issuance of its shares and other securities have been complied with.

          (b) Each Company has heretofore delivered to the Purchaser true and complete copies of its corporate documents as amended to and including the date hereof with attached thereto true and complete copies of all resolutions and agreements which are required to be so attached. The minute books, stock books and stock transfer records of each Company contain true and complete minutes and records of all issuances and transfers of capital stock of such Company, and rights to acquire capital stock from such Company, and of all minutes and records of all meetings, proceedings and other actions of the shareholders, directors and/or committees of such Company and all such meetings, proceedings and actions have been duly, legally and properly held or taken, except where failure to do so would not materially and adversely affect such Company or the Purchased Assets. The Sellers shall cause each Company on or prior to the Closing Date to deliver to the Purchaser true and complete copies of all corporate documents arising subsequent to the date of this Agreement. Each of the Companies has complied with the corporate documents in all respects and none of the agreements, commitments or rights of the Companies is ultra vires or unauthorized.

          5.02 Capitalization, Shareholders, Subsidiaries and Investments. Each Company's capitalization and record and beneficial shareholders since its formation are as set forth in
Schedule 5.02. The Stock and the shares of Deferred Stock referred to in Section 5.27(b) are the only authorized and outstanding capital stock of STD Hong Kong. Except as disclosed in Schedule 5.02, there are no outstanding warrants, options or rights (pre-emptive or otherwise) or other securities, plans or agreements which give the holder or any other person the right to purchase or otherwise acquire (whether from the Companies, the Principal Shareholders or any affiliate of any of them) any shares of capital stock of the Companies or any securities convertible into, exchangeable or exercisable for shares of such capital stock or under which any such warrant, option, right or security may be issued in the future or shares of capital stock of the Companies reserved for any issuance for any purpose. The Companies' businesses have not been conducted through any affiliate, shareholder, officer, director or employee of the Companies or any affiliate thereof other than other Companies or STD USA. None of the Companies owns, or has any commitment to purchase, equity securities of or any interest in any other person other than another Company or STD USA.

          5.03 Execution, Delivery and Performance of Agreement; Authority. Each of the Seller Parties has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by each Seller and its shareholders to authorize the execution, delivery and performance of this Agreement and the agreements referred to herein to which it is a party have been properly taken. Each of this Agreement and the other agreements referred to herein to which a Seller Party is a party, constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting of equitable remedies. Except as set forth on Schedule 5.03, the execution, delivery and performance of this Agreement and such other agreements by each of the Seller Parties will not conflict with, result in a material breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction pursuant to, or require consent of any person under any provision of the Sellers' or Companies' corporate documents, any Contract with a remaining term of more than one year from the Closing (unless terminable without penalty by the Companies upon not more than 30 days notice) or requiring the payment by (or providing for the receipt by) the Companies of more than $25,000 during a fiscal year or which Contract is significant for the operation of the Companies' business as currently conducted (a "Material Contract"), any loan or other financial agreement for borrowed money and any legal requirement to which a Seller Party or a Company is a party or by which it or he or any of its or his properties or assets may be bound or materially affected.

          5.04 Financial Statements, Etc. A true and complete copy of each of the balance sheets of each Company and a consolidated balance sheet of STD Hong Kong and its then subsidiaries (the "Balance Sheets") as of June 30, 1995, March 31, 1995 (the "Balance Sheet Date"), March 31, 1994 and March 31, 1993 and the corresponding statements of income and retained earnings (the "Income Statements") and cash flows (the "Statements of Cash Flows") for the periods then ended including the notes thereto (interim financial statements, however, need not include footnotes) as prepared by such Company's management, and with respect to the Balance Sheets and Income Statements as of and for the periods ending March 31 audited by Sellers' accountants (provided, however, that the Balance Sheet and Income Statement of STD USA as of and for the period ended March 31, 1995 is not audited) by certified public accountants, (the "Financial Statements") have been delivered to the Purchaser; and true and complete copies of each Company's balance sheet and the Companies' consolidated balance sheet as of the Contract Date (the "Contract Date Balance Sheets") and the corresponding statements of income and retained earnings and cash flows for the period then ended including the notes thereto (the "Contract Date Financials") prepared by the Companies' management shall be delivered to the Purchaser pursuant to Section 3.01(a)(3).
Except as set forth in Schedule 5.04, the Financial Statements and the Contract Date Financials, including the notes thereto,
(a) have been (or, in the case of the Contract Date Financials, will be) prepared from the books and records of the Companies substantially in conformity with Hong Kong GAAP consistently applied and maintained throughout the periods indicated and (b) truly and fairly present (or, in the case of the Contract Date Financials, will truly and fairly present) in all material respects the financial condition of the Companies as at said dates, and the results of their operations and their cash flows for the periods covered thereby. The Financial Statements do not (and the Contract Date Financials will not) contain any items of special or nonrecurring income or any other income not earned or otherwise realized in the ordinary course of business except as expressly specified therein. Except as noted on Schedule 5.04, the Financial Statements for interim periods include all material adjustments, which consist of only normal accruals, necessary for such fair presentation. In addition, the Contract Date Financials will reflect all normal recurring material adjustments (consistent with those for the years ended March 31, 1993 through March 31, 1995) which are necessary for a fair presentation of the results as of the Contract Date, as if such Contract Date Financials were prepared in connection with a normal year-end closing.

          5.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the Balance Sheets (including any notes thereto) as of the Balance Sheet Date (the "Current Balance Sheets") or disclosed in Schedule 5.05 or otherwise in writing pursuant to this Agreement (including the Schedules hereto or separate written disclosures called for hereby), as of the Balance Sheet Date the Companies had no material liabilities of any nature whatsoever, whether or not then due or payable and each of the Company Parties does not know of any basis for the assertion of any such liability or obligation. None of the Companies' employees is now, or will by the passage of time hereafter become, entitled to receive any deferred compensation, vacation time, vacation pay or severance pay attributable to services rendered prior to the date hereof except as disclosed on the Current Balance Sheet (including any notes thereto) or in Schedule 5.05.

          5.06 Taxes. The Companies have filed or caused to be filed, within the times and within the manner prescribed by law (including extensions), all returns which are required to be filed by, or with respect to, the Companies or their property. Such returns are materially complete and reflect accurately all liability for taxes for the periods covered thereby. The Companies have delivered to the Purchaser true and complete copies of all returns filed by the Companies for the last six completed tax years. Except as disclosed on Schedule 5.06, all taxes payable by, or due from, the Companies have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Companies, and there are no tax liens on the Companies or their properties except as allowed by Section
5.10. The amounts set up as provisions for taxes on the Current Balance Sheets are, and the amount to be set up on the Contract Date Balance Sheets shall be, sufficient for the payment of all taxes, whether or not disputed, and whether or not assessed, asserted or due at such dates, with respect to the conduct of the business of the Companies and any of its predecessors up to and through the Balance Sheet Date and the Contract Date. The provision for employment, withholding and payroll taxes made by the Companies (if any) are adequate to pay all unpaid liabilities for such taxes and the Companies have, within the time and in the manner prescribed, withheld from employees' wages and paid over to the proper legal authorities all amounts required to be so withheld and paid over under all applicable legal requirements. No examination of any tax return of the Companies has occurred or is currently in progress. No issues exist or have been raised in writing (and are currently pending) by any taxing authority in connection with any of the Companies' returns the resolution of which, individually or in the aggregate, might reasonably be expected to affect materially and adversely the Companies. No waivers of statutes of limitations or extensions of time as to any tax matters have been given to or requested of any of the Companies. There are no tax sharing or similar agreements with respect to any taxes paid or payable by the Companies. Any deferred income taxes and deficiency assessments, including any interest or penalty, with respect to the Companies' returns have been paid by the Companies or are reflected on the Financial Statements.

          5.07 Absence of Changes or Events. Except as set forth on Schedule 5.07 or disclosed in the Financial Statements or as authorized by the Purchaser in writing pursuant to this Agreement or otherwise disclosed pursuant to this Agreement, since the Balance Sheet Date the Companies have conducted their business only in the ordinary course and have not:

               (a) incurred any liability, except current taxes not yet due and payable, current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with their prior practice or liabilities adjusted for pursuant to the Net Value
     Adjustment;

               (b)  mortgaged, pledged, encumbered or subjected
     (or permitted to be subjected) to any restrictions (other than liens for taxes not yet due and payable) any of their property, business assets;

               (c)  sold, transferred, leased to others or
     otherwise disposed of any of their assets, except for inventory sold (or otherwise disposed of) in the ordinary course of business;

               (d) materially amended or terminated any, or received any notice of termination of any, Material Contract or suffered any damage, destruction or loss which, in any case or in the aggregate, has had a materially adverse effect on the business of the Companies;

               (e) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any of their proprietary rights or modified any existing rights with respect thereto;

               (f) acquired any capital stock of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person (other than routine employee advances);

               (g) made any capital expenditures or capital additions or betterments or commitments therefor in excess of an aggregate of US$300,000;

               (h) instituted, settled or agreed to settle, or suffered any materially adverse determination in, any legal proceeding relating to the Companies or their properties or products, other than collections actions instituted by the Companies;

               (i)  failed to maintain reasonable levels of
     inventories and supplies in a manner generally consistent with their prior practice, or made any purchase commitment for periods subsequent to the Closing in excess of the normal requirements of their business or at any price materially in excess of the then-current market price, or made any material change in their selling, pricing or advertising practices (e.g., advertising programs, allowances, rebates, etc.) substantially inconsistent with their prior practices other than as disclosed to the Purchaser in writing prior to the execution of this Agreement;

               (j) entered into any transactions, contracts or commitments other than in the ordinary course of business involving more than US$25,000 in any one instance or US$100,000 in the aggregate;

               (k) written down the value of any inventory or written off as uncollectible any receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material to the Companies;

               (l) canceled, compromised, waived or released any debts, claims or rights with a value of more than US$25,000 in the aggregate (except for accounts receivable written off in the ordinary course of business against reserves noted on the Current Balance Sheet);

               (m) made any material change in any method of accounting or use of any accounting principle or any practice in connection with the treatment of expenses, valuations or inventory or selling and purchasing policies;

               (n)  encountered any labor union organizing
     activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in their relations with any of the Companies' employees, agents, customers or suppliers;

               (o) made any change in the rate of compensation, commission, bonus, deferred compensation or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, deferred compensation, severance, long service or vacation pay, to any affiliate, employee, salesman, manufacturer's representative, distributor or agent of the Companies other than (A) changes in the ordinary course of business in employee compensation consistent with prior pay increase policies (such changes in the aggregate not exceeding US$10,000 per person and US$100,000 for all such persons on an annual basis) or (B) payments pursuant to workers' compensation laws;

               (p)  suffered any change, event or condition
     which, in any case or in the aggregate, has had or is reasonably likely to have a materially adverse affect on the Companies' condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in its revenues, costs, backlog or relations with their employees, agents, customers or suppliers; or

               (q)  entered into any agreement or made any
     commitment to take any of the types of action described in paragraphs (a) through (p) above.

          5.08 Litigation. Except as set forth on Schedule 5.08 or as described in the Financial Statements, (a) there is no legal proceeding, nor any order, decree or judgment tribunal or arbitral award in progress, pending, in effect, unsatisfied or, as the case may be, outstanding, or to the "Best Knowledge of Seller" (i.e. that which any of Stephen Chu, Todd Hays, Gary Lee, David Chu, Patrick Ho, Robert Barnett or any officer or director of STD Hong Kong or a Seller knows, or through the exercise of reasonable diligence, should know) threatened against any of the Companies, or any of the assets or business of any of the Companies or the transactions contemplated by this Agreement and
(b) there has been no legal proceeding involving alleged product liability (whether in tort, negligence, strict liability or otherwise) nor has any such proceeding, to the Best Knowledge of Sellers been threatened.

          5.09  Compliance with Legal Requirements and
Instruments.

          (a)  Except as set forth on Schedules 5.06, 5.09, or
5.17 the Companies have, and on the Closing Date will have, complied with all material existing legal requirements applicable to their business, properties or operations as presently conducted (including legal requirements relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, customs, trade, consumer product safety, product liability, hiring, wages, hours, equal employment, employee benefit plans and programs, collective bargaining and withholding and employment taxes) except where failure to so comply would not have a material adverse effect on the Companies or their business or properties. Except as noted in Schedule 5.09, neither the ownership or use of their properties nor the conduct of their business conflicts with the rights of any other person, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of their corporate documents as presently in effect or any Contract and none of the Seller Parties is aware of any proposed legal requirements, governmental takings, condemnations or other proceedings except as such would not have a material adverse affect on the Companies or the business related thereto.

          (b) The Companies hold all the permits, licenses and franchises which are material to their current use, occupancy or operation of their property and the conduct of their business; and no notice of violation of any applicable zoning regulation, ordinance or other similar legal requirement binding on the Companies or with respect to their business has been received. Except as noted on Schedule 5.09, (i) the Companies have not received any unremedied inspection reports, complaints or other communications from any legal body except to the extent in the ordinary course of business and not having a materially adverse effect on the Companies' business and (ii) no products manufactured or distributed by the Companies were subject to recall (whether due to legal requirements or otherwise).

          (c) No authorization, approval, order, license, permit, franchise or consent by, and no registration, declaration or filing by the Companies or any shareholder of the Companies with, any legal body is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than any filing with the U.S. Federal Trade Commission and the U.S. Justice Department as is required to comply with the Hart-Scott-Rodino Antitrust Improvement Act.

          5.10 Title to, and Condition of, Properties. Except for restrictions otherwise permitted by this Agreement or as disclosed on Schedule 5.10, the Companies have marketable title to all of their assets (the "Company Assets") including the properties and assets shown on the Current Balance Sheets. None of such properties and assets is subject to any restriction except (a) taxes not yet due and payable, (b) as set forth in the Current Balance Sheets as securing specific liabilities noted thereon, or as disclosed on Schedule 5.10 or as otherwise expressly permitted by the terms of this Agreement or (c) those imperfections of title and restrictions, if any, which (i) do not materially detract from the value of the properties subject thereto and (ii) do not interfere in any material respect with either the present and continued use of such property or the conduct of the Business. The Companies own all of the material assets used by them in the operation and conduct of their business except for those assets leased by the Companies under leases specifically identified on Schedule 5.11 (a) or 5.11 (c) or as noted in Schedule 5.10. Subject to the exceptions noted in the foregoing sentence or as noted in Schedule 5.10, the Company Assets constitute all of the material assets used by the Companies for the normal conduct of their business. Each of the fixed assets owned or used by the Companies (including, without limitation, all buildings and equipment leased by the Companies) is in adequate repair and operating condition, normal wear and tear excepted. The dollar amount of the fixed assets owned by the Companies as shown on the Current Balance Sheet does not in any case exceed the cost of the same, reduced by any previous write-downs and depreciation determined in accordance with generally accepted accounting procedures consistently applied, and the Companies have not written up the value of any such fixed assets. Lessors of property leased by a Company have made no claims on any of the Company Assets nor are there any sums due and owing to lessors which would allow lessors to distrain upon any such items or otherwise prohibit their removal except as noted in Schedule 5.10. The Companies have not received notice of any assessments, and to the Best Knowledge of Seller there are no pending assessments, affecting the real property or leased premises. The Companies have heretofore delivered to the Purchaser copies of all title insurance policies obtained by the Companies, abstracts of title and other evidence of title and surveys with respect to all real property owned by the Companies.

          5.11 Disclosure Schedules. Each Seller has previously or simultaneously with the execution of this Agreement delivered to its Purchaser a separate disclosure schedule certified by such Seller or an officer of such Seller setting forth Schedules 5.11(a) through 5.11(o) (each schedule corresponding to the similarly numbered paragraph noted below), which constitute an accurate and complete list of or, as appropriate, reference to separately delivered listings of the noted matters as of the date set forth thereon (which shall not be earlier than the Balance Sheet Date):

               (a)  all real property which is used by each
     Company in connection with the operation of its business on the date hereof, together with a list of each lease, land use rights certificate, sublease, license or any other instrument under which such Company claims or holds such leasehold or other interest or right to the use thereof or pursuant to which such Company has assigned, sublet or granted any rights therein, identifying the parties thereto and identifying which of the above requires that a consent be obtained before a valid transfer in said interest may be obtained, identifying in each instance the consenting party thereto;

               (b) each Company's receivables aged to indicate each receivable which has been outstanding for more than 30, 60 and 90 days from the due date;

               (c)  for property of Seller not within the
     possession of Seller, a list showing, by location and name of person possessing, all such property (including trade fixtures, motor vehicles, equipment, computers, machinery, tools, dies, jigs, molds, samples, models, and other similar tangible personal property) and, with respect to the property (other than inventory) of or used by Seller within the possession of Seller, a suitable property management report describing by item each object having an original cost in excess of US$5,000, setting forth with respect to any such listed property a list of all leases identifying the parties thereto and dates thereof;

               (d) each Company's inventory noting reserves for obsolescence or damage to such inventory;

               (e) each Company's patents and trademarks and all agreements or licenses relating thereto;

               (f) each Company's Material Contracts except as otherwise disclosed on Schedule 5.11(a), 5.11(g) or 5.11(l) and, identifying any as to which a transfer of the Stock would require that a consent be obtained, noting in each instance the consenting party thereto (to the extent that Contracts which are not Material Contracts require that the Companies make payments during the life of the Contract in excess of $10,000 per Contract such Contracts shall also be noted) and a list or copies of all open purchase orders and a list or copies of all open sales orders;

               (g) each Company's collective bargaining agree-ments, employment and consulting agreements, executive compensation plans, incentive plans or agreements, bonus plans or agreements, deferred compensation plans or agreements, employee pension, profit sharing, thrift, retirement, employee stock option, stock purchase, or stock ownership plans (and any separate agreements entered into pursuant thereto) and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments; and a list of the names, title or job description, and total annual compensation (including, as separately set forth figures, any bonuses paid, accrued, or granted through the Balance Sheet Date, any bonuses paid, accrued or granted, or to be paid, accrued, granted or earned, from the Balance Sheet Date to the date hereof, and any bonuses attributable to the period of time prior to the date hereof but to be paid, accrued or granted thereafter) of all employees, officers and directors of the Companies who, as of the date hereof, are or will be entitled to receive compensation from the Companies at an annualized rate in excess of US$40,000 per year;

               (h) each Company's permits, licenses, franchises, rights, approvals and the like granted by or pending with all legal bodies (whether or not assignable);

               (i) each Company's customers and suppliers in each of the fiscal years 1994 through 1995 and for the period April 1, 1995 through [July 31], 1995 (noting by dollar amounts and percentages the billings by or to the ten largest customers and suppliers);

               (j) each Company's products noting the annual sales amounts of each such product in each of fiscal years
     1994 through 1995 and the period April 1, 1995 through [July
     31], 1995;

               (k) each Company's creditors noting the amounts owed to each;

               (l) each Company's insurance policies currently in force (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy);

               (m)  each Company's warranty and return policies;

               (n) the present telephone, telex and telefax numbers of each Company; and

               (o)  all of the Sellers' security deposits,
     prepaid expenses and such other deposits.

True and complete copies of all items referenced in any of Schedules 5.11(a) through 5.11(o) have been provided to the Purchaser.

          5.12  Contracts.

          (a) Except as otherwise noted in Schedules 5.11(a) through (m), (i) all of the Material Contracts are valid and binding, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting of equitable remedies), in full force and effect as to the Companies (and, to the Best Knowledge of the Seller, in full force and effect as to the other party or parties thereto) and the sale of the Stock shall not constitute an assignment requiring the consent of any other person, (ii) there is not under any Material Contract any existing default by a Company or event which, after notice or lapse of time, or both, would constitute a default by a Company or result in a right to accelerate by the other party or loss by a Company of rights and, to the Best Knowledge of Seller, all of the material covenants to be performed by any other party under each Material Contract have been fully performed and (iii) none of the Material Contracts is subject to renegotiation with any legal body and is neither registrable or notifiable under legal requirements.

          (b) To the extent that the sale of the Stock would constitute a breach of a Material Contract unless the consent or waiver of another party thereto has been obtained, this Agreement shall not constitute any such assignment or agreement to assign unless and until such consent or waiver is obtained. The Seller Parties shall use their best efforts (but they shall not be required to expend any funds other than their own personnel costs) to obtain prior to the Closing Date all such consents and waivers. If any such consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, the Seller Parties shall continue to use their best efforts (but it shall not be required to expend any funds other than their own personnel costs) to obtain all such consents as have not been obtained prior to such date and shall cooperate with the Purchaser after such date in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for the Purchaser, on terms no less favorable than the Companies were previously entitled to, the benefits under the applicable Contracts, including, without limitation, enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Companies against any other party thereto.

          (c)  The Companies have not since the Balance Sheet
Date entered into any purchase or sales commitment or order except in the ordinary course of business.

          5.13 Proprietary Rights, Etc. All of the proprietary rights of the Companies, including those set forth on Schedule 5.11(e), are owned by the Companies free and clear of any restrictions, including licenses granted to others, except as set forth in Schedule 5.11(e). Except as disclosed in Schedule 5.13, the Companies own or possess perpetual or renewable royalty-free licenses or other rights to use all proprietary rights, packaging, promotional material and advertising necessary to conduct its business as it is presently operated; the Companies are not infringing upon any proprietary rights, packaging, promotional material or advertising owned or obtained by any other person or persons; and there is no claim or action by any such person pending, or, to the knowledge of any of the Seller Parties, threatened, with respect thereto or with respect to the rights of the Companies in any material confidential information or trade secrets used in the conduct of the Companies' businesses.

          5.14 Inventory. All items of the Companies' inventory, net of reserves for obsolescence or damage noted on
Schedule 5.11(d), are (a) of merchantable quality or suitable and usable for the production or completion of merchantable products for sale in the ordinary course of the Companies' current business as regular goods at normal markups and (b) in conformity with all applicable legal requirements and customer specifications. The Companies' inventory has been valued on the Balance Sheet at the lower of cost or market on an average cost basis in accordance with Hong Kong GAAP consistently applied, and appropriate reserves against or write-downs of all slow-moving (i.e., any item of inventory in excess of a one year's supply, based on sales of inventory during the prior 12 month period), unmarketable, returned, rejected, damaged or obsolete inventory have been taken.

          5.15 Receivables. All receivables of the Companies have arisen only from bona fide transactions for the total dollar amount thereof shown on the books of the Companies which, as to trade receivables, were in the ordinary course of the Companies' business; and none of such receivables is or will at Closing be subject to any counterclaim, set-off, credit for returns (other than for normal defects, not to exceed 10% in value of the net receivables) or mispricing except to the extent of reserves indicated on Schedule 5.11(b), which reserves are reasonable based on the Companies' experience and fully reflect all advertising commitments, volume discounts, price protection arrangements, rebates and allowances for doubtful accounts and each of such receivables shall be collectable in full within 120 days after the date hereof, except to the extent of reserves indicated on Schedule 5.11(b).

          5.16  Employee Benefit Plans.

          (a)  Except for those plans set forth on
Schedule 5.11(g) ("Employee Benefit Plans" or "Plans"), the Companies do not maintain or contribute to any bonus, deferred compensation, pension, profit sharing, retirement, severance, stock option, group insurance, death benefit, welfare or other employee benefit plan, arrangement or policy whether formal or informal, for the benefit of any of their employees or former employees. The Financial Statements reflect in the aggregate an accrual of all amounts accrued but unpaid under all such Plans as of the dates thereof to the extent required by Hong Kong GAAP. None of the Companies has any commitment, whether formal or informal, and whether legally binding or not, to create any additional such Plan. Each of such Plans disclosed on Schedule 5.11(g) is in effect and each of the Companies is in compliance with all material laws, rules and regulations applicable thereto. All Plans disclosed on Schedule 5.11(g) have been duly registered where required by, and are in good standing under, all applicable legal requirements and each of the Companies has fulfilled its funding obligations under all such Plans and no past service liabilities exist thereunder. None of the Plans disclosed in
Schedule 5.11(g) gives rise to the payment by the Companies of any amount that would not be tax deductible.

          (b) True and complete copies of all the documents embodying the Plans, including, without limitation, the plans and trust instruments and insurance, group annuity and other agreements pertaining thereto and any actuarial reports obtained with respect to any Plan, as well as the books and records of the Plans, have been delivered to the Purchaser. There has been (i) no change in any of the documents delivered to the Purchaser under which each Plan is maintained and (ii) no change, since each Plan's most recent valuation date, in the operation of the Plan which could be expected to adversely affect or alter the tax status of, or materially increase the cost of maintaining, any such Plan.

          (c) Each of Stephen Chu and David Chu hereby waive any accrued rights which they may have as of the Contract Date to receive any "Long Service Payments" pursuant to the Employment Ordinance, Chapter 57, of Hong Kong, and the Seller Parties shall deliver at the Closing similar agreement of Patrick Ho.

          5.17  Environmental Matters

          (a) For the purpose of this Section 5.17, a "hazardous substance or waste" includes any substance, waste, solid, liquid or gaseous matter, petroleum or petroleum derived substance, micro-organism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, transient reaction intermediate or any combination of the above deemed hazardous, hazardous waste, solid waste, toxic or pollutant, a deleterious substance, a contaminant or source of pollution or contamination under any Environmental Law, or by any government, governmental agency, minister, or any tribunal or board.

          (b)  "Environmental Laws" includes any legal
requirement of any country or political subdivision relating to the environment including those relating to (i) the control of any potential pollutant or the protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances considered to be harmful, or (iv) the release of any hazardous substance or waste into the environment.

          (c) Except as set forth in Schedule 5.17, the Companies have complied in all material respects with all Environmental Laws and obtained all material permits, licenses, certificates and other authorizations which are required with respect to its operation under any Environmental Laws and all such permits, licenses, certificates and other authorizations are listed on Schedule 5.11(h).

          (d) Except as set forth in Schedule 5.17, the Companies are in compliance in all respects with all permits, licenses and authorizations required by any Environmental Laws, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. All products manufactured and services provided by the Companies prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in compliance with all Environmental Laws applicable thereto. The Companies have hereto delivered to the Purchaser true and complete copies of all environmental studies made in the last ten years relating to the business or assets of the Companies.

          (e) Except as set forth in Schedule 5.17, there is no pending or, to the knowledge of the Seller Parties, threatened legal proceeding, civil, criminal or administrative action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to the Companies, their business or assets, the products they have manufactured or the services they have provided relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

          (f) Except as set forth in Schedule 5.17, there are no past or present (or, to the knowledge of the Seller Parties, anticipated) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Companies with any Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by the Companies of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

          (g) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.17, there has been no emission, spill, release or discharge by any of the Companies, from any of its assets, from any site at which any of such assets are or were located or at any other location or disposal site, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such assets of any toxic or hazardous substances or wastes used, stored, generated, treated or disposed at or from any of such assets (any of which events is hereinafter referred to as "Hazardous Discharge"). Except for inventory of raw materials, supplies, work in process and finished goods listed in
Schedule 5.17 that are to be used or sold in the ordinary course of its business, all of the assets of the Companies are free of all toxic or hazardous substances or wastes.

          (h) Except as set forth in Schedule 5.17, there has been no complaint, order, directive, claim, citation or notice by any legal body or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the assets of the Companies, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the Companies, any of their assets, any real property on which any of such assets are located, any improvements located thereon or the business therein conducted (any of which is hereafter referred to as an "Environmental Complaint").

          (i) The Companies have not received any notice or letter of any legal body whereby the Companies may be required to remove and/or clean sites and facilities which have been contaminated by dangerous, toxic or hazardous substances or wastes or similar terms under any Environmental Law. To the Best Knowledge of Seller, the Companies have not sent any hazardous substance or waste to any facility or site which has received a notice which would subject such facility or site to damages, penalties, injunctive relief or clean-up costs under any Environmental Law.

          (j) Prior to the Closing Date, there shall not occur any Hazardous Discharge (except in accordance with a valid governmental permit, license, certificate or approval listed in
Schedule 5.17) or Environmental Complaint.

          (k) Notwithstanding the foregoing, no representations or warranties are made in this Section 5.17 with respect to the Environment Laws of the People's Republic of China.

          5.18 Brokers and Finders. None of the Companies or Seller Parties nor any person acting on their behalf has engaged any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein and each of the Seller Parties, jointly and severally, shall indemnify the Purchaser Parties with respect to any claim which any person engaged by a Seller Party may make with respect to the subject matter of this Agreement and the other Agreements referred to herein including, but not limited to, any claims related a contemplated public offering of securities by STD Bermuda.

          5.19 Governmental Authorizations. Except for such filings as may be required to be made by the Seller Parties pursuant to any laws regarding creditor rights or pursuant to the Hart-Scott-Rodino Act or by Recoton in connection with any registration of the offering of Recoton Stock pursuant to Section 9.02, no authorization or approval of, or filing with, any governmental body is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Seller Parties.

          5.20  Matters Relating to Estate Duty Ordinance

          There has been no transfer of any property to any Company which has given or may give rise to any claim, assessment or demand in relation to estate duty under Section 35 of the Estate Duty Ordinance (Chapter 111 of the Laws of Hong Kong) and there is no charge or potential charge on any property or assets of any Company under Section 18 or Section 43(6) of the Estate Duty Ordinance.

          5.21 Records. The books of account of the Companies are complete and correct in all known material respects, and there have been no transactions involving the business or assets of the Companies which properly should have been set forth therein and which have not been accurately so set forth.

          5.22 Employee and Director Indebtedness. Except as set forth in Schedule 5.22 or as among the Companies or between any Company and any employee of STD USA, no current or former officer, director or employee of any Company or any affiliate of any Company or any person related to any of such persons is indebted to any Company nor is any Company indebted to any current or former officer, director or employee of a Company or STD USA or any affiliate of a Company or STD USA or any person related to any of such persons other than for current employee salary and benefits accrued in the ordinary course of business, but in the ordinary course of business not yet paid.

          5.23  No Material Interests.  Except as set forth on
Schedule 5.23 or as among the Companies or between any Company and STD USA, no shareholder, officer, employee or agent of any Company, nor any affiliate, spouse, ancestor or descendant thereof, has any direct or indirect material interest in any creditor, competitor, supplier or lessor of any Company nor is any such person a party to or bound by any Contract or the holder of any interest in any proprietary right of or used by a Company.

          5.24  Employment Relations.  Except as described in
Schedule 5.24, (a) the Companies are and have been at all times in compliance with all legal requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) no unfair labor practice complaint before any legal body, no discharge or grievance before any legal body responsible for the prevention of wrongful or unlawful employment practices and no complaint, charge or grievance of any nature before any such legal body, in any case relating to the Companies or the conduct of its business is pending or, to the Seller Parties' knowledge, threatened nor has any such action occurred within the past five years; (c) the Companies have not received notice, and have no knowledge, of the intent of any legal body responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to the Companies or the conduct of their business; (d) to the Best Knowledge of Seller, no officer or key employee of any Company has any plans to terminate his or her employment with such Company; (e) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Best Knowledge of Seller, threatened against or involving the Companies nor has any such action occurred within the past five years; (f) to the Best Knowledge of Seller, no grievance which might have an adverse effect on the Companies or their business nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted nor has any such action occurred within the past five years; (g) no collective bargaining agreement is currently in effect or being negotiated by the Companies; and (h) there has not been, and none of the Seller Parties anticipates, any materially adverse change in relations with employees, consultants or independent contractors as a result of the announcement or consummation of the transactions contemplated by this Agreement. The details regarding the employees of the Companies as set forth in Schedule 5.24 are true, complete and accurate and all of such employees are employed by the Companies and there are no other employees of the Companies.

          5.25. Insurance. All premiums due to the date hereof on the policies have been paid in full. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All pending claims, if any, made against the Companies which are covered by insurance are being defended by the appropriate insurance companies and are described on Schedule 5.25. The Companies have not failed to give any notice or present any claim under any such policy in a timely fashion. The insurance set forth on Schedule 5.11(l) has
(a) been maintained in full force and effect and (b) not been canceled or changed except to extend the maturity dates thereof.

          5.26 Disclosure. No representation or warranty by the Seller Parties contained in this Agreement nor any statement or certificate furnished or to be furnished by the Seller Parties or their officers or shareholders to the Purchaser Parties or their representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. To the Best Knowledge of Seller, all information (including documents) requested by the memorandum dated May 4, 1995 captioned "Documents and Information Requested for Review of Acquisition" from the Purchaser's Counsel the "Document Request") to Sellers' counsel on behalf of the Companies and the Sellers, to the extent relevant, has been provided by or on behalf of the Seller Parties and such information as provided, in conjunction with other information provided by or on behalf of the Companies and/or the Principal Shareholders, was, as of the date hereof and the Closing Date, responsive in all material respects to the Document Request. The copies of all documents furnished to the Purchaser by or on behalf of the Seller Parties are true and complete copies of the originals thereof. An item disclosed in any schedule hereto shall be deemed disclosed solely for purposes of that schedule unless a cross reference is made in one schedule to another schedule in a manner sufficient to call the reader's attention to the significance of the cross reference.

          5.27  Title to Stock.

          (a) The Stock is validly authorized, issued and outstanding, fully paid and nonassessable. The Sellers are the sole beneficial owners of the stock free and clear of any restrictions and have full power and authority to sell the Stock as described in this Agreement. By the sale as described in this Agreement, the Purchaser shall acquire good and marketable title to the Stock free and clear of any restrictions.

          (b) The shares of deferred stock of the Company which are the subject of an agreement of even date herewith between the Purchaser (the "Deferred Shares") are validly authorized, issued and outstanding, fully paid and nonassessable. The sellers of the Deferred Shares are the sole beneficial owners of the stock free and clear of any restrictions and have full power and authority to sell the Deferred Shares as described in such agreement. By the sale as described in such agreement, the Purchaser shall acquire good and marketable title to the Deferred Shares free and clear of any restrictions.

          5.28  Matters Related to Recoton Stock.

          (a) Any Recoton Stock issued pursuant to Section 3.01 (the "Issued Recoton Stock") is being acquired by the Sellers as an investment for such person's own account and without a view to, and not for resale in connection with, any distribution thereof. Each of the Sellers (i) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Issued Recoton Stock, (ii) has received from Recoton Recoton's Annual Report on Form 10-K for the year ended December 31, 1994 (with Amendment No. 1 on Form 10-K/A), Quarterly Reports on Forms 10-Q for the quarter ended March 31, 1995 and June 30, 1995, press releases issued by Recoton to the financial community since December 31, 1994 Annual Report to Shareholders for the year ended December 31, 1994 and Proxy Statement for the 1995 Annual Meeting), (iii) has had the opportunity to ask questions of and receive answers from Recoton concerning Recoton and the terms and conditions of this Agreement and to obtain any information necessary to verify the information obtained pursuant to clause
(ii) above and (iv) is able to bear the economic risks of such investment. Except as otherwise agreed to by Recoton in writing or as set forth in the Shareholders' Agreement, none of the Sellers has any agreement with any person to sell or transfer to any person or to have any such person sell for such of the Seller any of the Issued Recoton Stock and such Acquiring Persons are not engaged in any discussion with any person relative to such sale, transfer or distribution of any of the Issued Recoton Stock. The Sellers are each an Accredited Investor as such term is defined in Regulation D issued by the Securities and Exchange Commission (the "Commission") under the Securities Act.

          (b) The Sellers acknowledge that, except as otherwise agreed to by Recoton in writing or set forth in the Shareholders' Agreement, the Issued Recoton Stock has not been, and will not be, (i) registered with the Commission under and pursuant to the Securities Act or (ii) qualified for sale in any state under applicable state securities or Blue Sky Laws.

          (c) Except as otherwise agreed to by Recoton in writing, (i) none of the Sellers nor any of their successors or assigns will transfer any of the Issued Recoton Stock unless and until (A) a registration statement under the Act covering the Issued Recoton Stock to be disposed of has been duly filed with the Commission and has become effective or (B) the proposed transfer of the Issued Recoton Stock is exempt from the registration requirements of the Securities Act, as evidenced by written opinion of counsel reasonably acceptable to Recoton, (ii) a stop transfer order may be placed against the Issued Recoton Stock and (iii) the stock certificates representing the Issued Recoton Stock may bear a legend in substantially the following form:

          "No sale, offer to sell or transfer of the securities represented by this certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such securities is then in effect or an exemption from the registration requirement of such Act is then in fact applicable to such securities."

          (d) None of the Sellers is an affiliate of any other person except as set forth in Schedule 5.29.

          (e)  The Sellers shall file such forms under the United
States Securities Exchange Act of 1934, as amended, as shall be required of them, including without limitation any filing required under Section 13(d) thereof.



          ARTICLE VI.  REPRESENTATIONS AND WARRANTIES BY
                       PURCHASER PARTIES

          Each of the Purchaser Parties jointly and severally represents and warrants to, and agrees with, the Seller Parties as follows and acknowledges that the Seller Parties are entering into this Agreement in reliance upon such representations, warranties and agreements:

          6.01 Organization. The Purchaser is a corporation duly incorporated under the laws of its jurisdiction of incorporation, validly existing and in good standing under the laws of such jurisdiction and has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties and premises as are now owned, leased or operated.

          6.02 Execution, Delivery and Performance of Agreement; Authority. Each of the Purchaser Parties has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by each Purchaser Party to authorize the execution, delivery and performance of this Agreement and the agreements referred to herein to which it is a party have been properly taken. Each of this Agreement and the other agreements referred to herein to which a Purchaser Party is a party constitute a valid and binding obligation of such party enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies. The execution, delivery or performance of this Agreement by the Purchaser Parties will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a material breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction, pursuant to, any provision of a Purchaser Party's corporate documents or any agreement or legal requirement to which the Purchaser Party is a party or by which the Purchaser Party or any of its properties may be bound or materially affected.

          6.03 Recoton Stock. The Recoton Stock will upon delivery to the Sellers be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof other than liabilities imposed upon shareholders generally by the provision of the Business Corporation Law of New York and will not be subject to any other restrictions except as may be imposed by applicable United States Federal and State securities law.

          6.04 Brokers and Finders. None of the Purchaser Parties nor any person acting on their behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein and each of the Purchaser Parties, jointly and severally, shall indemnify the Seller Parties with respect to any claim which any person engaged by a Purchaser Party may make with respect to the subject matter of this Agreement and the other Agreements referred to herein.

          6.05 Recoton's SEC Filings. Recoton's filings with the U.S. Securities and Exchange Commission under the Securities Act of 1934, as amended, as enumerated in Section 5.29 and as supplemented by disclosures by Recoton pursuant to this Agreement for events subsequent thereto, do not contain any untrue statement of a material fact or omit to state any material fact required to make the statements therein contained not misleading.

          ARTICLE VII.  [OMITTED]

          ARTICLE VIII. [OMITTED]

          ARTICLE IX.  ADDITIONAL COVENANTS

          9.01 Noncompetition; Nonsolicitation. Effective on the Closing Date and for five years following, none of the Seller Parties named in Schedule 9.01 shall directly or indirectly (by itself or himself or through any employees or affiliates or employees of affiliates):

               (a) engage in the manufacture or sale of video or computer gaming accessories (the "Business") in any of (i) the United States, (ii) Canada, (iii) Mexico, (iv) North America, (v) Hong Kong, (vi) People's Republic of China
     (vii) Asia, (viii) Europe, (ix) South America or (x) any country to which Purchaser has sales in excess of US$100,000 in any year within the five years prior to or after the Contract Date (the "Territory") other than as an employee of Recoton or a Purchaser or an affiliate thereof.

               (b) render services to or have any interest, as a shareholder, owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person (other than Recoton or a Purchaser or an affiliate thereof) engaged in the Business; or

               (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave Recoton or a Purchaser's employ who, prior to the Closing Date was, or during such five year period will be, employed or retained by Recoton or a Purchaser as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from Recoton or a Purchaser any business whatsoever by influencing or attempting to influence any customer or supplier of Recoton or a Purchaser.

For purposes of this Section 9.01, ownership by any person of 3% or less (so long as ownership by all the Seller Parties directly or indirectly does not exceed 10%) of any class of outstanding securities of a company or other business the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute ownership or participation in the ownership of the business of such company. The Seller Parties acknowledge that the time, scope, geographic area and other provisions of this Section 9.01 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement and that such restrictions do not unreasonably interfere with the Seller Parties' ability to engage in business or impose any undue hardship. It is understood that the Seller Parties are agreeing to the terms of this Section 9.01 in order to induce Recoton and the Purchaser to enter into this Agreement. The parties acknowledge that the businesses of the Companies are currently conducted throughout Asia, the Americas and Europe and that such businesses may be reasonably expected to undergo significant international business expansion after the date hereof. Accordingly, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Purchaser protection to which they are entitled in this Agreement and the parties agree that the Territory is reasonable in scope.

          9.02  Employee Bonus Pool.

          (a) The Purchaser Parties shall cause to be established a bonus pool for the employees of the Companies and the purchaser of the assets of STD USA pursuant to the U.S. Agreement (such purchaser and the Companies being referred to collectively as "New STD") to which contributions shall be accrued as follows:

               (i) 15% of the net after-tax earnings of New STD for the period from the Contract Date through December 31, 1995, bonuses therefrom to be payable at such time as New STD determines but in no event earlier than January 1, 1996 nor later than March 30, 1996; plus

               (ii) US$500,000, bonuses therefrom to be payable at such time as New STD determines but in no event earlier than January 1, 1999 nor later than March 30, 1999; plus

               (iii) one-third of the cumulative net after-tax earnings of New STD for the period from January 1, 1996 through December 31, 1998 (the "Initial Period"), such bonus not to exceed US$5.0 million in the aggregate, bonuses therefrom to be payable at such time as New STD determines but in no event earlier than January 1, 1999 nor later than March 30, 1999; plus

               (iv) An additional 20% of the cumulative net after-tax earnings of New STD for the Initial Period over US$15 million, bonuses therefrom to be payable at such time as New STD determines but in no event earlier than January 1, 1999 nor later than March 30, 1999; plus

               (v) 20% of the cumulative net after-tax earnings of New STD for the period from January 1, 1999 through December 31, 2000, bonuses therefrom to be payable at such time as New STD determines but in no event earlier than January 1, 2001 nor later than March 30, 2001.

          (b) For purposes of Section 9.02(a), "after-tax earnings" shall mean the net earnings of New STD on a combined basis after imposition of taxes which will then be paid or are required to be accrued, computed in accordance with US GAAP but as if the payments made pursuant to Section 9.02(a) were not made; provided, however the computation to determine "after tax earnings" shall not include amortization of the "good will" associated with the purchase of New STD nor depreciation expense applicable to any upward revaluation of assets upon allocation of the Purchase Price and it shall not include the earnings or losses of any business other than the Companies' and STD USA's current business except to the extent that Stephen Chu has agreed to the addition of such new business at the time of its addition.


          (c) The payments set forth in Section 9.02(a) shall be made to such employees of New STD as are recommended by a compensation committee composed of Stephen Chu and Robert Borchardt (or if Stephen Chu is unable to serve, David Chu and if Mr. Borchardt is unable to serve, the designated nominee of the Board of Directors of Recoton), which employees may include one or more of the Four Employees; provided, however, that (i) of the payments set forth in clause (a)(i), a minimum of 6.0 percentage points shall be paid to the Four Employees as follows: Stephen
Chu: 3.0 percentage points; David Chu, 1.0 percentage points; Patrick Ho, 1.0 percentage points; and Todd Hays, 1.0 percentage points; (ii) of the payments set forth in clauses (a)(ii) and
(a)(iii), a minimum of 19.0 percentage points shall be paid to the Four Employees as follows: Stephen Chu: 9.5 percentage points; David Chu, 3.0 percentage points; Patrick Ho, 3.0 percentage points; and Todd Hays, 3.5 percentage points; and
(iii) of the payments set forth in clauses (a)(iv) and (a)(v) a minimum of 8.0 percentage points shall be paid to the Four Employees as follows: Stephen Chu, 3.5 percentage points; David Chu, 1.5 percentage points; Patrick Ho, 1.5 percentage points; and Todd Hays 1.5 percentage points.

          (d) Notwithstanding the foregoing, if any of the Four Employees terminates his employment or his employment is terminated for cause as described in his respective Employment Agreement prior to January 1, 1996 for payments under clause
(a)(i), January 1, 1999 for payments under clauses (a)(ii),
(a)(iii) and (a)(iv) or January 1, 2001 for payments under clause
(a)(v), no bonus as set forth in such clauses shall be paid to such employee and the payments required to be contributed to the bonus pool shall be reduced by the portion allocated to such employee, but the percentage points of the bonus pool previously allocated to the remaining employees shall remain such so as to result in no diminution of their respective payments. Furthermore, if any of the Four Employees shall die or his employment with New STD is terminated for disability prior to January 1, 1996 for payments under clause (a)(i), January 1, 1999 for payments under clauses (a)(ii), (a)(iii) and (a)(iv) or January 1, 2001 for payments under clause (a)(v), such employee (or his estate, as applicable) shall be awarded a bonus equal to the bonus which would have been paid to him with respect to all fully completed calendar years in the periods noted in Section 9.02(a) (based on earnings for such completed years without regard to any adjustment thereto for subsequent years in any such period and the bonuses for any remaining employees will not be effected by any such payment) less any bonuses previously paid or advances made thereagainst and the payments required to be contributed to the bonus pool shall be reduced by the portion allocated to such employee for the then-current and any subsequent years, but the percentage points of the bonus pool previously allocated to the remaining employees shall remain such so as to result in no diminution of their respective payments.
If any of the Four Employees is terminated not for cause, death or disability, such employee shall continue to be paid the bonus (and receive advance thereagainst) all as if still an employee of New STD when the bonuses are paid to other employees.

          (e) New STD shall grant year-end advances against the bonuses anticipated to be awarded pursuant to Section 9.02(c) to each of the Four Employees and such other employees as have been awarded bonuses by action of the compensation committee pursuant to Section 9.02(c) equal in the aggregate to approximately 50% of the projected bonuses to such employees which would have been earned under clauses (a)(iii), (a)(iv) and (a)(v) for each year from 1996 through 2000 as if the bonus period was the just-then-ending year (net of any loss in prior years not utilized in calculating any previous year's advance), in lieu of cash bonuses, which advances shall be credited against any bonuses later paid pursuant to clauses (a)(iii), (a)(iv) and (a)(v).

          (f) The payments made under clauses (a)(i) and (a)(ii) and any advances of the payments pursuant to clauses
(a)(iii),(a)(iv) and (a)(v) shall be made in cash and the remaining payments shall be made in cash or in Recoton Stock or any combination thereof at the option of each covered employee's employer. To the extent legally permissible, Recoton shall file and maintain the effectiveness of a registration statement with the Securities and Exchange Commission on Form S-8 (or any successor form) with respect to any Recoton Stock to be issued pursuant to the foregoing bonus.

          9.03 Transfer Taxes. The Purchaser and the Sellers shall bear equally all applicable stock transfer, stamp duty, sales, documentary, use, filing, transfer and other taxes payable as a result of the transfer of the Stock (provided, however, that the Purchaser shall bear the first US $63,000 in applicable stamp duties) and the Companies and the Purchaser shall file all appropriate returns related thereto required to be filed by each. All taxes on or measured by the net income or revenues of the Purchaser or the Sellers (including without limitation, income, gross receipts, and net worth taxes) imposed or levied by or payable to any taxing authority shall be paid or payable by the party upon which such taxes are imposed or levied.

          9.04  Indemnification.

          (a) Each of the Seller Parties shall indemnify and hold harmless each of the Purchaser Parties and their officers, directors, agents, employees and affiliates from and against any and all of the following:

               (i) any liabilities, claims and expenses
     (including, without limitation, any reasonable legal fees, disbursements or expenses) which a Company, Recoton or a Purchaser or an affiliate may sustain at any time by reason of, arising out of, based upon or incurred in connection with (A) the pending litigation description on Schedule 9.04(a)(i)(A) or the settlement thereof to the extent that the cost of defense, any settlement and/or any judgment exceeds US$100,000, (B) breach of Section 5.18 or (C) the conduct of any Seller's business after the Contract Date; and

               (ii) subject to the limitation on liability set forth in Section 9.04(c), any and all liabilities, claims and expenses (including, without limitation, any reasonable legal fees, disbursements or expenses) which the Purchaser or an affiliate may sustain at any time by reason of, arising out of, based upon, or incurred in connection with
     (A) the breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of the Seller Parties contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or with the consummation of the transactions contemplated by this Agreement (unless the effect of such breach, inaccuracy, misrepresentation or failure was already reflected in the Net Value Adjustment)] or (B) a formal, written claim by a governmental official or agency of the Peoples' Republic of China or any subdivision or instrumentality thereof, under color of law and with competent jurisdiction under applicable Chinese Environmental Law, that a particular condition or circumstance associated with the operation of a facility owned, operated or used by a Company or with respect to which a Company had an economic relationship constitutes a violation of an identified provision of applicable Chinese Environmental Law and must be corrected, remediated or otherwise ameliorated; provided, however, that such condition or circumstance must have been in existence so as to have constituted such a violation at or prior to the Contract Date.

The obligations of the signatories to this Agreement who are natural persons (other than Chu) are limited to the portion of the Purchase Price (by way of dividend or otherwise) that they receive, subject, however, to the limitation set forth in Section 9.04(c).

          (b) The Purchaser Parties shall jointly and severally, subject to the limitation on liability set forth in Section 9.04(c), indemnify and hold harmless each of the Seller Parties and their officers, directors, agents, employees and affiliates from and against any and all liabilities, claims and expenses (including, without limitation, any reasonable legal fees, disbursements or expenses) which a Seller Party or an affiliate may sustain at any time by reason of, arising out of, based upon or incurred in connection with (i) the breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of the Purchaser Parties contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or with the consummation of the transactions contemplated by this Agreement or (ii) the conduct of the Companies' business after the Closing Date unless caused by the negligence or willful act of a Seller Party or one of the Four Employees.

          (c) The Seller Parties, in the aggregate, and the Purchaser Parties in the aggregate, shall not be required to make any payments of indemnification claims pursuant to Section 9.04(a)(ii) or Section 9.04(b)(i) except to the extent that such claims against them plus any claims against them under the U.S. Agreement or amounts applied to their "basket" set forth in the U.S. Agreement, in the aggregate, exceed US$500,000 and their liability shall not exceed the Escrow Amount (including the fair market value at release of any Security Holdback which may be released) less any indemnity claims paid by the Seller Parties under the U.S. Agreement in the case of claims against the Seller Parties or $8,000,000 less any indemnity claims paid by the Purchaser Parties under the U.S. Agreement in the case of claims against the Purchaser Parties. Claims for indemnification shall survive the Closing for the period set forth in Section 10.01.
If a party asserts a claim for indemnification and the other party or parties contest in writing its, his or their responsibility for such indemnification under this Section 9.04, then the party prevailing in such contest shall be entitled to reimbursement of its reasonable attorneys' fees and expenses by the other party or parties.

          (d) If any legal proceeding or other claim is brought, asserted or threatened against a party who seeks or may seek indemnity (the "Indemnitee") under this Section 9.04, or a party otherwise delivers a notice that it is entitled to indemnification hereunder, the Indemnitee shall notify in writing each party (an "Indemnitor") against whom indemnification is to be sought before such time as such Indemnitor may be prejudiced, when known, of the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitor shall have the right, at its option (exercised by written notice to the Indemnitee), to assume control of the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and, if it does so, shall proceed in good faith at all times; provided, however, that (i) the control by the Indemnitor of such defense shall not delay the timeliness of such defense, (ii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnitee, unless the Indemnitee is released from all liability (which shall include any and all direct or indirect costs of implementation) in respect of or related to such action or proceeding and is not otherwise required to take or forbear from taking any action in respect thereof and such settlement is not harmful to the Indemnitee's reputation in the reasonable determination of such Indemnitee,
(iii) the Indemnitor shall be responsible for all legal fees and expenses in connection with such defense and (iv) the Indemnitor shall not have such right to assume the defense if the realistic exposure under the litigation does not substantially exceed the unutilized "basket" set forth in Section 9.04(c). The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnitee. If an Indemnitor does not assume control of such defense, and a judgment or settlement is entered or agreed to by the Indemnitee in respect of the matter being defended, the amount of such judgment or settlement plus the Indemnitee's legal fees and expenses shall conclusively be "liabilities" subject to Sections 9.04(a) and (b) and other relevant sections.

          (e) The Indemnitee shall fully cooperate, at the cost of the Indemnitor, with the Indemnitor in the defense of any action assumed by the Indemnitor and shall preserve and make available relevant records.

          (f) Indemnification of legal fees, disbursements and expenses pursuant to this Agreement shall include such legal fees, disbursements and expenses as are incurred in actions or proceedings between an Indemnitee and Indemnitor as well as between an Indemnitee and any third party.

          (g)  Any right to indemnification pursuant to this
Section 9.04 shall be limited to liabilities, claims and expenses net of any insurance payments actually received by the applicable party (as to which an Indemnified Party shall make all reasonable claims).

          9.05 Right to Offset. Should any of the Sellers or STD USA owe monies or otherwise be liable to Recoton or the Purchaser or the purchaser under the U.S. Agreement or should Recoton or the Purchaser or the purchaser under the U.S. Agreement owe monies or otherwise be liable to any of the Sellers or STD USA, under either this Agreement or the U.S. Agreement, the party to whom monies are owed may set-off and deduct such sums from any payments otherwise due to such other party or parties under this Agreement or the U.S. Agreement to the maximum extent allowed by law. In addition, if the escrow pursuant to the Escrow Agreement has been terminated and thereafter any of the Sellers or STD USA owe money or otherwise are liable to Recoton or the Purchaser under this Agreement or the purchaser under the U.S. Agreement, Recoton or the Purchaser may offset against any monies owed to any other Seller Party pursuant to
Section 9.02 (but not against such person's salary), but in no event may it offset any amount in excess of the value, as of the date of the claim, of the shares of Recoton Stock and any cash or other assets which are released from such escrow (and the Seller Party may tender in payment of any amount sought to be offset shares of Recoton Stock valued as of the date of such claim).

          9.06 Independent Operations. So long as the payment obligations pursuant to Section 9.02 remain, Recoton shall maintain New STD as one or more independent subsidiaries or distinct divisions.

          9.07 Continued Existence of Sellers. STD BVI shall remain in existence as a corporation in good standing in the British Virgin Islands until the full amount of the Escrow
Security is released.

          9.08  Recoton Guaranty.

          (a) Recoton (for purposes of this section the "Guarantor") unconditionally guarantees the full and prompt payment and performance when due, and at all times thereafter, of all of the indebtedness, liabilities, and obligations of every kind and nature of Purchaser to the Seller Parties arising under or pursuant to this Agreement, whether direct or indirect, or absolute or contingent (all such indebtedness, liabilities and obligations being hereinafter referred to as the "Obligations"). This Guaranty shall continue in full force and effect until the Obligations have been fully paid, performed and discharged.

          (b) Guarantor's obligations under this Guaranty shall be unconditional, irrespective of (a) the absence of any attempt to collect the Obligations from Purchaser or any other person or other legal action to enforce the same against Purchaser, (b) any waiver or consent by any Seller Party given with respect to any provision of the Agreement or other document evidencing any of the Obligations, or any part thereof, or, (c) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Seller Parties, however, shall make claim against Purchaser at the same time that it claims against Guarantor or prior thereto.

          (c) Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Purchaser and protest or notice with respect to the Obligations and all demands whatsoever. Upon any breach or default by Purchaser of the Agreement or any other instrument or document evidencing all or any part of the Obligations, any Seller Party may proceed directly and at once, to collect and recover the full amount or any portion of the Obligations or otherwise to enforce performance of the same against Guarantor, without first bringing legal action against Purchaser or any other person, firm, or corporation, or against any security or collateral for the Obligations that may be obtained by any Seller Party from time to time.

          (d) The Seller Parties may, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (a) subject to agreement by Purchaser, renew, extend, accelerate or otherwise change the time for payment or performance of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of the Agreement or any other agreement, document or instrument now or hereafter executed by them relating to the Obligations; (b) accept partial payments on or performance of the Obligations; and (c) settle, release, compromise, collect or otherwise liquidate the Obligations, any other guaranty of the Obligations and any security or collateral for the Obligations or for any such guaranty in any manner, without affecting or impairing the obligations of Guarantor hereunder. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Purchaser and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations or any party thereof that diligent inquiry would reveal and the Seller Parties shall have no duty to advise Guarantor of information known to them regarding such condition or any such circumstances.

          (e) Seller Parties shall be under no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Obligations. To the extent that Purchaser makes a payment or payments to any Seller Party, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside any/or required to be repaid to Purchaser, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          (f) Notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, the Guarantor hereby irrevocably waives all rights of subrogation (whether such rights arise under common law, contract or federal law including, without limitation, Section 509 of the U.S. Bankruptcy Code) to the claims of Seller Parties against Purchaser and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and claims against Purchaser which arise in connection with, or as a result of, this guaranty. Any and all claims that Guarantor may have against Purchaser, or against its properties, shall be subordinate and subject in right of payment to the prior payment, in full, of all of the Obligations. Guarantor waives notice of any and all proceedings to enforce any of the Obligations against Purchaser or anyone else.

          (g) Paragraphs (a) through (f) set forth above are not intended to modify provisions of this Agreement but are only intended as waivers of suretyship defenses that might be available to Recoton in respect of its guaranty under this
Section 9.08.


               ARTICLE X.  GENERAL PROVISIONS

          10.01 Nature of Representations, Warranties and Other Obligations. Each statement, representation, warranty, covenant, indemnity and agreement in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement or in connection herewith shall survive the Closing for 36 months notwithstanding any investigation at any time made by or on behalf of the Purchasers; provided, however that the right to assert claims under Sections 5.06, 5.17 or 9.04(a)(ii)(B) shall survive until six years following the Closing (provided, however, that the right to assert any such claims under Sections 5.06, 5.17 or 9.04(a)(ii)(B) shall survive until 60 days after the final resolution of any related legal proceeding by any legal body pending or threatened at the end of such six-year period and shall survive until 60 days after the expiration of any extension of any statutory period of limitations with respect to such claim. All statements contained in any certificate or other instrument delivered by or on behalf of a Seller Party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder.

          10.02 Attorney-in-Fact. Each of the Seller Parties hereby appoints Chu and Hays, and each of the Purchaser Parties hereby appoints Robert Borchardt and Stuart Mont, as its attorneys-in-fact, each having full powers of authorization, substitution and delegation for purposes of giving any consents or approvals required by this Agreement or for executing and delivering on behalf of such party any agreements, certificates, documents or other writings as may be required to be delivered pursuant to this Agreement.

          10.03  Notices.  Any and all notices or other
communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when given to the following addresses or telefax numbers:

          (a)  If to any of the Seller Parties, c/o

                    STD International Holdings Limited
                    Unit F-J, 5th Floor, Block 2
                    Kwai Tak Industrial Centre
                    15-33 Kwai Tak Street
                    Kwai Chung, New Territories
                    Hong Kong
                    Fax: 011-852-2612-1159
                    Attn:  Stephen Chu

               with a copy (which shall not
                 constitute notice) to:

                    Heller Ehrman White & McAuliffe
                    1902A Peregrine Tower
                    Lippo Center
                    89 Queensway
                    Hong Kong
                    Fax: 011-852-2-810-6242
                    Attn:  Simon Luk, Esq.

                         and

                    Heller Ehrman White & McAuliffe
                    333 Bush Street
                    San Francisco, CA  94104-2878
                    Fax: 415-772-6268
                    Attn:  Tim Hoxie, Esq.

          (b)  If to Recoton or to any Purchaser, c/o:

                    Recoton Corporation
                    2950 Lake Emma Road
                    Lake Mary, FL  32746
                    Fax:  (407) 333-8903
                    Attn:  Stuart Mont

               with a copy (which shall not
                 constitute notice) to:

                    Stroock & Stroock & Lavan
                    Seven Hanover Square
                    New York, NY  10004
                    Fax:  (212) 806-6006
                    Attn:  Theodore S. Lynn, Esq.

                              and

                    Siao, Wen and Leung
                    15th Floor, Hang Seng Building
                    77 Des Voeux Road
                    Hong Kong
                    Fax: 011-852-2-525-4630
                    Attn:  Carson Wen, Esq.

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) five days after mailing, when mailed by registered or certified postage-paid mail, (b) on the second business day after sending, when delivered to a recognized international courier service such as Federal Express or DHL or, where applicable, the U.S. or Hong Kong Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or dispatched by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

          10.04 Entire Agreement; Amendment. This writing (with the other agreements referred to herein or delivered at the Closing in connection herewith) constitutes the entire and only agreement of the parties with respect to the subject matter hereof and supersedes and cancels any and all prior negotiations, understandings and agreements concerning the subject matter hereof, including the letter of intent dated May 9, 1995, as amended. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by the parties hereto.

          10.05 Waiver. The failure by any party at any time to require performance or compliance by the other parties of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

          10.06 Binding Nature. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns.

          10.07 Assignment. This Agreement and all rights hereunder may not be transferred or assigned, by operation of law or otherwise, without the written consent of all the parties to the Agreement, except that Recoton may assign its rights and obligations hereunder to one or more wholly-owned subsidiaries but no such assignment shall relieve the Purchaser or Recoton of its obligations hereunder.

          10.08 Captions; Language. The article, section and paragraph headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of such articles, sections or paragraphs. In this Agreement, unless the context requires otherwise, the singular includes the plural, the plural the singular, the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

          10.09 Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. The Schedules and Exhibits are hereby made a part of this Agreement.

          10.10 Costs. Except as otherwise stated, each party hereto will pay all costs and expenses incurred by it in connec-tion with this Agreement, whether or not the transactions contem-plated herein shall be consummated.

          10.11 Rights of Third Parties. Nothing in this Agree-ment shall be construed as giving any person other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

          10.12 Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

          10.13 Equitable Remedies. The Seller Parties acknowledge that because of the nature of the Companies' business and the subject matter of this Agreement, a breach of Section
9.01 will cause irreparable injury to the Purchaser Parties for which money damages will not provide an adequate remedy and, accordingly, the Purchaser Parties shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Purchaser may have.

          10.14 Further Assurances. At any time and from time to time, each party hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement and to transfer possession of and good
title to the Purchased Assets.     Purchaser shall assign to STD
BVI the stock of any subsidiaries of STD Hong Kong other than STD Electronic International Limited, STD Manufacturing Limited, STD Plastic Industrial Limited, STD Trading Limited, Peak Hero Limited, Ever Smart Manufacturing Limited, STD Industrial (Shenzhen) Limited and STD (Tianjin) International Trade Development Company, including the companies noted on Schedule 4.02(n) to the extent that distribution thereof had not been made prior to the Closing or on Schedule 5.07(k)(ii) for HK $1.00 per per company, and STD BVI shall hold the Purchaser Parties harmless with respect to any liabilities of such assigned companies. In the event that there is any restriction on Purchaser's ability to so assign such shares existing on the Closing Date, STD BVI shall arrange for the release of such restriction to the extent necessary to permit such assignment.

          10.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to evidence one and the same agreement.

          10.16  Applicable Law; Dispute Resolution.

          (a) This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, U.S.A. without giving effect to principles of conflict of law.

          (b) The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration before a panel of three arbitrators in Honolulu, Hawaii in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand.
The parties consent to the jurisdiction of the courts of the State of Hawaii, and of the United States District Court for the District of Hawaii, for all purposes in connection with arbitration. The application to either of said courts, and any paper in connection requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 10.16 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party.
Nothing in this Section 10.16, however, shall limit Purchaser's rights to commence litigation for equitable relief pursuant to
Section 10.13.

          10.17 Access; Notice of Actions. Following the Closing, (i) the Purchaser and the Seller shall each give access to the other to inspect and copy the books of account of the Companies in their possession, and (ii) the Companies shall give access to the Sellers to inspect and copy the minute books and other records of the Companies in the Companies' possession, if, in either case, the requesting party has a particularized need for such records. Each of the parties hereto shall keep the books of account and minute books and other records of the Companies which are in their possession for a period of not less than six years from the Closing Date. All such information, and any similar information previously provided, shall be retained by the receiving party and its agents in confidence and (other than information which has prior thereto been made public) shall not at any time be disclosed by it to third persons except as may be required to comply with valid and applicable laws, rules, regulations or orders of any court or governmental agency.

          10.18 Publicity. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of the Agreement or the matters contained herein, without obtaining the prior written approval of the Sellers and the Purchaser to the contents and the manner of presentation and publication thereof, provided, however, that nothing herein shall prevent any party from making any disclosures required by applicable law or regulation (including regulation of the Securities and Exchange Commission and the National Association of Securities Dealers).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                              STD INVESTMENTS (B.V.I.) LIMITED

                              By:     /s/Stephen Chu
                              Name:   Stephen Chu
                              Title:  Director

                              PLOMAX HOLDINGS LIMITED

                              By:     /s/Stephen Chu
                              Name:   Stephen Chu
                              Title:  Director

                              STD INTERNATIONAL
                                HOLDINGS LIMITED

                              By:     /s/Stephen Chu
                              Name:   Stephen Chu
                              Title:  Director

                              RECOTON (FAR EAST) LIMITED

                              By:     /s/Robert L. Borchardt
                              Name:   Robert L. Borchardt
                              Title:  Director

                              RECOTON CORPORATION

                              By:    /s/Stuart Mont
                              Name:  Stuart Mont
                              Title: Chief Operating Officer

                              /s/Stephen Chu Nin Yiu
                              Stephen Chu Nin Yiu

                              /s/David Chu Nin Wai
                              David Chu Nin Wai

                              /s/Patrick Ho Tze Man
                              Patrick Ho Tze Man

                              /s/Leung Choi Luen
                              Leung Choi Luen

                              /s/Tong Yue Ting
                              Tong Yue Ting

                              /s/Stephen T. Hays
                              Stephen T. Hays

                              /s/Williamson Wong Shiu Wah
                              Williamson Wong Shiu Wah


                         EXHIBIT 4.02(a)

                     INSTRUMENT OF TRANSFER


I(We)......................................................of
 ......................................... in consideration of the Sum of Dollars .............................................
paid to me (us) by (name in full) ..............................
(occupation) ...................................................
of (full address) ..............................................
(hereinafter called "the said Transferee") do hereby transfer to the said Transferee the ........................................
Shares numbered ................................................
 ................................................................
standing in my (own) name in the Register of STD HOLDING LIMITED to hold unto the said Transferee his Executors, Administrators or Assigns, subject to the several conditions upon which I(we hold the same at the time of execution hereof. An I(we) the said Transferee do hereby agree to take the said Shares subject to the same Shares subject to the same conditions.

Witness our hands the ...... day of ................, 1995


Witness to the signature(s) of
 ..............................
 ..............................
Name..........................     ...........................
Address.......................
 ..............................
 ..............................


Witness to the signature(s) of
 ..............................
 ..............................
Name..........................     ...........................
Address.......................
 ..............................
 ..............................


                      BOUGHT AND SOLD NOTE


NAME OF COMPANY               :

TRANSFEROR                    :


TRANSFEREE                    :

NO. OF SHARES TRANSFERRED     :

CONSIDERATION                 :

PAR VALUE PER SHARE      :


DATE                     :



     (TRANSFEROR)                            (TRANSFEREE)

                                      Exhibit 4.02(m)

                     ESCROW AGREEMENT

          AGREEMENT made as of August 31, 1995 between STD (BVI) Limited, a British Virgin Islands corporation ("STD BVI"), Recoton (Far East) Limited, a Hong Kong corporation ("RFI"), Interact Accessories, Inc. ("Interact") and Recoton Corporation, a New York corporation ("Recoton") (RFI, Interact and Recoton are each sometimes referred to as a "Purchaser Party" and collectively as the "Purchaser Parties").

          WHEREAS, STD BVI was the beneficial holder of all the outstanding ordinary shares of STD Holding Limited, a Hong Kong corporation ("STD Hong Kong");

          WHEREAS, STD Hong Kong was the beneficial holder of all of the outstanding shares of STD USA;

          WHEREAS, Recoton is the beneficial holder of all of the outstanding shares of RFI and Interact;

          WHEREAS, STD BVI as seller, RFI as purchaser, Recoton and others are parties to an agreement dated as of the date hereof (the "Stock Purchase Agreement") providing for the purchase by RFI from Sellers of all of the ordinary shares of capital stock (the "STD Shares") of STD Hong Kong as of the date hereof.

          WHEREAS, STD Entertainment (U.S.A.), Inc. ("STD USA") as seller, Interact as purchaser, Recoton and others are parties to an agreement dated as of the date hereof (the "Asset Purchase Agreement") providing for the purchase by Interact of substantially all of the assets of, and assumption of substantially all of the liabilities of, STD USA as of the date hereof;

          WHEREAS, in partial payment for the STD Shares pursuant to Section 3.01 of the Stock Purchase Agreement, RFI is transferring to STD BVI 406,092 shares of the common stock, par value U.S. $0.20 per share, of Recoton (with any additional shares delivered pursuant to Section 3 of this Agreement, the "Recoton Shares"); and

          WHEREAS, Section 3.02(a) of the Stock Purchase
Agreement provides for the delivery by STD BVI to the Escrow
Agent (as hereinafter defined) of stock certificates representing the Recoton Shares.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do hereby agree as follows:

          1. Appointment; Deliveries. Chemical Bank is hereby appointed escrow agent ("Escrow Agent") to hold and dispose of the Escrow Fund (as hereinafter defined). Seller is herewith delivering to the Escrow Agent the certificates for the Recoton Shares, with five stock powers duly endorsed in blank sufficient to effect a transfer of the escrowed Recoton Shares. The Escrow Agent is authorized to deposit the certificates representing the Recoton Shares in a separate escrow account. The Recoton Shares and any proceeds thereof and any additions thereto, less any distributions made by the Escrow Agent to Seller or Purchaser in accordance with this Escrow Agreement, is hereinafter referred to as the "Escrow Fund".

          2. Duty of Care; Investments. The Escrow Agent shall hold and safeguard the certificates for the Recoton Shares (and any stock powers which may be received with respect thereto or other portion of the Escrow Fund) in a safe location. No other investments shall be made without the prior written approval of Sellers and Purchaser.

          3.  Voting Rights; Dividends; Etc.

          (a) STD BVI shall be entitled to exercise any and all voting and other consensual rights (as such rights may be otherwise limited pursuant to separate agreements) pertaining to the stock in the Escrow Fund owned by it or any part thereof for any purpose until such is released pursuant to this Agreement.

          (b) STD BVI shall be entitled to receive and retain any and all dividends paid in respect of the stock in the Escrow
Fund, provided, however, that any and all

               (i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any stock in the Escrow
     Fund,

               (ii) dividends and other distributions paid or payable in cash in respect of any stock in the Escrow Fund in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and

               (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any stock in the Escrow Fund,

shall be, and shall be forthwith delivered to the Escrow Agent to hold as, part of the Escrow Fund and shall, if received by STD BVI, be received in trust for the benefit of the parties to this Agreement, be segregated from the other property or funds of STD BVI, and be forthwith delivered to the Escrow Agent in the same form as so received (with any necessary indorsement). STD BVI hereby authorizes Recoton to deliver any dividends or other distributions as set forth in clauses (i), (ii) or (iii) above directly to the Escrow Agent as agent for STD BVI and STD BVI hereby grants to the Escrow Agent a power of attorney to endorse any checks or certificates in the name of STD BVI, as applicable, consistent with this Section 4.

          5.  Distributions from Escrow Fund.

          (a) The Escrow Fund shall be available for claims asserted by any of the Purchaser Parties on or before August 31, 1998 pursuant to Section 9.04 of the Stock Purchase Agreement or
Section 9.07 of the Asset Purchase Agreement.

          (b) If a Purchaser Party proposes to make a claim against the Escrow Fund hereunder, it shall deliver a certificate signed by an officer ("Officer's Certificate") to the Escrow Agent and a duplicate copy thereof to STD BVI, which Officer's Certificate shall state the basis on which the Purchaser Party claims entitlement to the amount so specified in the Officer's Certificate and the number of the Recoton Shares to be released in payment of the claim (based on the closing price on the exchange on which such Recoton Shares are then listed or trading, or otherwise as reasonable if the stock is not then listed or traded).

          (c) For a period of 30 days after the delivery of any Officer's Certificate, the Escrow Agent shall make no payment pursuant to Section 5(f) hereof unless the Escrow Agent shall have received written authorization from STD BVI to make such payment with respect to such claim. After the expiration of such 30-day period the Escrow Agent may make payments in accordance with Section 5(f) hereof, provided, however, that no such payment may be made with respect to such claim to the extent that STD BVI shall have objected in a written statement delivered to the Escrow Agent within such 30-day period. A duplicate copy of such statement shall be delivered to STD BVI at the same time it is delivered to the Escrow Agent.

          (d) If STD BVI shall object in writing in respect of any claim or claims made in any Officer's Certificate, STD BVI and the Purchaser Parties shall, within the 30-day period beginning as of the date of the receipt by Purchaser of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If such parties should so agree, a memorandum setting forth such agreement and the resulting number of Recoton Shares to be released shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make payment from the Escrow Fund in accordance with the terms thereof and Section 5(f) hereof.

          (e) If no agreement can be reached after good faith negotiation within the 30-day period specified in Section 5(d) hereof, the claim or claims set forth in the Officer's Certificate, as well as any other dispute, question, difference, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be finally settled by arbitration in Honolulu, Hawaii before a panel of three arbitrators designated by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect at the time of filing of the Officer's Certificate. The cost of any arbitration proceedings shall be divided equally by STD BVI on the one hand and the Purchaser Parties on the other and STD BVI and the Purchaser Parties shall each bear its own legal and other expenses in connection therewith. The Escrow Agent shall be entitled to act in accordance with such decision (which shall specify the number of Recoton Shares to be released, if any) and to make payments out of the Escrow Fund in accordance therewith and with Section 5(f) hereof. The parties consent to the jurisdiction of the courts of the State of Hawaii, and of the United States District Court for the District of Hawaii, for all purposes in connection with arbitration. The application to either of said courts, and any paper in connection requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 5 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party.

          (f) On the later of the expiration of the 30-day period (in cases covered by Section 5(c) hereof) or the delivery of a memorandum of agreement (in cases covered by Section 5(d) hereof) or the receipt of the decision of the arbitrator (in cases covered by Section 5(e) hereof) the Escrow Agent shall deliver to the claiming Purchaser Party or Parties, out of the Escrow Fund, certificates for Recoton Shares as is specified in the Officer's Certificate, the memorandum of agreement or the decision of the arbitrator, as the case may be.

          6.  Limited Release of Recoton Stock to STD BVI.

          (a) After August 31, 1997, to the extent not previously released to a Purchaser Party or claimed, or subject to an outstanding claim, by a Purchaser Party pursuant to an Officer's Certificate, STD BVI may request that in the aggregate up to 25% of the Recoton Shares in the Escrow Fund be released from the Escrow Fund in order that they may sell such released shares. Such release shall in no way limit the liability of any of STD BVI or any related party under the Stock Purchase Agreement or Asset Purchase Agreement.

          (b) If STD BVI proposes to have released Recoton Shares from the Escrow Fund, it shall deliver a certificate signed by an officer of STD BVI (the "Stock Release Certificate") to the Escrow Agent and a duplicate copy thereof to the Purchaser Parties, which Stock Release Certificate shall state the number of Recoton Shares sought to be released and the purpose of such release. The Escrow Agent shall release from the Escrow Fund the requested Recoton Shares unless otherwise advised in writing by a Purchaser Party with ten days after receipt by the Escrow Agent of such Stock Release Certificate. If a Purchaser Party advises the Escrow Agent not to release Recoton Shares, the parties shall proceed as set forth in
Section 5(d) and 5(e) to resolve their disagreements.

          7. Termination of Escrow Agreement. On the earlier of (a) September 1, 1998 or (b) delivery to the Purchaser Parties of all of the Escrow Fund, this Escrow Agreement shall terminate; provided, however, that this Agreement shall not terminate if a claim pursuant to Section 5(a) is pending. As soon as is practicable following the termination the Escrow Agent shall distribute to STD BVI any and all remaining assets in the Escrow Fund.

          8.  Non-Exclusive Remedy.  All payments under this
Escrow Agreement shall be without prejudice to any other rights or remedies which the parties may have under the Stock Purchase
Agreement or the Asset Purchase Agreement.

          9.  Notices.  Any and all notices or other
communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered to the following persons at the following addresses or telefax numbers:

          (a)  If to STD BVI

               c/o  STD International Holdings Limited
                    Unit F-J, 5th Floor, Block 2
                    Kwai Tak Industrial Centre
                    Kwai Chung, New Territories
                    Hong Kong
                    Fax:  011-852-2612-1159
                    Attn:  Stephen Chu

               with a copy (which shall not
                 constitute notice) to:

                    Heller Ehrman White & McAuliffe
                    1902A Peregrine Tower
                    Lippo Center
                    89 Queensway
                    Hong Kong
                    Fax:  011-852-2-810-6242
                    Attn:  Simon Luk, Esq.

                         and

                    Heller Ehrman White & McAuliffe
                    333 Bush Street
                    San Francisco, CA  94104-2878
                    Fax:  415-772-6268
                    Attn:  Tim Hoxie, Esq.

          (b)  If to any of the Purchaser Parties, c/o:

                    Recoton Corporation
                    2950 Lake Emma Road
                    Lake Mary, FL  32746
                    Fax:  407-333-8903
                    Attn:  Stuart Mont

               with a copy (which shall not
                 constitute notice) to:

                    Stroock & Stroock & Lavan
                    Seven Hanover Square
                    New York, NY  10004
                    Fax:  212-806-6006
                    Attn:  Theodore S. Lynn, Esq.

                              and

                    Siao, Wen and Leung
                    15th Floor, Hang Seng Building
                    77 Des Voeux Road
                    Hong Kong
                    Fax:  011-852-2-525-4630
                    Attn:  Carson Wen, Esq.

          (c)  If to the Escrow Agent:

                    Chemical Bank
                    270 Park Avenue
                    New York, NY 10017-2070
                    Fax:  212-270-8661
                    Attn:  William Ponce,
                           Assistant Trust Officer,
                           20th Floor

               with a copy (which shall not
                 constitute notice) to:

                    Barbara L. Strohmeier, Esq.,
                     Vice President
                    270 Park Avenue, 20th Floor
                    New York, NY 10017
                    Fax:  212-270-4823

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall deemed to have been given (a) five days after mailing, when mailed by registered or certified postage-paid mail, (b) on the second business day after sending, when delivered to a recognized international courier service such as FedEx or DHL or the U.S. or Hong Kong Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or dispatched by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

          10. Terms and Conditions to Escrow Agent's Acceptance.

          (a) Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the rights, duties, liabilities and immunities of the Escrow Agent:

               (i) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall have no implied duties or obligations hereunder.

               (ii) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatever for the sufficiency of the documents and other items delivered herewith. The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the parties to this Agreement, or of any one else, to deliver monies or other property to the Escrow Agent or otherwise to honor any of the provisions of this Agreement.

               (iii)  The fees (which are US $5,000 for the
     first year and US $800 per year thereafter) and expenses of the Escrow Agent in administering this Escrow Agreement shall be borne equally by STD BVI (jointly and severally among themselves) and the Purchaser Parties (jointly and severally among themselves). STD BVI (jointly and severally among themselves) and the Purchaser Parties (jointly and severally among themselves) will equally reimburse and indemnify the Escrow Agent for, and hold it harmless against any loss, liability or expense, including but not limited to counsel fees, incurred without bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

               (iv) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be.

               (v) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

               (vi) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written opinion of such counsel. The cost of such services shall be reimbursed pursuant to clause (viii) of this Section.

               (vii) The Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in writing received by it, and, if its duties herein are modified, unless it shall have given its prior written consent thereto.

               (viii)  STD BVI and the Purchaser Parties
     (jointly and severally among themselves) shall jointly and severally reimburse and indemnify the Escrow Agent for, and hold it harmless against any loss, liability or expense, including but not limited to counsel fees incurred by it, incurred without bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

               (ix) If STD BVI has made any payment to the Escrow Agent pursuant to Section 10(a)(iii) or Section 10(a)(viii) over and above its pro rata portion thereof, or if the Purchaser Parties have made any payment to the Escrow Agent pursuant to Section 10(a)(iii) or Section 10(a)(viii) over and above their pro rata portion thereof, STD BVI or Purchaser Parties, as applicable, shall have a claim over against the Purchaser Parties or STD BVI, as applicable, to the extent of such excess and may make claim against the Escrow Fund with respect to such monies owed to them.

          (b) If a controversy arises between the parties hereto, or between the parties hereto and any person not a party hereto, as to whether or not, or to whom, the Escrow Agent shall deliver the Escrow Fund or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Stock Purchase Agreement, the Asset Purchase Agreement or the Escrow Fund deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the Escrow Fund or any portion thereof but may retain the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction, provided, however, that the time for appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall deliver the Escrow Fund or any portion thereof within 15 days after the Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Escrow Agreement and identifies by name and address the adverse claimants to the controversy.

          11. Attorney-in-Fact. STD BVI hereby appoints each of Stephen Chu (address as set forth in Section 9) and Todd Hays (address: c/o Interact Accessories, Inc. 10945 McCormick Road, Hunt Valley, MD 21030), and each of the Purchaser Parties hereby appoints each of Robert L. Borchardt (address: c/o Recoton, as set forth in Section 9) and Stuart Mont (address as set forth in
Section 9), as its attorneys-in-fact, each having full powers of authorization, substitution and delegation for purposes of giving any consents or approvals required by this Agreement or for executing and delivering on behalf of such party any agreements, certificates, documents or other writings as may be required to be delivered pursuant to this Agreement.

          12. Definition. Unless otherwise stated, all references in this Agreement to days shall mean calendar days.
If a period of days ends on a weekend or holiday, such period shall be extended to the next business day.

          13. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, U.S.A. without giving effect to principles of conflict of law.

          IN WITNESS WHEREOF, STD BVI and the Purchaser Parties have each caused this Agreement to be executed on its behalf by a duly authorized officer as of the day and year first above written.

                              STD INVESTMENTS (B.V.I.) LIMITED

                              By:
                                 Name:
                                 Title:

                              RECOTON CORPORATION

                              By:
                                 Name:
                                 Title:

                             RECOTON (FAR EAST) LIMITED

                              By:
                                 Name:
                                 Title:


                              INTERACT ACCESSORIES, INC.

                              By:
                                 Name:
                                 Title:

The undersigned, by its duly authorized
representative, hereby accepts appointment as Escrow Agent pursuant to the foregoing
Agreement.

CHEMICAL BANK

By:
   Name:   Gary Marzolla
   Title:  Vice President

                                   EXHIBIT 4.02(o)

                     SHAREHOLDERS' AGREEMENT

     SHAREHOLDERS' AGREEMENT, dated as of August 31, 1995 (the "Agreement") among Recoton Corporation, a New York corporation (the "Company"), and Stephen Chu ("S. Chu"), David Chu ("D. Chu"), Patrick Ho ("Ho"), Todd Hayes ("Hayes"), STD Investments (B.V.I.) Limited, a British Virgin Islands corporation ("STD BVI") (STD BVI and S. Chu, D. Chu, Ho and Hays each sometimes referred to as a "Shareholder" and collectively as the "Shareholders") and Robert L. Borchardt, a shareholder of the Company, as the initial holder of the proxy granted pursuant to
Section 3 hereof.

     WHEREAS, simultaneously with the execution of this Agreement, pursuant to a Stock Purchase Agreement dated as of August 31, 1995 (the "Stock Purchase Agreement") among STD BVI and Plomax Holding Limited ("Seller") and Recoton (Far East) Limited ("Purchaser"), the Company, STD International Holdings Limited ("STD Bermuda"), S. Chu and certain other shareholders of STD Bermuda, (i) the Sellers are selling to the Purchaser, and the Purchaser is purchasing from the Shareholders, all of the ordinary shares of capital stock of STD Holding Limited, a Hong Kong corporation, and (ii) in consideration therefor the Purchaser is delivering to STD BVI, as partial payment of the Purchase Price (as defined in the Stock Purchase Agreement), 406,092 shares of common stock of the Company, par value US$0.20 per share (the "Common Stock"), which shares (the "Escrow Shares") are being placed in escrow pursuant to an escrow agreement dated the date hereof (the "Escrow Agreement"), all of which shall be subject to escrow for two years (the "Two Year Period"); at the expiration of the Two Year Period, 25% of the Escrow Shares may be released from escrow as provided in the Escrow Agreement and the remaining shares will be subject to the Escrow Agreement for one additional year (the "Additional Escrow Period" and together with the Two Year Period, the "Applicable Escrow Period"); and

     WHEREAS, S. Chu, D. Chu, Ho and Hayes may receive Common Stock as employee bonuses pursuant to Section 9.02 of the Stock Purchase Agreement and may receive options to purchase Common Stock as employees of the Company or subsidiaries thereof; and

     WHEREAS, the Company and the Shareholders desire to establish in this Agreement certain terms and conditions of the Shareholders' relationship with the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Stock Purchase
Agreement, the parties hereto agree as follows:

     1.   Representations and Warranties.

          (a) The Company represents and warrants to the Shareholders as follows:

               (i) The Company has full power and authority to execute, deliver and perform this Agreement;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and (z) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws; and

               (iii) The execution, delivery and performance of this Agreement by the Company do not violate or conflict with or constitute a default under the Company's Certificate of Incorporation, By-Laws or any material agreement to which it is a party or by which it or its property is bound.

          (b) The Shareholders represent and warrant to the Company as follows:

               (i)  The Shareholders have full power and
     authority to execute, deliver and perform this Agreement;

               (ii) This Agreement has been duly and validly authorized, executed and delivered by the Shareholders and constitutes a valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, except that (x) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought, and
     (z) the rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

               (iii) The execution, delivery and performance of this Agreement by the Shareholders do not violate or conflict with or constitute a default under, in the case of STD BVI, its Certificate, Memorandum or Articles of Incorporation, Association or Organization and By-Laws, or, in the case of each Shareholder, any material agreement to which it is a party or by which it or its property is bound;

               (iv)  As of the date hereof, none of the
     Shareholders nor any of their "controlled affiliates" (as defined below) beneficially own any shares of Common Stock (or any options, warrants, rights or other securities exercisable for, exchangeable for or convertible into shares of Common Stock, whether immediately or after the passage of time (collectively, "Conversion Securities")) other than shares or to be issued pursuant to the Stock Purchase Agreement; and

               (v) The Shareholders are acquiring the shares of Common Stock pursuant to the Stock Purchase Agreement for investment purposes only and not with a view to the distribution thereof in violation of any applicable state or federal securities laws.

          (c) As used in this Agreement, the term "controlled affiliate" means any corporation, partnership or other entity that is "controlled by," "controlling" or "under common control with" (as such terms are defined under Rule 405 under the United States Securities Act of 1933, as amended (the "Securities Act")) the applicable party, and for purposes hereof, when such term is used with respect to the Shareholders, shall include, in the case of the Corporate Shareholders, all directors and officers of such Shareholders.

     2.   Term of Agreement; Voting Securities.

          (a) Subject to the provisions of Section 6 hereof, the term of this Agreement (the "Term") shall be for a period of ten years commencing on the date hereof.

          (b) For the purposes of this Agreement the term "Voting Securities" shall mean all securities of the Company entitled to vote generally in the election of directors of the Company or on issues submitted to the shareholders of the Company.

     3. Voting and Other Rights. Each of the Shareholders shall during the Term (a) use reasonable efforts to be present and cause its controlled affiliates to be present, in person or represented by proxy, at all shareholder meetings of the Company, so that all Voting Securities beneficially owned by it and its controlled affiliates shall be counted for the purpose of determining the presence of a quorum for such meetings; and
(b) vote, and cause to be voted by its controlled affiliates, all Voting Securities beneficially owned by it or its controlled affiliates (i) in favor of all matters proposed by the Board of Directors of the Company (the "Board") and presented to the Company's shareholders, (ii) consistent with the recommendation of the Board on all other matters as to which the Board shall take a position and (iii) for all nominees for Directors of the Company recommended by the Board. To effect the foregoing agreement, the Shareholders hereby grant to Robert L. Borchardt so long as he is an officer of Recoton, and, if he no longer an officer of Recoton, to Stuart Mont so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton to Peter Wish so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton, to George Calvi so long as he is an officer of Recoton, and, if he is no longer an officer of Recoton, to such officer or officers as may be designed by the Board of Directors of Recoton from time to time, an irrevocable proxy, coupled with an interest, to vote all Voting Securities beneficially owned by them consistent with this Section 3.

     4. Acquisition of Voting Securities. During the Term, the Shareholders will not, and will cause each of its controlled affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, any Voting Securities or Conversion Securities; provided, however, that the Shareholders and their controlled affiliates may acquire Voting Securities and/or Conversion Securities: (a) as provided in the Stock Purchase Agreement, (b) by way of stock dividends, stock splits, reorganizations, recapitalizations, mergers, consolidations or other similar transactions made available to holders of Common Stock generally, (c) if and to the extent the Shareholders receive Voting Securities in payment of bonuses described in the Stock Purchase Agreement or employee stock options or (d) pursuant to open market purchases by any or all of the Shareholders such that such purchases (net of any sales as allowed hereby) when aggregated with Voting Securities and Conversion Securities acquired pursuant to Section 4(a), (b) and
(c) do not exceed an aggregate of 10% of the outstanding Voting Securities of the Company (the "Open Market Shares"); provided, however, that such Voting Securities shall become subject to all of the provisions of this Agreement upon such acquisition.

     5. Certain Prohibited Actions. During the Term, without the prior written consent of the Company duly authorized by the Board or except as otherwise required or authorized by this Agreement, each of the Shareholders will not, and will cause each of its controlled affiliates not to, singly or as part of a "group," directly or indirectly, through one or more intermediaries (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to the Voting Securities (including by the execution of actions by written consent), or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise or influence any person or entity with respect to the voting of any Voting Securities other than consistent with any proxy solicitation on behalf of the Board of Directors of the Company; (ii) initiate, propose or participate in the solicitation of stockholders for the approval of, one or more stockholder proposals with respect to the Company (as described in Rule 14a-8 under the Exchange Act) or induce any other individual or entity to initiate any stockholder proposal relating to the Company; (iii) form, join, influence or participate in a "group," act in concert with any other person or entity or otherwise become a "person," for the purpose of taking any other actions prohibited under this
Section 5 or any other provision of this Agreement; (iv) make any proposal or, except as may be required by law, any public announcement relating to a tender or exchange offer for any Voting Securities, or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or its material assets; (v) act alone or in concert with others (including by providing financing for another party), to seek or offer to control the Company; (vi) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting thereof other than in connection with this Agreement; or (vii) disclose any intention, plan or arrangement inconsistent with the foregoing prohibitions or advise or consent any other person in connection with the foregoing prohibitions; provided, however, that nothing contained herein shall prohibit the Company from publicly announcing its position with respect to any matter concerning the Company or prohibit the Shareholders from making any disclosures required to be made under applicable securities laws.

     6.   Disposition of Voting Securities.

          (a) The Shareholders shall not, and shall cause their respective controlled affiliates not to, transfer any Voting Securities, whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, without the prior written consent of the Company in each instance except as specifically provided in, and subject to the provisions of,
Section 6(b), (c), (d), (e) or (f) of this Agreement. Any such transfers must be in compliance with federal and state and other applicable securities law.

          (b) After the Voting Securities have been released from the Escrow Agreement in the case of Corporate Shareholders, or at any time in the case of other Shareholders, the Shareholders and their respective controlled affiliates may transfer Voting Securities in a bona fide private transaction to an unaffiliated person in accordance with the following provisions:

               (i) Promptly upon receipt of a bona fide offer or the finalization of the terms of a proposed sale or transfer of Voting Securities to a third party, the Shareholders proposing to transfer (the "Offering Shareholders") or their respective controlled affiliates shall notify the Company in writing of their intention to sell, transfer or dispose of such Voting Securities, specifying the number of Voting Securities proposed to be sold or transferred, the identity or identities of the prospective purchaser or purchasers thereof, the proposed purchase price therefor, the manner of sale and the material terms of any agreement relating thereto. (Such notification shall hereinafter be referred to as the "Shareholder Notice.")

               (ii)  The Company shall have the right,
     exercisable by written notice of exercise (the "Exercise Notice") given to the Offering Shareholders or their respective controlled affiliates within two business days (ten business days if the proposed purchase price is not all cash) following receipt by the Company of the Shareholder Notice to purchase (and/or to cause a person or persons designated by the Company to purchase) all but not less than all of the Voting Securities specified in such Shareholder Notice at the price, in the manner and on the terms specified therein. If the purchase price specified in the Shareholder Notice includes any property other than cash, the purchase price at which the Company (or its designee) shall be entitled to purchase shall be (x) the amount of cash, if any, specified in such Offering Shareholder Notice plus (y) cash in an amount equal to the value of the property specified therein. If the purchase price specified in the Offering Shareholder Notice includes property other than cash, and the Company notifies the Offering Shareholders of its irrevocable determination to exercise its right to purchase all of the Voting Securities specified in the Offering Shareholder Notice so long as the value of such property does not exceed the amount specified in the Company's notice, which represents the Company's good faith estimate of the value of such property (the "Company's Valuation"), and the Offering Shareholders or their respective controlled affiliates do not agree with such valuation, the value of such property shall be determined by two independent financial advisors, one such financial advisor to be selected by the Company and another to be selected by the Offering Shareholders or their respective controlled affiliates, in each case, within five days after notice is given from the Shareholders or their respective controlled affiliates, to the other party, to the effect that they are unable to agree as to such value. If, within five days after being selected, the two financial advisors have not agreed as to such value, a third financial advisor shall be selected within five days thereafter by the mutual consent of the first two financial advisors, or, if such first two financial advisors shall fail to agree upon the selection of a third financial advisor in such time, such selection shall be made as promptly as practicable in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of such disagreement. Within five days of its selection, the third financial advisor shall determine the value of such property, which determination shall be final and binding on all parties hereto. The Company and the Offering Shareholders or their respective controlled affiliates shall each bear the costs incurred in connection with the retention of the respective financial advisor selected by them. All costs incurred as a result of the retention of a third financial advisor (including any costs incurred in connection with the assistance provided by the American Arbitration Association) shall be borne equally between the Company, on the one hand, and the Offering Shareholders or their respective controlled affiliates, on the other hand. If the value of such property as determined pursuant to the preceding sentence is (a) less than or equal to the Company's valuation, the Company shall be deemed to have exercised its right to purchase all of the Voting Securities specified in the Exercise Notice as of the date that the purchase price was determined pursuant to this clause (ii) and (b) greater than the Company's valuation, the Company shall have five business days from such date to determine whether to purchase the Voting Securities specified in such Shareholder's Notice at the purchase price determined pursuant to this clause (ii).

               (iii) If the Company exercises its option to purchase all of the Voting Securities being offered (including by designation of another purchaser or purchasers), the closing of the purchase of such Voting Securities shall take place as promptly as practicable, but (unless extended as provided herein) in no event shall such closing take place more than five business days after the later of (a) the date the Company gives notice of such exercise; and (b) the date the purchase price for such Voting Securities was determined pursuant to clause (ii) above; provided, however, that, if any governmental or regulatory approval is required for the closing of such purchase, the Company and the Shareholders shall each use their respective best efforts to obtain such approval as promptly as practicable and such closing shall occur not later than five days after such approval is obtained.

               (iv) Notwithstanding anything contained in this Agreement, the Company shall not have the right to transfer its right of first refusal contained herein to any purchaser or purchasers if the nature or identity of such purchaser or purchasers is reasonably likely to delay the closing of such purchase for a longer period of time than if the Company were the purchaser.

               (v) If the Company elects not to exercise, or fails to exercise within the time specified for such exercise, its option provided herein in respect of any particular Shareholder Notice, the Offering Shareholders or their respective controlled affiliates shall be free, during the period of 90 calendar days following the last day of the period during which the Company was permitted to exercise such option (or any earlier date on which the Company gives notice of an election not to exercise such option), or such period longer than 90 days as may be reasonably necessary for the Offering Shareholders to obtain all requisite governmental approvals, to sell the Voting Securities specified in the Shareholder Notice in the manner, to the purchasers and on the terms and for not less than the consideration specified in such Shareholder Notice. Any proposed transfer by the Shareholders or their respective controlled affiliates of Voting Securities other than in accordance with the provision hereof or after the expiration of the applicable 90 calendar day period referred to in this clause (v) will give rise to a separate right of first refusal of the Company pursuant to the provisions of this Section 6(b).

          (c) After the Voting Securities have been released from the Escrow Agreement in the case of the Corporate Shareholders, or at any time in the case of other Shareholders, the Shareholders and their respective controlled affiliates may, from time to time, sell in open market transactions pursuant to Rule 144 under the Securities Act (or any successor provision) the number of Voting Securities then permitted under Rule 144 (or any successor provision) or pursuant to an offering registered pursuant to Section 7 of this Agreement, provided, however, that in the case of a registered offering the Company shall have an option to purchase such Voting Securities at the Market Price within ten business days of its receipt of a Piggyback Notice. "Market Price" shall mean the average closing price of such Voting Security as quoted on Nasdaq (or any other exchange on which the Voting Securities are then trading) during the 10 trading days ending two days immediately prior to the date of the Piggy Back Notice excluding from the determination of such average the two highest and two lowest closing prices.

          (d) The Shareholders and their respective controlled affiliates shall be free without any restrictions at all times during the Term to sell or transfer any Voting Securities (subject, however, to the terms of the Escrow Agreement, if applicable), (i) if a third party makes a bona fide offer to purchase Voting Securities which represent with such third parties' then-current holdings more than 50% of the voting power of the outstanding Voting Securities, which offer is approved and recommended by the Board (if such recommendation shall not have been withdrawn or adversely modified prior thereto) or (ii) to the Company pursuant to any offer made by the Company generally to all Shareholders or to any one or more of the Shareholders.

          (e) After the Voting Securities have been released from the Escrow Agreement in the case of Corporate Shareholders, or at any time in the case of other Shareholders, the Shareholders and their respective controlled affiliates may from time to time (i) dividend or transfer, free of any restriction other than as set forth in this Agreement, to STD Bermuda and/or any one or more of the persons set forth on Annex A hereto the Voting Securities or (ii) sell, transfer, pledge, gift over or otherwise dispose of any Voting Securities to one or more of the Shareholders or to spouses, children, grandchildren, siblings or parents of one or more of the Shareholders or to a company which is (and during the term of this Agreement will be) wholly owned by, or a trust the only beneficiaries of which are, one or more of the Shareholders or Family Members, on condition in any case that such transferees agree to be bound by all of the provisions of this Agreement and to execute a writing substantially equivalent to Section 5.28 of the Stock Purchase Agreement.

          (f) The Shareholders shall not, and shall cause their respective controlled affiliates not to, at any time during the Term, sell or transfer Voting Securities to (x) any person (including that person's controlled affiliates and any group in which that person or its controlled affiliates shall be a member if the Shareholders know of the existence of such group or affiliates), other than an underwriter in connection with a public offering of Voting Securities or pursuant to sales under Rule 144, which the Shareholder or affiliate knows, or through the exercise of reasonable diligence should have known, would, after giving affect to such sale or transfer, beneficially own in the aggregate more than 10% of the Voting Securities.

     7.   Registration Rights.

          (a) If at any time before the expiration of the Term, the Company shall propose to file a registration statement under the Securities Act on a form suitable for a secondary offering (other than on a Form S-4 or S-8 under the Securities Act or related to a "rights" offering to stockholders or in connection with a call of outstanding debentures) or the Company receives a written request for a registration of its Voting Security from a holder of such stock entitled thereto, then the Company shall in each case deliver written notice thereof (the "Registration Notice") to each Shareholder so that it is received at least 14 days before the anticipated filing date. Such notice shall offer to the Shareholders the option to include in such Registration Statement, subject to the conditions set forth in this Agreement, such number of shares of Voting Security eligible for registration held by the Shareholders which are not then subject to the Escrow Agreement, which cannot then be sold pursuant to Rule 144 under the Securities Act (the "Eligible Shares"). Notwithstanding the foregoing, the Company shall not be obligated to register the Eligible Shares unless there shall have been received by the Company, within ten calendar days of receipt of a Registration Notice by a Shareholder, written notice (a "Piggyback Notice") from a Shareholder, which notice shall set forth the number of Eligible Shares to be so included (the "Piggyback Shares"). Neither the giving of notice by the Company nor any request by a Shareholder to register Piggyback Shares pursuant to this Paragraph (a) shall in any way obligate the Company to file any such Registration Statement. The Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration relates and/or withdraw the Registration Statement, without liability of the Company to a Shareholder. If the shares covered by such Registration Statement (other than those held by a Shareholder) are to be sold by underwriters in an underwritten public offering, the Company shall use its best efforts to cause the managing underwriters, if any, of a proposed offering to grant any request by a Shareholder that their Piggyback Shares be included in the proposed offering on terms and conditions which are customary under industry practice for such underwriter given the existing circumstances; provided, however, that any of the Piggyback Shares to be sold by a Shareholder shall be sold or distributed in a manner identical to the manner in which the other securities which are the subject of such Registration Statement are sold or distributed. Notwithstanding the foregoing, if such managing underwriters shall advise the Company in writing that, in good faith and in its reasonable opinion, the distribution of the Piggyback Shares concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by such underwriter, the Company shall give notice of such determination to the Shareholders and either, at the managing underwriters' option, (i) the number of shares proposed to be offered by the Shareholders and any other persons (other than the Company) shall be reduced pro rata (as specified by the Company in such notice) to aggregate a quantity of shares of common stock which said managing underwriters shall not consider excessive or (ii) the Shareholders shall delay their offering and sale for such period, not to exceed 90 calendar days, as such underwriters shall request. In the event of the delay described in clause (ii) in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary to permit the Shareholders to make their proposed offering and sale for a period of 90 calendar days immediately following the end of such period of delay.

          (b) (i) If and when the Company shall register any Eligible Shares under the Securities Act, the Company will, subject to all of the provisions of Section 7(a) hereof:

          (A) prepare and file a Registration Statement under the Securities Act on such form as the Company may deem appropriate (including Form S-3 or any successor form if available at the time) with respect to the registration shares (the "Registration Shares"), and use reasonable efforts in good faith to cause such Registration Statement to become effective;

          (B) within five days before filing a Registration Statement or prospectus or any amendments or supplements thereto (excluding documents to be incorporated by reference therein), furnish to each participating Shareholder and the underwriters, if any, copies of all such documents in substantially the form proposed to be filed (including documents incorporated therein by reference), to enable such Shareholders and the underwriters, if any, to review such documents prior to the filing thereof, and make such reasonable changes thereto (including changes to, or the filing of amendments reflecting such changes to, documents incorporated by reference) as may be reasonably requested by a Shareholder and the managing underwriter or underwriters, if any;

          (C) prepare and file such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and the Exchange Act, with respect to the offering of the Registration Shares during the period required for distribution of such stock; provided, however, that, except as otherwise set forth in this Agreement, the Company shall not be required to amend or supplement such Registration Statement or prospectus after the expiration of 90 days from the effective date of the Registration Statement;

          (D) notify the Shareholders who are offering their shares ("Participating Shareholders") and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (L) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registration Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (E) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (F) furnish to the Participating Shareholders, promptly at the time of the filing thereof, a copy of the Registration Statement as filed and any amendment to said Registration Statement and all exhibits thereto and consents of experts filed or to be filed therewith;

          (G) furnish to the Participating Shareholders such number of copies of such Registration Statement and all amendments thereto and of such prospectuses (including each preliminary or supplemented prospectus) as such Shareholders may reasonably request in order to facilitate the sale or transfer of the Registration Shares covered thereby;

          (H) make available to the Participating Shareholders not more than 16 months after the first day of the month following the effective date of the Registration Statement, an earning statement covering a period of at least twelve months, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (I) use reasonable efforts to cause all Registration Shares covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Participating Shareholders or the managing underwriters, if any;

          (J) use reasonable efforts to register or qualify such of the Registration Shares under the securities or Blue Sky laws in up to ten of such jurisdictions within the United States as the applicable managing underwriters or if none, as the Participating Shareholders may reasonably request; provided, however, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction;

          (K) agree in writing to, and failing such written agreement does hereby, indemnify and hold harmless the Participating Shareholders, each underwriter involved in the offering of the Registration Shares pursuant to a demand made hereunder and each person who "controls" a Participating Shareholder and any underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each Shareholder and each such underwriter and each such controlling person being referred to herein as an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the related prospectus (preliminary or final) or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make a statement therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein;

          (L) cooperate with the Participating Shareholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registration Shares to be sold and not bearing any restrictive legends; and enable such Registration Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registration Shares to the underwriters;

          (M) use reasonable efforts to cause the Registration Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registration Shares;

          (N) upon the occurrence of any event contemplated by Clause (6) of Paragraph (b)(i)(D) above, prepare a supplement or post-effective amendment to the Registration Statement or the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registration Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and

          (O) make available for inspection during normal business hours to Participating Shareholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons.

               Upon receipt of any notice from the Company of the happening of any event of the kind described in Clause (6) of Paragraph (b)(i)(D) above, each Participating Shareholder will forthwith discontinue disposition of Registration Shares until the Participating Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Subparagraph (i)(O) above, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Shareholder will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the prospectus covering such Registration Shares current at the time of receipt of such notice. If the Company shall give such notice, the 90-day time period mentioned in Section 7(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such Shareholder shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph (b)(i)(O) or the Advice.

               (ii)  the Company's obligations to file a
     Registration Statement and the rights of a Shareholder to have the Common Stock held by him to be included in any Registration Statement pursuant to the provisions of this Agreement, shall be subject to the following conditions:

          (A) The Participating Shareholders shall furnish to the Company upon request, in writing such information and documents about themselves, their proposed method of distribution and related matters as, in the opinion of counsel to the Company, may be reasonably required to prepare properly and file such Registration Statement in accordance with applicable provisions of the Act; and

          (B) The Participating Shareholders shall agree in writing to, and failing such written agreement does hereby, indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to each Indemnified Person set forth in clause (K) of subsection (i) of this
     Section 7, but only with respect to information furnished in writing by such Participating Shareholders to the Company expressly for use in the Registration Statement or related Prospectus (preliminary or final), or any amendment or supplement thereto.

          (c) All expenses of a registration pursuant to this Agreement, including without limitation, all Commission filing fees, National Association of Securities Dealers, Inc. fees, Blue Sky filing and registration fees and expenses with respect to such jurisdictions as the underwriters may reasonably deem necessary, the cost of all printed material used by or on behalf of the Company or Participating Shareholder, and the legal and accounting fees and expenses incurred by the Company in connection with the Registration Statement shall be borne by the Company; provided, however, that the Participating Shareholders shall pay all underwriters' commissions and discounts attributable to the Eligible Shares to be sold by such Shareholders and the fees and expenses of such Shareholders' counsel.

          (d) Each of the parties hereto acknowledge and agree that the indemnification provisions set forth in this Section 7 shall not be subject in any manner to any indemnification provisions contained in the Stock Purchase Agreement or agreement refined to therein.

     8.   Legend on Certificates.

          (a) During the Term, each of the certificates representing Voting Securities received or acquired by the Shareholders or any of their respective controlled affiliates in accordance with this Agreement shall be subject to stop transfer instructions and shall include the following legend, to the extent applicable:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The shares represented by this certificate may not be transferred whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, and Recoton Corporation ("Recoton") will not register the transfer of such shares, except pursuant to and subject to that certain Shareholders' Agreement among Recoton, Stephen Chu, David Chu, Patrick Ho, Todd
     Hayes and STD Investments (B.V.I.) Limited, a British
     Virgin Islands corporation, dated August 31, 1995. A copy of such agreement is on file with the Secretary of Recoton.

          The Company shall (i) have such legend removed promptly upon the sale or other disposition of any Voting Securities pursuant to Section 6(b)(v) or Section 7 hereof and
(ii) have such legend (other than the first sentence thereof) removed upon the expiration of the Term.

     9. Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     10. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the Company and the Shareholders.

     11. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when given to the following addresses or telefax numbers:

          (a)  If to any of the Shareholders, c/o

                    STD International Holdings Limited
                    UNH F-J, 5th Floor, Block 2
                    Kwai Tak Industrial Centre
                    15-33 Kwai Tak Street
                    Kwai Chung, New Territories
                    Hong Kong
                    Fax:  011-852-2612-1159
                    Attn:  Stephen Chu

               with a copy (which shall not
                 constitute notice) to:

                    Heller Ehrman White & McAuliffe
                    1902A Peregrine Tower
                    Lippo Center
                    89 Queensway
                    Hong Kong
                    Fax:  011-852-2-810-6242
                    Attn:  Simon Luk, Esq.

                         and

                    Heller Ehrman White & McAuliffe
                    333 Bush Street
                    San Francisco, CA  94104-2878
                    Fax:  415-772-6268
                    Attn:  Tim Hoxie, Esq.

          (b)  If to the Company:

                    Recoton Corporation
                    2950 Lake Emma Road
                    Lake Mary, FL  32746
                    Fax:  407-333-8903
                    Attn:  Stuart Mont

               with a copy (which shall not
                 constitute notice) to:

                    Stroock & Stroock & Lavan
                    Seven Hanover Square
                    New York, NY  10004
                    Fax:  212-806-6006
                    Attn:  Theodore S. Lynn, Esq.

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) five days after mailing, when mailed by registered or certified postage-paid mail, (b) on the second business day after sending, when delivered to a recognized international courier service such as Federal Express or DHL or, where applicable, the U.S. [or Hong Kong] Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or dispatched by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

     12. Severability. In the event that any provision(s) of this Agreement shall be held illegal, invalid or unenforceable under applicable law, then such illegality, invalidity or unenforceability shall not affect any other provision(s) hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement.

     13. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors (including any successor by merger, reorganization, consolidation or other business combination) and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

     14. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, U.S.A. without giving effect to principles of conflict of law.

     15. Jurisdiction and Venue. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration before a panel of three arbitrators in Hawaii in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the courts of the State of Hawaii, and of the United States District Court for Hawaii, for all purposes in connection with arbitration. The application to either of said courts, and any paper in connection requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 15 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. In the event of litigation or arbitration hereunder, the prevailing party in such action or actual expenses incurred by him or it for reasonable attorney fees and disbursements. Nothing in this
Section 15, however, shall limit Purchaser's rights to commence litigation for equitable relief pursuant to Section 9.

     16. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to evidence one and the same agreement.

     17. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     18. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     19. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                              STD INVESTMENTS (B.V.I.) LIMITED

                              By:
                              Name:
                              Title:

                              _______________________________
                              Stephen Chu

                              _______________________________
                              David Chu

                              _______________________________
                              Patrick Ho

                             _______________________________
                              Todd Hayes

                              RECOTON CORPORATION

                              By:
                              Name:  Stuart Mont
                              Title:  Chief Operating Officer

                              Robert L. Borchardt

                                              ANNEX A

STD INTERNATIONAL HOLDINGS LIMITED
     Current Actual Shareholdings

                         Shareholdings
                              Shares                  %
Plomax Holdings Ltd.
   Chu Nin Yiu               65,409,930               48.45

Chu Nin Yiu                  37,833,075               28.03
                            103,243,005               76.48

Bloomshall Holdings Ltd.
   Chu Nin Wai               12,958,854                9.60
   Ho Tze Man                 8,733,174                6.47
   Leung Choi Luen            5,239,904                3.88
   Ton Yue Ting               4,223,580                3.13
   Wong Shiu Wah                127,028                0.09
   Todd Stephen Hays            476,355                0.35
                             31,756,995               23.52
                            135,000,000              100.00

                                    EXHIBIT 4.02(p)(i)

                      EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 31st day of August, 1995, between STD Holding Limited, a Hong Kong corporation (the
"Corporation"), and Stephen Chu (the "Employee").

                      W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been employed by the Corporation, a company engaged in the business of manufacturing and marketing computer and video game accessories, as its Group Managing Director; and

         WHEREAS, the stock of the Corporation has been acquired by Recoton (Far East) Limited ("RFE") pursuant to an agreement of even date herewith (the "Acquisition Agreement") and RFE desires that the Employee would remain employed by the Corporation or a subsidiary thereof;

         WHEREAS, the RFE is a wholly owned subsidiary of Recoton Corporation, a New York corporation ("Recoton"); and

         WHEREAS, the Corporation and the Employee desire to assure the continued service of the Employee to the Corporation;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

         1.   Employment and Duties.

              (a) The Corporation hereby employs the Employee, and the Employee accepts employment, during the term set forth in Section 2(a) and upon the other terms and conditions set forth in this Agreement. The Employee shall serve as Group Managing Director of the Corporation (or otherwise if the position is of similar stature) subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation and any companies in which the Corporation owns a capital stock interest of at least 40% of the voting equity (a "subsidiary") commensurate with such capacity as the Board of Directors of the Corporation may from time to time reasonably designate. The Employee may also serve as a director of the Corporation during the term of his employment pursuant to this Agreement, if agreed and if so elected to such position.

              (b)  The Employee shall report to Robert L.
Borchardt, so long as he is Director of the Corporation or, thereafter, to the Chairman of the Board of Directors of the Corporation or his designee. The Employee shall devote substantially all of his business time, attention and energies to the employment under this Agreement and to promoting the best interests of the Corporation and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation for himself or for any entity or person other than the Corporation without the prior express written permission of the Corporation's Board of Directors; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; and (iii) manage personal investments, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement and the requirements of the second sentence of this paragraph are not violated. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

         2.   Term; Payment Upon Termination.

              (a) The term of the Employee's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement or 5:00 p.m. on December 31, 2001 (the "Expiration Date").

              (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to
Section 3, prior to the Expiration Date at any time for "cause".

"Cause" as used in this Agreement shall mean (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Corporation, (iv) wilful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (v) failure to perform any material covenants of such Employee under the Acquisition Agreement to the extent that the Employee is a party to such agreement, (vi) repeated or material violation of published Corporation business policies and (vii) serious violation of law relating to the Corporation's business or its securities or the business or securities of Recoton. In addition, the Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 3 except as otherwise set forth in Section 3, prior to the Expiration Date at any time for physical or mental impairment or condition which renders the Employee unable to perform his usual duties as an employee which persists for a period of more than 180 days out of any 24-month period ("disability").

              (c) The Corporation may terminate the employment of the Employee for reasons other than cause or disability provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonuses and advances thereof which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (d) The Employee may terminate his employment hereunder without liability to the Company at any time upon 30 days prior written notice, at which time his compensation and benefits under this Agreement shall cease. If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall materially breach any term of this Agreement, which breach shall not have been cured within 10 days after written notice thereof has been given to the Corporation, then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to Employee the salary and other benefits provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (e)  The Employee shall be under no duty to
mitigate damages in case of termination pursuant to Section 2(c) or 2(d) but the Corporation may offset against the sums owing to him by the Corporation hereunder all sums earned by the Employee either by reason of self-employment, as an employee or as a consultant or from other activities which would be barred by this Agreement were the Employee still employed by the Corporation.

         3.   Compensation; Benefits; and Expenses.

         For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation pursuant to
Section 2(a) or as otherwise set forth in Section 2(c) or the last sentence of Section 2(d):

              (a) The Corporation shall pay the Employee a salary at the initial rate of HK$2,390,000 per year (the "Base Salary"). Such salary shall be payable in installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors shall review the Employee's compensation and benefits at least once each year and may in its sole discretion and absolute increase the Employee's Base Salary and benefits over those provided for hereunder; provided, however, that in any case the Base Salary shall be increased each year (effective as of January 1) by an amount at least equal to any increase in the Consumer Price Index (B) for All Items compiled by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved). Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary) are provided to other employees and such employee benefits are similarly generally reduced.

              (b) The Employee shall be entitled to receive such bonuses, and advances against such bonuses, as are described in Section 9.02 of the Acquisition Agreement as being allocable to him.

              (c) The Employee shall be entitled to the fringe benefits generally made available to the executives of Recoton of the rank equal to the Employee prior to this Agreement (including vacation, holidays, insurance, medical benefits, automobile and professional training) to the extent that such benefits may be legally extended to him, but the Corporation shall be under no obligation to include him in any stock option, profit sharing plan or bonus program, in light of the bonus referred to in Section 3(b). He shall continue to receive the same automobile benefits which he received prior to execution of this Agreement.

              (d)  The Employee's place of work, when not
    engaged in business travel, shall be such place as the Corporation may reasonably specify from time to time. The Corporation shall reimburse the Employee's moving and related expenses, and provide bridge loans, consistent with Recoton's policy for senior executives if the Corporation's offices shall be moved out of Hong Kong.

              (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business and such expenses are properly documented and accounted for in accordance with the then policy of the Corporation.

         4.   Restrictions on the Disclosure of Proprietary
              Information; Inventions.

              (a)  During the course of the Employee's
employment and thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly
(i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information, except as may be necessary in the ordinary course of the Corporation's business or as may be required by law. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning the Corporation's, its subsidiaries' and/or Recoton's business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of the Corporation, (ii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iii) information acquired by the Employee from a source, other than the Corporation, Recoton, or an affiliate of or a party providing such information to the Corporation or Recoton or an affiliate thereof, that legally acquired such information and was free to disclose the same or
(iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's or its affiliates' or facilities. Upon termination of employment hereunder for any reason, the Employee shall promptly return to the Corporation all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Corporation, its affiliates or Recoton, and the Employee shall not make or retain any copies thereof.

              (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works or art, products, ideas or formulae in which intellectual property subsists whether pursuant to the laws of Hong Kong any other jurisdiction (collectively, the "Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating to the business of the Corporation or its affiliates or Recoton or any part thereof, such Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Intellectual Property to the Corporation, and to further effectuate the purposes of this provision, shall execute and deliver to the Corporation at the Corporation's expense any instruments deemed necessary by the Corporation to effect the disclosure thereof to, and ownership thereof by, the Corporation, including without limitation any assignments of rights to all Intellectual Property including without limitation patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property and shall further assist the Corporation, as the Corporation may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property, including testifying in any hearings, depositions or trials related thereto.

         5. Restrictions on Competition. During the period of time during which the Employee is employed by the Corporation
(the "Employment Period") and for two years thereafter, the Employee shall not directly or indirectly:

              (a) engage in the manufacture or sale of video or computer gaming accessories (the "Business") other than for the benefit of the Corporation, and its affiliates in any of the following: (i) Hong Kong; or (ii) the People's Republic of China, or (iii) any country in which the Corporation or its subsidiaries or Recoton or its subsidiaries currently or at any time during the term of this Agreement has distributors or customers; or (iv) any geographic area within 100 miles of any country mentioned in clause (i),
    (ii) or (iii) above; or (v) any country in Southeast Asia,
    (vi) any country in the Pacific, (vii) the United States; or
    (viii) Canada; or (ix) Mexico or (x) any country in which Recoton or the Corporation conducts its business as of the date hereof or at any time during the term of this Agreement;

              (b) render services to or have any interest, as a shareholder owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person engaged in the Business other than the Corporation or its affiliates; or

              (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for himself or for another) for employment or induce, persuade or encourage any person to leave the employ of the Corporation or an affiliate who is or was during the Employment Period employed or retained by the Corporation or an affiliate as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation or an affiliate any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or an affiliate.

For purposes of this Section 5, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business. The Employee acknowledges that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 5 in order to induce the Corporation to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.
         6. Prior Agreements. The Employee represents and warrants to the Corporation that he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

         7. Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or permit others to take any action which would cause the Corporation to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

         8.   Governing Law; Arbitration; Attorneys Fees.

              (a)  Applicable Law.  This Agreement and its
validity, construction and performance shall be governed in all respects by the law of the Hong Kong, without giving effect to principles of conflict of law.

              (b) Arbitration. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Arbitration Rules of the International Chamber of Commerce, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial courts for or in the region where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 8(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

              (c) Legal Fees. In the event of litigation or arbitration hereunder, the court or arbitral panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in prosecuting or defending such action.

         9. Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

         10. Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 4 or 5 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corpora-tion may have. The Employee further acknowledges that Sections 4 and 5 are reasonable and enforceable.

         11. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

         12. Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

         13. Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         14. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

         15. Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

         (a)  To the Employee:

              c/o STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

         (b)  To the Corporation:

              STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Attn:  Chairman of the Board
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

                 - copy to (which shall not constitute notice) -

              Recoton Corporation
              2950 Lake Emma Road
              Lake Mary, FL  32746
              Attn:  Stuart Mont
              Telecopier No.:  407-333-8903
              Telephone No.:  407-333-8900

                 - copy to (which shall not constitute notice) -

              Stroock & Stroock & Lavan
              7 Hanover Square
              New York, New York  10004
              Attn:  Theodore S. Lynn, Esq.
              Telecopier No.:  212-806-6006
              Telephone No.:  212-806-5400

(or to such other address or telefax number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

         16. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

         17. Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

         18. Survival. The provisions of this Agreement shall survive the termination or expiration of the Employee's employment as a continuing agreement of the Corporation and the Employee.

         19. Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

         20. Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

         21. Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  STD HOLDING LIMITED

                                  By:
                                      Name:
                                      Title:

                                  Stephen Chu

                            GUARANTY

         Recoton Corporation hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement.

                                  RECOTON CORPORATION


                                  By:__________________________
                                     Name:
                                     Title:

                                        EXHIBIT 4.02(p)(ii)

                      EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 31st day of August, 1995, between STD Holding Limited, a Hong Kong corporation (the
"Corporation"), and David Chu (the "Employee").

                      W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been employed by the Corporation, a company engaged in the business of manufacturing and marketing computer and video game accessories, as its President; and

         WHEREAS, the stock of the Corporation has been acquired by Recoton (Far East) Limited ("RFE") pursuant to an agreement of even date herewith (the "Acquisition Agreement") and RFE desires that the Employee would remain employed by the Corporation or a subsidiary thereof;

         WHEREAS, the RFE is a wholly owned subsidiary of Recoton Corporation, a New York corporation ("Recoton"); and

         WHEREAS, the Corporation and the Employee desire to assure the continued service of the Employee to the Corporation;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

         1.   Employment and Duties.

              (a) The Corporation hereby employs the Employee, and the Employee accepts employment, during the term set forth in Section 2(a) and upon the other terms and conditions set forth in this Agreement. The Employee shall serve as President of the Corporation (or otherwise if the position is of similar stature) subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation and any companies in which the Corporation owns a capital stock interest of at least 40% of the voting equity (a "subsidiary") commensurate with such capacity as the Board of Directors of the Corporation may from time to time reasonably designate. The Employee may also serve as a director of the Corporation during the term of his employment pursuant to this Agreement, if agreed and if so elected to such position.

              (b) The Employee shall report to Stephen Chu, so long as he is Group Managing Director of the Corporation or, thereafter, to the Chairman of the Board of Directors of the Corporation or his designee. The Employee shall devote substantially all of his business time, attention and energies to the employment under this Agreement and to promoting the best interests of the Corporation and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation for himself or for any entity or person other than the Corporation without the prior express written permission of the Corporation's Board of Directors; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; and (iii) manage personal investments, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement and the requirements of the second sentence of this paragraph are not violated. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

         2.   Term; Payment Upon Termination.

              (a) The term of the Employee's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement or 5:00 p.m. on December 31, 2001 (the "Expiration Date").

              (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to
Section 3, prior to the Expiration Date at any time for "cause".

"Cause" as used in this Agreement shall mean (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Corporation, (iv) wilful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (v) failure to perform any material covenants of such Employee under the Acquisition Agreement to the extent that the Employee is a party to such agreement, (vi) repeated or material violation of published Corporation business policies and (vii) serious violation of law relating to the Corporation's business or its securities or the business or securities of Recoton. In addition, the Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 3 except as otherwise set forth in Section 3, prior to the Expiration Date at any time for physical or mental impairment or condition which renders the Employee unable to perform his usual duties as an employee which persists for a period of more than 180 days out of any 24-month period ("disability").

              (c) The Corporation may terminate the employment of the Employee for reasons other than cause or disability provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonuses and advances thereof which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (d) The Employee may terminate his employment hereunder without liability to the Company at any time upon 30 days prior written notice, at which time his compensation and benefits under this Agreement shall cease. If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall materially breach any term of this Agreement, which breach shall not have been cured within 10 days after written notice thereof has been given to the Corporation, then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to Employee the salary and other benefits provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (e)  The Employee shall be under no duty to
mitigate damages in case of termination pursuant to Section 2(c) or 2(d) but the Corporation may offset against the sums owing to him by the Corporation hereunder all sums earned by the Employee either by reason of self-employment, as an employee or as a consultant or from other activities which would be barred by this Agreement were the Employee still employed by the Corporation.

         3.   Compensation; Benefits; and Expenses.

         For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation pursuant to
Section 2(a) or as otherwise set forth in Section 2(c) or the last sentence of Section 2(d):

              (a) The Corporation shall pay the Employee a salary at the initial rate of HK$913,000 per year (the "Base Salary"). Such salary shall be payable in installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors shall review the Employee's compensation and benefits at least once each year and may in its sole discretion and absolute increase the Employee's Base Salary and benefits over those provided for hereunder; provided, however, that in any case the Base Salary shall be increased each year (effective as of January 1) by an amount at least equal to any increase in the Consumer Price Index
    (B) for All Items compiled by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved). Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary) are provided to other employees and such employee benefits are similarly generally reduced.

              (b) The Employee shall be entitled to receive such bonuses, and advances against such bonuses, as are described in Section 9.02 of the Acquisition Agreement as being allocable to him.

              (c) The Employee shall be entitled to the fringe benefits generally made available to the executives of Recoton of the rank equal to the Employee prior to this Agreement (including vacation, holidays, insurance, medical benefits, automobile and professional training) to the extent that such benefits may be legally extended to him, but the Corporation shall be under no obligation to include him in any stock option, profit sharing plan or bonus program, in light of the bonus referred to in Section 3(b). He shall continue to receive the same automobile benefits which he received prior to execution of this Agreement.

              (d)  The Employee's place of work, when not
    engaged in business travel, shall be such place as the Corporation may reasonably specify from time to time. The Corporation shall reimburse the Employee's moving and related expenses, and provide bridge loans, consistent with Recoton's policy for senior executives if the Corporation's offices shall be moved out of Hong Kong.

              (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business and such expenses are properly documented and accounted for in accordance with the then policy of the Corporation.

         4.   Restrictions on the Disclosure of Proprietary
              Information; Inventions.

              (a)  During the course of the Employee's
employment and thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly
(i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information, except as may be necessary in the ordinary course of the Corporation's business or as may be required by law. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning the Corporation's, its subsidiaries' and/or Recoton's business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of the Corporation, (ii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iii) information acquired by the Employee from a source, other than the Corporation, Recoton, or an affiliate of or a party providing such information to the Corporation or Recoton or an affiliate thereof, that legally acquired such information and was free to disclose the same or
(iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's or its affiliates' or facilities. Upon termination of employment hereunder for any reason, the Employee shall promptly return to the Corporation all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Corporation, its affiliates or Recoton, and the Employee shall not make or retain any copies thereof.

              (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works or art, products, ideas or formulae in which intellectual property subsists whether pursuant to the laws of Hong Kong any other jurisdiction (collectively, the "Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating to the business of the Corporation or its affiliates or Recoton or any part thereof, such Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Intellectual Property to the Corporation, and to further effectuate the purposes of this provision, shall execute and deliver to the Corporation at the Corporation's expense any instruments deemed necessary by the Corporation to effect the disclosure thereof to, and ownership thereof by, the Corporation, including without limitation any assignments of rights to all Intellectual Property including without limitation patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property and shall further assist the Corporation, as the Corporation may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property, including testifying in any hearings, depositions or trials related thereto.

         5. Restrictions on Competition. During the period of time during which the Employee is employed by the Corporation
(the "Employment Period") and for two years thereafter, the Employee shall not directly or indirectly:

              (a) engage in the manufacture or sale of video or computer gaming accessories (the "Business") other than for the benefit of the Corporation, and its affiliates in any of the following: (i) Hong Kong; or (ii) the People's Republic of China, or (iii) any country in which the Corporation or its subsidiaries or Recoton or its subsidiaries currently or at any time during the term of this Agreement has distributors or customers; or (iv) any geographic area within 100 miles of any country mentioned in clause (i),
    (ii) or (iii) above; or (v) any country in Southeast Asia,
    (vi) any country in the Pacific, (vii) the United States; or
    (viii) Canada; or (ix) Mexico or (x) any country in which Recoton or the Corporation conducts its business as of the date hereof or at any time during the term of this Agreement;

              (b) render services to or have any interest, as a shareholder owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person engaged in the Business other than the Corporation or its affiliates; or

              (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for himself or for another) for employment or induce, persuade or encourage any person to leave the employ of the Corporation or an affiliate who is or was during the Employment Period employed or retained by the Corporation or an affiliate as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation or an affiliate any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or an affiliate.

For purposes of this Section 5, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business. The Employee acknowledges that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 5 in order to induce the Corporation to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.

         6. Prior Agreements. The Employee represents and warrants to the Corporation that he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

         7. Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or permit others to take any action which would cause the Corporation to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

         8.   Governing Law; Arbitration; Attorneys Fees.

              (a)  Applicable Law.  This Agreement and its
validity, construction and performance shall be governed in all respects by the law of the Hong Kong, without giving effect to principles of conflict of law.

              (b) Arbitration. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Arbitration Rules of the International Chamber of Commerce, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial courts for or in the region where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 8(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

              (c) Legal Fees. In the event of litigation or arbitration hereunder, the court or arbitral panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in prosecuting or defending such action.

         9. Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

         10. Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 4 or 5 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corpora-tion may have. The Employee further acknowledges that Sections 4 and 5 are reasonable and enforceable.

         11. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

         12. Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

         13. Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         14. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

         15. Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

         (a)  To the Employee:

              c/o STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

         (b)  To the Corporation:

              STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Attn:  Chairman of the Board
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

                 - copy to (which shall not constitute notice) -

              Recoton Corporation
              2950 Lake Emma Road
              Lake Mary, FL  32746
              Attn:  Stuart Mont
              Telecopier No.:  407-333-8903
              Telephone No.:  407-333-8900

                 - copy to (which shall not constitute notice) -

              Stroock & Stroock & Lavan
              7 Hanover Square
              New York, New York  10004
              Attn:  Theodore S. Lynn, Esq.
              Telecopier No.:  212-806-6006
              Telephone No.:  212-806-5400

(or to such other address or telefax number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

         16. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

         17. Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

         18. Survival. The provisions of this Agreement shall survive the termination or expiration of the Employee's employment as a continuing agreement of the Corporation and the Employee.

         19. Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

         20. Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

         21. Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  STD HOLDING LIMITED

                                  By:
                                      Name:
                                      Title:

                                  David Chu

                            GUARANTY

         Recoton Corporation hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement.

                                  RECOTON CORPORATION

                                  By:__________________________
                                     Name:
                                     Title:

                                  EXHIBIT 4.02(p)(iii)

                      EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 31st day of August, 1995, between STD Holding Limited, a Hong Kong corporation (the
"Corporation"), and Patrick Ho (the "Employee").

                      W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been employed by the Corporation, a company engaged in the business of manufacturing and marketing computer and video game accessories, as the Vice President, Marketing of STD Electronic International
Limited ("STD Electronic"); and

         WHEREAS, the stock of the Corporation has been acquired by Recoton (Far East) Limited ("RFE") pursuant to an agreement of even date herewith (the "Acquisition Agreement") and RFE desires that the Employee would remain employed by the Corporation or a subsidiary thereof;

         WHEREAS, the RFE is a wholly owned subsidiary of Recoton Corporation, a New York corporation ("Recoton"); and

         WHEREAS, the Corporation and the Employee desire to assure the continued service of the Employee to the Corporation;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

         1.   Employment and Duties.

              (a) The Corporation hereby employs the Employee, and the Employee accepts employment, during the term set forth in Section 2(a) and upon the other terms and conditions set forth in this Agreement. The Employee shall serve as Vice President, Marketing of STD Electronic (or otherwise if the position is of similar stature) subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation and any companies in which the Corporation owns a capital stock interest of at least 40% of the voting equity (a "subsidiary") commensurate with such capacity as the Board of Directors of the Corporation may from time to time reasonably designate. The Employee may also serve as a director of the Corporation during the term of his employment pursuant to this Agreement, if agreed and if so elected to such position.

              (b) The Employee shall report to Stephen Chu, so long as he is Group Managing Director of the Corporation or, thereafter, to the Chairman of the Board of Directors of the Corporation or his designee. The Employee shall devote substantially all of his business time, attention and energies to the employment under this Agreement and to promoting the best interests of the Corporation and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation for himself or for any entity or person other than the Corporation without the prior express written permission of the Corporation's Board of Directors; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; and (iii) manage personal investments, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement and the requirements of the second sentence of this paragraph are not violated. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

         2.   Term; Payment Upon Termination.

              (a) The term of the Employee's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement or 5:00 p.m. on December 31, 2001 (the "Expiration Date").

              (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to
Section 3, prior to the Expiration Date at any time for "cause".

"Cause" as used in this Agreement shall mean (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Corporation, (iv) wilful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (v) failure to perform any material covenants of such Employee under the Acquisition Agreement to the extent that the Employee is a party to such agreement, (vi) repeated or material violation of published Corporation business policies and (vii) serious violation of law relating to the Corporation's business or its securities or the business or securities of Recoton. In addition, the Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to Section 3 except as otherwise set forth in Section 3, prior to the Expiration Date at any time for physical or mental impairment or condition which renders the Employee unable to perform his usual duties as an employee which persists for a period of more than 180 days out of any 24-month period ("disability").

              (c) The Corporation may terminate the employment of the Employee for reasons other than cause or disability provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonuses and advances thereof which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (d) The Employee may terminate his employment hereunder without liability to the Company at any time upon 30 days prior written notice, at which time his compensation and benefits under this Agreement shall cease. If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall materially breach any term of this Agreement, which breach shall not have been cured within 10 days after written notice thereof has been given to the Corporation, then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to Employee the salary and other benefits provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (e)  The Employee shall be under no duty to
mitigate damages in case of termination pursuant to Section 2(c) or 2(d) but the Corporation may offset against the sums owing to him by the Corporation hereunder all sums earned by the Employee either by reason of self-employment, as an employee or as a consultant or from other activities which would be barred by this Agreement were the Employee still employed by the Corporation.

         3.   Compensation; Benefits; and Expenses.

         For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation pursuant to
Section 2(a) or as otherwise set forth in Section 2(c) or the last sentence of Section 2(d):

              (a) The Corporation shall pay the Employee a salary at the initial rate of HK$1,108,000 per year (the "Base Salary"). Such salary shall be payable in installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors shall review the Employee's compensation and benefits at least once each year and may in its sole discretion and absolute increase the Employee's Base Salary and benefits over those provided for hereunder; provided, however, that in any case the Base Salary shall be increased each year (effective as of January 1) by an amount at least equal to any increase in the Consumer Price Index (B) for All Items compiled by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved). Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary) are provided to other employees and such employee benefits are similarly generally reduced.

              (b) The Employee shall be entitled to receive such bonuses, and advances against such bonuses, as are described in Section 9.02 of the Acquisition Agreement as being allocable to him.

              (c) The Employee shall be entitled to the fringe benefits generally made available to the executives of Recoton of the rank equal to the Employee prior to this Agreement (including vacation, holidays, insurance, medical benefits, automobile and professional training) to the extent that such benefits may be legally extended to him, but the Corporation shall be under no obligation to include him in any stock option, profit sharing plan or bonus program, in light of the bonus referred to in Section 3(b). He shall continue to receive the same automobile benefits which he received prior to execution of this Agreement.

              (d)  The Employee's place of work, when not
    engaged in business travel, shall be such place as the Corporation may reasonably specify from time to time. The Corporation shall reimburse the Employee's moving and related expenses, and provide bridge loans, consistent with Recoton's policy for senior executives if the Corporation's offices shall be moved out of Hong Kong.

              (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business and such expenses are properly documented and accounted for in accordance with the then policy of the Corporation.

         4.   Restrictions on the Disclosure of Proprietary
              Information; Inventions.

              (a)  During the course of the Employee's
employment and thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly
(i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information, except as may be necessary in the ordinary course of the Corporation's business or as may be required by law. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning the Corporation's, its subsidiaries' and/or Recoton's business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of the Corporation, (ii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iii) information acquired by the Employee from a source, other than the Corporation, Recoton, or an affiliate of or a party providing such information to the Corporation or Recoton or an affiliate thereof, that legally acquired such information and was free to disclose the same or
(iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's or its affiliates' or facilities. Upon termination of employment hereunder for any reason, the Employee shall promptly return to the Corporation all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Corporation, its affiliates or Recoton, and the Employee shall not make or retain any copies thereof.

              (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works or art, products, ideas or formulae in which intellectual property subsists whether pursuant to the laws of Hong Kong any other jurisdiction (collectively, the "Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating to the business of the Corporation or its affiliates or Recoton or any part thereof, such Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Intellectual Property to the Corporation, and to further effectuate the purposes of this provision, shall execute and deliver to the Corporation at the Corporation's expense any instruments deemed necessary by the Corporation to effect the disclosure thereof to, and ownership thereof by, the Corporation, including without limitation any assignments of rights to all Intellectual Property including without limitation patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property and shall further assist the Corporation, as the Corporation may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property, including testifying in any hearings, depositions or trials related thereto.

         5. Restrictions on Competition. During the period of time during which the Employee is employed by the Corporation
(the "Employment Period") and for two years thereafter, the Employee shall not directly or indirectly:

              (a) engage in the manufacture or sale of video or computer gaming accessories (the "Business") other than for the benefit of the Corporation, and its affiliates in any of the following: (i) Hong Kong; or (ii) the People's Republic of China, or (iii) any country in which the Corporation or its subsidiaries or Recoton or its subsidiaries currently or at any time during the term of this Agreement has distributors or customers; or (iv) any geographic area within 100 miles of any country mentioned in clause (i),
    (ii) or (iii) above; or (v) any country in Southeast Asia,
    (vi) any country in the Pacific, (vii) the United States; or
    (viii) Canada; or (ix) Mexico or (x) any country in which Recoton or the Corporation conducts its business as of the date hereof or at any time during the term of this Agreement;

              (b) render services to or have any interest, as a shareholder owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person engaged in the Business other than the Corporation or its affiliates; or

              (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for himself or for another) for employment or induce, persuade or encourage any person to leave the employ of the Corporation or an affiliate who is or was during the Employment Period employed or retained by the Corporation or an affiliate as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation or an affiliate any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or an affiliate.

For purposes of this Section 5, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business. The Employee acknowledges that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 5 in order to induce the Corporation to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.
         6. Prior Agreements. The Employee represents and warrants to the Corporation that he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

         7. Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or permit others to take any action which would cause the Corporation to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

         8.   Governing Law; Arbitration; Attorneys Fees.

              (a)  Applicable Law.  This Agreement and its
validity, construction and performance shall be governed in all respects by the law of the Hong Kong, without giving effect to principles of conflict of law.

              (b) Arbitration. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Arbitration Rules of the International Chamber of Commerce, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial courts for or in the region where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 8(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

              (c) Legal Fees. In the event of litigation or arbitration hereunder, the court or arbitral panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in prosecuting or defending such action.

         9. Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

         10. Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 4 or 5 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corpora-tion may have. The Employee further acknowledges that Sections 4 and 5 are reasonable and enforceable.

         11. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

         12. Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

         13. Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         14. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

         15. Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

         (a)  To the Employee:

              c/o STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

         (b)  To the Corporation:

              STD Holding Limited
              Unit F-J, 5th Floor, Block 2
              Kwai Tak Industrial Center
              15-33 Kwai Tak Street
              Kwai Chung, N.T., Hong Kong
              Attn:  Chairman of the Board
              Telecopier No.:  011-852-2612-1159
              Telephone No.:  011-852-420-1331

                 - copy to (which shall not constitute notice) -

              Recoton Corporation
              2950 Lake Emma Road
              Lake Mary, FL  32746
              Attn:  Stuart Mont
              Telecopier No.:  407-333-8903
              Telephone No.:  407-333-8900

                 - copy to (which shall not constitute notice) -

              Stroock & Stroock & Lavan
              7 Hanover Square
              New York, New York  10004
              Attn:  Theodore S. Lynn, Esq.
              Telecopier No.:  212-806-6006
              Telephone No.:  212-806-5400

(or to such other address or telefax number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

         16. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

         17. Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

         18. Survival. The provisions of this Agreement shall survive the termination or expiration of the Employee's employment as a continuing agreement of the Corporation and the Employee.

         19. Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

         20. Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

         21. Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  STD HOLDING LIMITED

                                  By:
                                      Name:
                                      Title:


                                  Patrick Ho

                                        EXHIBIT 4.02(p)(iv)

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made on this
23rd day of August 1995 effective as of September 15, 1995 (the
"Effective Date") by and between STD Holding Limited, a Hong
Kong corporation (the "Employer"), and Tong Yue Ting (the
"Employee").

                       W I T N E S S E T H

     WHEREAS, the Employer is in the business of manufacturing computer and video game accessories; and

     WHEREAS, the Employer desires to employ the Employee, and the Employee is willing to accept such employment, upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warrants hereinafter set forth, the parties agree as follows:

     1. Employment and Term. The Employer hereby engages the Employee as a full-time employee for a term of two (2) years beginning on the Effective Date and ending on September 14, 1997. Employee hereby accepts such employment, in accordance with the terms set forth herein. During the term of his employment hereunder, the Employee shall devote his full time and efforts to render services as the Vice President, Production Material Control of the Employer, and to perform such other duties as the Employer may assign to the Employee from time to time. The Employee shall exert his best efforts in performance of and shall devote all business time to his employment duties under this Agreement.

     2. Renumeration. In consideration of the Employee rendering the services required hereunder, the Employer shall pay the Employee a base salary, and, if earned, bonuses, as described below:

          2.1. Base Salary. The Employer shall pay to the Employee a monthly salary (the "Salary") of HK $66,000 payable on the last day of each month or the preceding working day in case the pay day falls on a public holiday or on a Sunday.

          2.2. Double Pay. An additional payment equivalent to one full month's salary will be paid on February 1 to the Employee if he has served the Employer for a full year of service at the expiry of the payment period, and continues to be employed in the Company after the expiry of the payment period. Pro-rated payment will be made to the Employee if he served the Employer continuously for not less than 26 weeks, but less than a full year, at the expiry of the payment period, or who is still employed by the Company on or after December 1, or whose employment has been terminated by the Company.

          2.3. CPI Adjustment. The Salary shall be increased each year by an amount at least equal to any increase in the Consumer Price Index (B) for All Items complied by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved).

          2.4. Bonus. Any incentive bonus is subject to the sole and absolute discretion of the Board of Directors of the Employer, which may, but is not obligated to, consider,among other things, overall job performance, technical skills, growth of the Employer's business and profit.

          2.5. Increase in Compensation. The salary provided for herein is subject to increase, but not decrease, by the determination in the sole discretion of the Chairman of the Board of the Employer.

     3. Benefits. The Employer shall make available to the Employee the following benefits:

          3.1. Participation of the Employee in all medical, personal accident and other insurance plans and programs available to Employer's employees generally.

          3.2. Fourteen (14) working days of annual leave per year. The Employee shall take the annual leave at times convenient to the Employer and only if approved by the Employer.

The Employee shall not be entitled to carry forward any unused annual leave to the following year except having a special approval of the President, but shall instead be entitled to receive payment in lieu of annual leave not taken, based on 365 day year.

          3.3. Statutory public holidays as well as every Sunday.

          3.4. Two days of full paid sick leave per month in which the Employee is unable to work due to sickness.

          3.5. Reimbursement for all out-of-pocket expenses incurred in connection with Employer's business and approved by the Employer upon submission of evidence thereof in form satisfactory to the Employer.

          3.6. Reimbursement of all costs in connection with a cellular telephone for business.

          3.7. Any other employee benefit made available to employees of the Employer generally and described in the Employer's Employee Manual. In the event of any conflict between the terms in the Manual and in this Agreement, the terms of this Agreement shall control.

     4.   Termination of Employment.

          4.1. Termination by Employee with Notice. The Employee may terminate this Agreement by giving to the Employer not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3.

          4.2. Termination by Employer with Notice. The Employer may terminate this Agreement by giving to the Employee not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3

          4.3. Termination by Death or Disability of Employee. This Agreement shall terminate upon the death of the Employee. The Employer may terminate this Agreement at any time and without prior notice to the Employee in the event that any disability of the Employee of any nature prevents him from substantially performing his duties under this Agreement for any period of 180 consecutive days or for an aggregate of 180 days in any 1 year period.

          4.4. Termination by Employer for Cause. The Employer may terminate this Agreement at any time immediately and without prior notice or wages in lieu of notice to the Employee for cause. "Cause" shall mean the Employee's dishonesty, fraud, habitual neglect of his duties, wilful disobedience of lawful and reasonable order, substance abuse, gross insubordination, material breach of the terms of the Agreement, or any other condition stated under Section 9 of the Employment Ordinances.

          4.5. Effect of Termination. The Employee shall be entitled to Salary, earned but unpaid Bonuses and other benefits provided herein to the date of termination of his employment. The provisions of Sections 5, 6, 7 and 10 hereof shall survive any termination and shall remain in full force and effect.

     5. Non-competition. The Employee agrees that, except as an employee pursuant to this Agreement, during the term of this Agreement and for a period of three (3) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as an owner, principal, partner, shareholder, agent, employee, consultant or in any other capacity, engage in the business of the marketing or selling of computer and/or video game accessories.

     6. Non-solicitation. The Employee agrees that for a period of six (6) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as a principal, partner, shareholder, agent, director, officer, employee, consultant, or in any other capacity, (i) solicit or otherwise compete for or provide products or services to the clients of the Employer which are competitive with the Employer, or (ii) solicit or otherwise compete for the business of or engage the services of any of the employees, agents, consultants or other personnel of the Employer or any of its affiliates. In addition, during such period the Employee shall not influence or attempt to influence any of the employees or personnel of the Employer or any of its affiliates to cease from providing services to the Employer or any of its affiliates, or influence, or attempt to influence, any clients of the Employer or any of its affiliates, directly or indirectly, to cease doing business with the Employer or its affiliates.

     7. Confidentiality. Except as required in the performance of his duties hereunder, the Employee shall not, either during or after the termination of his employment hereunder, use or disclose to any person whatsoever or permit such disclosure of any secret, confidential or proprietary information relating to the business of the Employer, or its affiliates. For the purpose of this Section 7, the term "proprietary information" shall include, but not be limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Upon termination of employment hereunder for any reason, Employee shall promptly return to Employer all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Employer, and Employee further agrees that he will not make or retain any copies thereof.

     8. Equitable Remedies. The Employee agrees that in the event of a breach of this Agreement by the Employee, the Employer may not be made whole by the payment of monetary damages, and therefore consents and will raise no objection to the Employer seeking injunctive relief or the imposition of other equitable remedies imposed against him.

     9. Reasonable Restrictions. The Employee expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Employer hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for the Employee's employment by the Employer hereunder.

     10. Intellectual Property. Any improvements, inventions, techniques, processes, programs, software, works of art, products or ideas (collectively, "Intellectual Property") made or developed by the Employee, alone or with others, during the course of his employment, within or after normal business hours, relating to the business of the Employer, shall be deemed to have been made or developed by him solely for the benefit of the Employer and shall be the sole and exclusive property of the Employer. To further effectuate the purposes hereof, the Employee agrees to assign to the Employer all of his rights to patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property which the Employee develops during the course of his employment by the Employer. The Employee further agrees to assist the Employer, as the Employer may reasonably request, including executing appropriate documents, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property. The Employee shall not, during or after the course of employment, use or disclose to any other person or entity and such Intellectual Property except as expressly authorized in writing by the Employer.

     11. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand-delivered, sent by overnight carrier, or mailed by registered or certified Hong Kong. Either party hereto shall have the right to change the address set forth above by giving notice to the other party in accordance with this Section 11.

     12.  Miscellaneous.

          12.1 Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of the Employer, and its successors and assigns. This Agreement shall be binding upon the Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of the Employee. This Agreement is personal to the Employee, and neither this Agreement nor any part hereof or interest herein shall be assigned by the Employee.

          12.2. Amendment Non-Waiver. Except as otherwise specifically provided, no amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the Employer. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Any waiver of any breach of this Agreement shall not be considered to be a continuing waiver or consent to any subsequent breach on the part of either the Employer or the Employee.

          12.3.  Governing Law.  This Agreement shall be
governed by, enforced and construed in accordance with the laws of Hong Kong. Any action taken to enforce this Agreement shall be taken in a court located in Hong Kong. The Employee hereby consents to jurisdiction of such Hong Kong courts.

          12.4. Entire Understanding. This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of any nature whatsoever between the parties hereto with respect to the matters covered herein.

          12.5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable (an "Improper Provision") in any respect under applicable law, such Improper Provision shall not affect any other provision of this Agreement and this Agreement shall continue in full force and effect without any such Improper Provision being a part hereof. If any covenant contained herein is deemed unenforceable because of duration or geographic scope, such covenant shall be reduced in duration or scope to the extent necessary or appropriate to render it enforceable.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

ATTEST:                       EMPLOYER:

                              STD HOLDING LIMITED



________________________      By:____________________(SEAL)
                                 Chu Nin Yiu, President


WITNESS:                      EMPLOYEE:



________________________      By:____________________(SEAL)
                                 Tong Yue Ting




                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made on this 23rd day of August 1995 effective as of September 15, 1995 (the "Effective Date") by and between STD Holding Limited, a Hong Kong corporation (the "Employer"), and Wong Shiu Wah, Williamson (the "Employee").

                       W I T N E S S E T H

     WHEREAS, the Employer is in the business of manufacturing computer and video game accessories; and

     WHEREAS, the Employer desires to employ the Employee, and the Employee is willing to accept such employment, upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warrants hereinafter set forth, the parties agree as follows:

     1. Employment and Term. The Employer hereby engages the Employee as a full-time employee for a term of two (2) years beginning on the Effective Date and ending on September 14, 1997. Employee hereby accepts such employment, in accordance with the terms set forth herein. During the term of his employment hereunder, the Employee shall devote his full time and efforts to render services as the Financial Controller of the Employer, and to perform such other duties as the Employer may assign to the Employee from time to time. The Employee shall exert his best efforts in performance of and shall devote all business time to his employment duties under this Agreement.


     2. Renumeration. In consideration of the Employee rendering the services required hereunder, the Employer shall pay the Employee a base salary, and, if earned, bonuses, as described below:

          2.1. Base Salary. The Employer shall pay to the Employee a monthly salary (the "Salary") of HK $39,000 payable on the last day of each month or the preceding working day in case the pay day falls on a public holiday or on a Sunday.

          2.2. Double Pay. An additional payment equivalent to one full month's salary will be paid on February 1 to the Employee if he has served the Employer for a full year of service at the expiry of the payment period, and continues to be employed in the Company after the expiry of the payment period. Pro-rated payment will be made to the Employee if he served the Employer continuously for not less than 26 weeks, but less than a full year, at the expiry of the payment period, or who is still employed by the Company on or after December 1, or whose employment has been terminated by the Company.

          2.3. CPI Adjustment. The Salary shall be increased each year by an amount at least equal to any increase in the Consumer Price Index (B) for All Items complied by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved).

          2.4. Bonus. Any incentive bonus is subject to the sole and absolute discretion of the Board of Directors of the Employer, which may, but is not obligated to, consider,among other things, overall job performance, technical skills, growth of the Employer's business and profit.

          2.5. Increase in Compensation. The salary provided for herein is subject to increase, but not decrease, by the determination in the sole discretion of the Chairman of the Board of the Employer.

     3. Benefits. The Employer shall make available to the Employee the following benefits:

          3.1. Participation of the Employee in all medical, personal accident and other insurance plans and programs available to Employer's employees generally.

          3.2. Fourteen (14) working days of annual leave per year. The Employee shall take the annual leave at times convenient to the Employer and only if approved by the Employer.

The Employee shall not be entitled to carry forward any unused annual leave to the following year except having a special approval of the President, but shall instead be entitled to receive payment in lieu of annual leave not taken, based on 365 day year.

          3.3. Statutory public holidays as well as every Sunday.

          3.4. Two days of full paid sick leave per month in which the Employee is unable to work due to sickness.

          3.5. Reimbursement for all out-of-pocket expenses incurred in connection with Employer's business and approved by the Employer upon submission of evidence thereof in form satisfactory to the Employer.

          3.6. Reimbursement of all costs in connection with a cellular telephone for business.

          3.7. Any other employee benefit made available to employees of the Employer generally and described in the Employer's Employee Manual. In the event of any conflict between the terms in the Manual and in this Agreement, the terms of this Agreement shall control.

     4.   Termination of Employment.

          4.1. Termination by Employee with Notice. The Employee may terminate this Agreement by giving to the Employer not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3.

          4.2. Termination by Employer with Notice. The Employer may terminate this Agreement by giving to the Employee not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3

          4.3. Termination by Death or Disability of Employee. This Agreement shall terminate upon the death of the Employee. The Employer may terminate this Agreement at any time and without prior notice to the Employee in the event that any disability of the Employee of any nature prevents him from substantially performing his duties under this Agreement for any period of 180 consecutive days or for an aggregate of 180 days in any 1 year period.

          4.4. Termination by Employer for Cause. The Employer may terminate this Agreement at any time immediately and without prior notice or wages in lieu of notice to the Employee for cause. "Cause" shall mean the Employee's dishonesty, fraud, habitual neglect of his duties, wilful disobedience of lawful and reasonable order, substance abuse, gross insubordination, material breach of the terms of the Agreement, or any other condition stated under Section 9 of the Employment Ordinances.

          4.5. Effect of Termination. The Employee shall be entitled to Salary, earned but unpaid Bonuses and other benefits provided herein to the date of termination of his employment. The provisions of Sections 5, 6, 7 and 10 hereof shall survive any termination and shall remain in full force and effect.

     5. Non-competition. The Employee agrees that, except as an employee pursuant to this Agreement, during the term of this Agreement and for a period of three (3) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as an owner, principal, partner, shareholder, agent, employee, consultant or in any other capacity, engage in the business of the marketing or selling of computer and/or video game accessories.

     6. Non-solicitation. The Employee agrees that for a period of six (6) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as a principal, partner, shareholder, agent, director, officer, employee, consultant, or in any other capacity, (i) solicit or otherwise compete for or provide products or services to the clients of the Employer which are competitive with the Employer, or (ii) solicit or otherwise compete for the business of or engage the services of any of the employees, agents, consultants or other personnel of the Employer or any of its affiliates. In addition, during such period the Employee shall not influence or attempt to influence any of the employees or personnel of the Employer or any of its affiliates to cease from providing services to the Employer or any of its affiliates, or influence, or attempt to influence, any clients of the Employer or any of its affiliates, directly or indirectly, to cease doing business with the Employer or its affiliates.

     7. Confidentiality. Except as required in the performance of his duties hereunder, the Employee shall not, either during or after the termination of his employment hereunder, use or disclose to any person whatsoever or permit such disclosure of any secret, confidential or proprietary information relating to the business of the Employer, or its affiliates. For the purpose of this Section 7, the term "proprietary information" shall include, but not be limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Upon termination of employment hereunder for any reason, Employee shall promptly return to Employer all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Employer, and Employee further agrees that he will not make or retain any copies thereof.

     8. Equitable Remedies. The Employee agrees that in the event of a breach of this Agreement by the Employee, the Employer may not be made whole by the payment of monetary damages, and therefore consents and will raise no objection to the Employer seeking injunctive relief or the imposition of other equitable remedies imposed against him.

     9. Reasonable Restrictions. The Employee expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Employer hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for the Employee's employment by the Employer hereunder.

     10. Intellectual Property. Any improvements, inventions, techniques, processes, programs, software, works of art, products or ideas (collectively, "Intellectual Property") made or developed by the Employee, alone or with others, during the course of his employment, within or after normal business hours, relating to the business of the Employer, shall be deemed to have been made or developed by him solely for the benefit of the Employer and shall be the sole and exclusive property of the Employer. To further effectuate the purposes hereof, the Employee agrees to assign to the Employer all of his rights to patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property which the Employee develops during the course of his employment by the Employer. The Employee further agrees to assist the Employer, as the Employer may reasonably request, including executing appropriate documents, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property. The Employee shall not, during or after the course of employment, use or disclose to any other person or entity and such Intellectual Property except as expressly authorized in writing by the Employer.

     11. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand-delivered, sent by overnight carrier, or mailed by registered or certified Hong Kong. Either party hereto shall have the right to change the address set forth above by giving notice to the other party in accordance with this Section 11.

     12.  Miscellaneous.

          12.1 Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of the Employer, and its successors and assigns. This Agreement shall be binding upon the Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of the Employee. This Agreement is personal to the Employee, and neither this Agreement nor any part hereof or interest herein shall be assigned by the Employee.

          12.2. Amendment Non-Waiver. Except as otherwise specifically provided, no amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the Employer. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Any waiver of any breach of this Agreement shall not be considered to be a continuing waiver or consent to any subsequent breach on the part of either the Employer or the Employee.

          12.3.  Governing Law.  This Agreement shall be
governed by, enforced and construed in accordance with the laws of Hong Kong. Any action taken to enforce this Agreement shall be taken in a court located in Hong Kong. The Employee hereby consents to jurisdiction of such Hong Kong courts.

          12.4. Entire Understanding. This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of any nature whatsoever between the parties hereto with respect to the matters covered herein.

          12.5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable (an "Improper Provision") in any respect under applicable law, such Improper Provision shall not affect any other provision of this Agreement and this Agreement shall continue in full force and effect without any such Improper Provision being a part hereof. If any covenant contained herein is deemed unenforceable because of duration or geographic scope, such covenant shall be reduced in duration or scope to the extent necessary or appropriate to render it enforceable.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

ATTEST:                       EMPLOYER:

                              STD HOLDING LIMITED



________________________      By:____________________(SEAL)
                                 Chu Nin Yiu, President


WITNESS:                      EMPLOYEE:



________________________      By:____________________(SEAL)
                                 Wong Shiu Wah, Williamson


                                        EXHIBIT 4.02(p)(iv)

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made on this 23rd day of August 1995 effective as of September 15, 1995 (the "Effective Date") by and between STD Holding Limited, a Hong Kong corporation (the "Employer"), and Lee Chun Kun,Gary (the "Employee").

                       W I T N E S S E T H

     WHEREAS, the Employer is in the business of manufacturing computer and video game accessories; and

     WHEREAS, the Employer desires to employ the Employee, and the Employee is willing to accept such employment, upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warrants hereinafter set forth, the parties agree as follows:

     1. Employment and Term. The Employer hereby engages the Employee as a full-time employee for a term of two (2) years beginning on the Effective Date and ending on September 14, 1997. Employee hereby accepts such employment, in accordance with the terms set forth herein. During the term of his employment hereunder, the Employee shall devote his full time and efforts to render services as the Vice President, Finance and Administration of the Employer, and to perform such other duties as the Employer may assign to the Employee from time to time. The Employee shall exert his best efforts in performance of and shall devote all business time to his employment duties under this Agreement.

     2. Renumeration. In consideration of the Employee rendering the services required hereunder, the Employer shall pay the Employee a base salary, and, if earned, bonuses, as described below:

          2.1. Base Salary. The Employer shall pay to the Employee a monthly salary (the "Salary") of HK $90,000 payable on the last day of each month or the preceding working day in case the pay day falls on a public holiday or on a Sunday.

          2.2. Double Pay. An additional payment equivalent to one full month's salary will be paid on February 1 to the Employee if he has served the Employer for a full year of service at the expiry of the payment period, and continues to be employed in the Company after the expiry of the payment period. Pro-rated payment will be made to the Employee if he served the Employer continuously for not less than 26 weeks, but less than a full year, at the expiry of the payment period, or who is still employed by the Company on or after December 1, or whose employment has been terminated by the Company.

          2.3. CPI Adjustment. The Salary shall be increased each year by an amount at least equal to any increase in the Consumer Price Index (B) for All Items complied by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved).

          2.4. Bonus. Any incentive bonus is subject to the sole and absolute discretion of the Board of Directors of the Employer, which may, but is not obligated to, consider,among other things, overall job performance, technical skills, growth of the Employer's business and profit.

          2.5. Increase in Compensation. The salary provided for herein is subject to increase, but not decrease, by the determination in the sole discretion of the Chairman of the Board of the Employer.

     3. Benefits. The Employer shall make available to the Employee the following benefits:

          3.1. Participation of the Employee in all medical, personal accident and other insurance plans and programs available to Employer's employees generally.

          3.2. Fourteen (14) working days of annual leave per year. The Employee shall take the annual leave at times convenient to the Employer and only if approved by the Employer.

The Employee shall not be entitled to carry forward any unused annual leave to the following year except having a special approval of the President, but shall instead be entitled to receive payment in lieu of annual leave not taken, based on 365 day year.

          3.3. Statutory public holidays as well as every Sunday.

          3.4. Two days of full paid sick leave per month in which the Employee is unable to work due to sickness.

          3.5. Reimbursement for all out-of-pocket expenses incurred in connection with Employer's business and approved by the Employer upon submission of evidence thereof in form satisfactory to the Employer.

          3.6. Reimbursement of all costs in connection with a cellular telephone for business.

          3.7. Any other employee benefit made available to employees of the Employer generally and described in the Employer's Employee Manual. In the event of any conflict between the terms in the Manual and in this Agreement, the terms of this Agreement shall control.

     4.   Termination of Employment.

          4.1. Termination by Employee with Notice. The Employee may terminate this Agreement by giving to the Employer not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3.

          4.2. Termination by Employer with Notice. The Employer may terminate this Agreement by giving to the Employee not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3

          4.3. Termination by Death or Disability of Employee. This Agreement shall terminate upon the death of the Employee. The Employer may terminate this Agreement at any time and without prior notice to the Employee in the event that any disability of the Employee of any nature prevents him from substantially performing his duties under this Agreement for any period of 180 consecutive days or for an aggregate of 180 days in any 1 year period.

          4.4. Termination by Employer for Cause. The Employer may terminate this Agreement at any time immediately and without prior notice or wages in lieu of notice to the Employee for cause. "Cause" shall mean the Employee's dishonesty, fraud, habitual neglect of his duties, wilful disobedience of lawful and reasonable order, substance abuse, gross insubordination, material breach of the terms of the Agreement, or any other condition stated under Section 9 of the Employment Ordinances.

          4.5. Effect of Termination. The Employee shall be entitled to Salary, earned but unpaid Bonuses and other benefits provided herein to the date of termination of his employment. The provisions of Sections 5, 6, 7 and 10 hereof shall survive any termination and shall remain in full force and effect.

     5. Non-competition. The Employee agrees that, except as an employee pursuant to this Agreement, during the term of this Agreement and for a period of three (3) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as an owner, principal, partner, shareholder, agent, employee, consultant or in any other capacity, engage in the business of the marketing or selling of computer and/or video game accessories.

     6. Non-solicitation. The Employee agrees that for a period of six (6) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as a principal, partner, shareholder, agent, director, officer, employee, consultant, or in any other capacity, (i) solicit or otherwise compete for or provide products or services to the clients of the Employer which are competitive with the Employer, or (ii) solicit or otherwise compete for the business of or engage the services of any of the employees, agents, consultants or other personnel of the Employer or any of its affiliates. In addition, during such period the Employee shall not influence or attempt to influence any of the employees or personnel of the Employer or any of its affiliates to cease from providing services to the Employer or any of its affiliates, or influence, or attempt to influence, any clients of the Employer or any of its affiliates, directly or indirectly, to cease doing business with the Employer or its affiliates.

     7. Confidentiality. Except as required in the performance of his duties hereunder, the Employee shall not, either during or after the termination of his employment hereunder, use or disclose to any person whatsoever or permit such disclosure of any secret, confidential or proprietary information relating to the business of the Employer, or its affiliates. For the purpose of this Section 7, the term "proprietary information" shall include, but not be limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Upon termination of employment hereunder for any reason, Employee shall promptly return to Employer all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Employer, and Employee further agrees that he will not make or retain any copies thereof.

     8. Equitable Remedies. The Employee agrees that in the event of a breach of this Agreement by the Employee, the Employer may not be made whole by the payment of monetary damages, and therefore consents and will raise no objection to the Employer seeking injunctive relief or the imposition of other equitable remedies imposed against him.

     9. Reasonable Restrictions. The Employee expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Employer hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for the Employee's employment by the Employer hereunder.

     10. Intellectual Property. Any improvements, inventions, techniques, processes, programs, software, works of art, products or ideas (collectively, "Intellectual Property") made or developed by the Employee, alone or with others, during the course of his employment, within or after normal business hours, relating to the business of the Employer, shall be deemed to have been made or developed by him solely for the benefit of the Employer and shall be the sole and exclusive property of the Employer. To further effectuate the purposes hereof, the Employee agrees to assign to the Employer all of his rights to patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property which the Employee develops during the course of his employment by the Employer. The Employee further agrees to assist the Employer, as the Employer may reasonably request, including executing appropriate documents, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property. The Employee shall not, during or after the course of employment, use or disclose to any other person or entity and such Intellectual Property except as expressly authorized in writing by the Employer.

     11. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand-delivered, sent by overnight carrier, or mailed by registered or certified Hong Kong. Either party hereto shall have the right to change the address set forth above by giving notice to the other party in accordance with this Section 11.

     12.  Miscellaneous.

          12.1 Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of the Employer, and its successors and assigns. This Agreement shall be binding upon the Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of the Employee. This Agreement is personal to the Employee, and neither this Agreement nor any part hereof or interest herein shall be assigned by the Employee.

          12.2. Amendment Non-Waiver. Except as otherwise specifically provided, no amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the Employer. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Any waiver of any breach of this Agreement shall not be considered to be a continuing waiver or consent to any subsequent breach on the part of either the Employer or the Employee.

          12.3.  Governing Law.  This Agreement shall be
governed by, enforced and construed in accordance with the laws of Hong Kong. Any action taken to enforce this Agreement shall be taken in a court located in Hong Kong. The Employee hereby consents to jurisdiction of such Hong Kong courts.

          12.4. Entire Understanding. This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of any nature whatsoever between the parties hereto with respect to the matters covered herein.

          12.5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable (an "Improper Provision") in any respect under applicable law, such Improper Provision shall not affect any other provision of this Agreement and this Agreement shall continue in full force and effect without any such Improper Provision being a part hereof. If any covenant contained herein is deemed unenforceable because of duration or geographic scope, such covenant shall be reduced in duration or scope to the extent necessary or appropriate to render it enforceable.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

ATTEST:                       EMPLOYER:

                              STD HOLDING LIMITED



________________________      By:____________________(SEAL)
                                 Chu Nin Yiu, President


WITNESS:                      EMPLOYEE:



________________________      By:____________________(SEAL)
                                 Lee Chun Kun, Gary


                                        EXHIBIT 4.02(p)(iv)

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made on this 23rd day of August 1995 effective as of September 15, 1995 (the "Effective Date") by and between STD Holding Limited, a Hong Kong corporation (the "Employer"), and Leung Choi Luen (the "Employee").

                       W I T N E S S E T H

     WHEREAS, the Employer is in the business of manufacturing computer and video game accessories; and

     WHEREAS, the Employer desires to employ the Employee, and the Employee is willing to accept such employment, upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warrants hereinafter set forth, the parties agree as follows:

     1. Employment and Term. The Employer hereby engages the Employee as a full-time employee for a term of two (2) years beginning on the Effective Date and ending on September 14, 1997. Employee hereby accepts such employment, in accordance with the terms set forth herein. During the term of his employment hereunder, the Employee shall devote his full time and efforts to render services as the Vice President, China Factory of the Employer, and to perform such other duties as the Employer may assign to the Employee from time to time. The Employee shall exert his best efforts in performance of and shall devote all business time to his employment duties under this Agreement.

     2. Renumeration. In consideration of the Employee rendering the services required hereunder, the Employer shall pay the Employee a base salary, and, if earned, bonuses, as described below:

          2.1. Base Salary. The Employer shall pay to the Employee a monthly salary (the "Salary") of HK $43,006 payable on the last day of each month or the preceding working day in case the pay day falls on a public holiday or on a Sunday.

          2.2. Double Pay. An additional payment equivalent to one full month's salary will be paid on February 1 to the Employee if he has served the Employer for a full year of service at the expiry of the payment period, and continues to be employed in the Company after the expiry of the payment period. Pro-rated payment will be made to the Employee if he served the Employer continuously for not less than 26 weeks, but less than a full year, at the expiry of the payment period, or who is still employed by the Company on or after December 1, or whose employment has been terminated by the Company.

          2.3. CPI Adjustment. The Salary shall be increased each year by an amount at least equal to any increase in the Consumer Price Index (B) for All Items complied by the Consumer Price Index Section of the Census and Statistics Department of the Hong Kong Government (or by any Hong Kong Government department upon which duties in connection with such index shall have devolved).

          2.4. Bonus. Any incentive bonus is subject to the sole and absolute discretion of the Board of Directors of the Employer, which may, but is not obligated to, consider,among other things, overall job performance, technical skills, growth of the Employer's business and profit.

          2.5. Increase in Compensation. The salary provided for herein is subject to increase, but not decrease, by the determination in the sole discretion of the Chairman of the Board of the Employer.

     3. Benefits. The Employer shall make available to the Employee the following benefits:

          3.1. Participation of the Employee in all medical, personal accident and other insurance plans and programs available to Employer's employees generally.

          3.2. Fourteen (14) working days of annual leave per year. The Employee shall take the annual leave at times convenient to the Employer and only if approved by the Employer.

The Employee shall not be entitled to carry forward any unused annual leave to the following year except having a special approval of the President, but shall instead be entitled to receive payment in lieu of annual leave not taken, based on 365 day year.

          3.3. Statutory public holidays as well as every Sunday.

          3.4. Two days of full paid sick leave per month in which the Employee is unable to work due to sickness.

          3.5. Reimbursement for all out-of-pocket expenses incurred in connection with Employer's business and approved by the Employer upon submission of evidence thereof in form satisfactory to the Employer.

          3.6. Reimbussement of all costs in connection with cellular telephone for business.

          3.7. Any other employee benefit made available to employees of the Employer generally and described in the Employer's Employee Manual. In the event of any conflict between the terms in the Manual and in this Agreement, the terms of this Agreement shall control.

     4.   Termination of Employment.

          4.1. Termination by Employee with Notice. The Employee may terminate this Agreement by giving to the Employer not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3.

          4.2. Termination by Employer with Notice. The Employer may terminate this Agreement by giving to the Employee not less than six (6) months written notice or wages in lieu of notice thereof, except when the reason for termination is death or disability, as provided in Section 4.3

          4.3. Termination by Death or Disability of Employee. This Agreement shall terminate upon the death of the Employee. The Employer may terminate this Agreement at any time and without prior notice to the Employee in the event that any disability of the Employee of any nature prevents him from substantially performing his duties under this Agreement for any period of 180 consecutive days or for an aggregate of 180 days in any 1 year period.

          4.4. Termination by Employer for Cause. The Employer may terminate this Agreement at any time immediately and without prior notice or wages in lieu of notice to the Employee for cause. "Cause" shall mean the Employee's dishonesty, fraud, habitual neglect of his duties, wilful disobedience of lawful and reasonable order, substance abuse, gross insubordination, material breach of the terms of the Agreement, or any other condition stated under Section 9 of the Employment Ordinances.

          4.5. Effect of Termination. The Employee shall be entitled to Salary, earned but unpaid Bonuses and other benefits provided herein to the date of termination of his employment. The provisions of Sections 5, 6, 7 and 10 hereof shall survive any termination and shall remain in full force and effect.

     5. Non-competition. The Employee agrees that, except as an employee pursuant to this Agreement, during the term of this Agreement and for a period of three (3) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as an owner, principal, partner, shareholder, agent, employee, consultant or in any other capacity, engage in the business of the marketing or selling of computer and/or video game accessories.

     6. Non-solicitation. The Employee agrees that for a period of six (6) months from and after the date of termination of his employment hereunder the Employee will not, directly or indirectly, as a principal, partner, shareholder, agent, director, officer, employee, consultant, or in any other capacity, (i) solicit or otherwise compete for or provide products or services to the clients of the Employer which are competitive with the Employer, or (ii) solicit or otherwise compete for the business of or engage the services of any of the employees, agents, consultants or other personnel of the Employer or any of its affiliates. In addition, during such period the Employee shall not influence or attempt to influence any of the employees or personnel of the Employer or any of its affiliates to cease from providing services to the Employer or any of its affiliates, or influence, or attempt to influence, any clients of the Employer or any of its affiliates, directly or indirectly, to cease doing business with the Employer or its affiliates.

     7. Confidentiality. Except as required in the performance of his duties hereunder, the Employee shall not, either during or after the termination of his employment hereunder, use or disclose to any person whatsoever or permit such disclosure of any secret, confidential or proprietary information relating to the business of the Employer, or its affiliates. For the purpose of this Section 7, the term "proprietary information" shall include, but not be limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Upon termination of employment hereunder for any reason, Employee shall promptly return to Employer all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Employer, and Employee further agrees that he will not make or retain any copies thereof.

     8. Equitable Remedies. The Employee agrees that in the event of a breach of this Agreement by the Employee, the Employer may not be made whole by the payment of monetary damages, and therefore consents and will raise no objection to the Employer seeking injunctive relief or the imposition of other equitable remedies imposed against him.

     9. Reasonable Restrictions. The Employee expressly acknowledges and agrees (i) that the restrictions set forth herein are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) that the protections afforded to the Employer hereunder are necessary to protect its legitimate business interests, and (iii) that the agreement to observe such restrictions form a material part of the consideration for the Employee's employment by the Employer hereunder.

     10. Intellectual Property. Any improvements, inventions, techniques, processes, programs, software, works of art, products or ideas (collectively, "Intellectual Property") made or developed by the Employee, alone or with others, during the course of his employment, within or after normal business hours, relating to the business of the Employer, shall be deemed to have been made or developed by him solely for the benefit of the Employer and shall be the sole and exclusive property of the Employer. To further effectuate the purposes hereof, the Employee agrees to assign to the Employer all of his rights to patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property which the Employee develops during the course of his employment by the Employer. The Employee further agrees to assist the Employer, as the Employer may reasonably request, including executing appropriate documents, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property. The Employee shall not, during or after the course of employment, use or disclose to any other person or entity and such Intellectual Property except as expressly authorized in writing by the Employer.

     11. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be given and shall be deemed received if and when either hand-delivered, sent by overnight carrier, or mailed by registered or certified Hong Kong. Either party hereto shall have the right to change the address set forth above by giving notice to the other party in accordance with this Section 11.

     12.  Miscellaneous.

          12.1 Binding Effect Assignment. This Agreement shall be binding upon and inure to the benefit of the Employer, and its successors and assigns. This Agreement shall be binding upon the Employee and his heirs, personal and legal representatives, and guardians, and shall inure to the benefit of the Employee. This Agreement is personal to the Employee, and neither this Agreement nor any part hereof or interest herein shall be assigned by the Employee.

          12.2. Amendment Non-Waiver. Except as otherwise specifically provided, no amendment or modification of this Agreement shall be valid unless the same is in writing and signed by the Employer. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Any waiver of any breach of this Agreement shall not be considered to be a continuing waiver or consent to any subsequent breach on the part of either the Employer or the Employee.

          12.3.  Governing Law.  This Agreement shall be
governed by, enforced and construed in accordance with the laws of Hong Kong. Any action taken to enforce this Agreement shall be taken in a court located in Hong Kong. The Employee hereby consents to jurisdiction of such Hong Kong courts.

          12.4. Entire Understanding. This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of any nature whatsoever between the parties hereto with respect to the matters covered herein.

          12.5. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable (an "Improper Provision") in any respect under applicable law, such Improper Provision shall not affect any other provision of this Agreement and this Agreement shall continue in full force and effect without any such Improper Provision being a part hereof. If any covenant contained herein is deemed unenforceable because of duration or geographic scope, such covenant shall be reduced in duration or scope to the extent necessary or appropriate to render it enforceable.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove set forth.

ATTEST:                       EMPLOYER:

                              STD HOLDING LIMITED



________________________      By:____________________(SEAL)
                                 Chu Nin Yiu, President


WITNESS:                      EMPLOYEE:



________________________      By:____________________(SEAL)
                                 Leung Choi Luen

                                  EXHIBIT 2 TO RECOTON
                                  FORM 8-K FOR EVENT
                                  OCCURRING SEPTEMBER 5, 1995

                    ASSET PURCHASE AGREEMENT

                              Among

                STD ENTERTAINMENT (U.S.A.) INC.,
                           as Seller,

                               and

                   INTERACT ACCESSORIES, INC.
                          as Purchaser,

                               and

                       RECOTON CORPORATION

                               and

       STD INTERNATIONAL HOLDINGS LIMITED, STD INVESTMENTS
                    (B.V.I.) LIMITED, AND THE
                         SHAREHOLDERS OF
                STD INTERNATIONAL HOLDING LIMITED

                              dated


                      as of August 31, 1995

                        TABLE OF CONTENTS

                                                            Page

ARTICLE I.    DEFINITIONS

Section 1.01  Cross References . . . . . . . . . . . . . .     1
Section 1.02  General Terms  . . . . . . . . . . . . . . .     3
Section 1.03  Materiality. . . . . . . . . . . . . . . . .     5

ARTICLE II.   SALE OF ASSETS

Section 2.01  Purchase and Sale of Assets. . . . . . . . .     6
Section 2.02  Assets Retained. . . . . . . . . . . . . . .     7
Section 2.03  Liabilities. . . . . . . . . . . . . . . . .     7

ARTICLE III.  CONSIDERATION

Section 3.01  Purchase Price . . . . . . . . . . . . . . .     8
Section 3.02  Time of Payment; Adjustment. . . . . . . . .     8
Section 3.03  Assumption of Liabilities. . . . . . . . . .     8
Section 3.04  Allocation . . . . . . . . . . . . . . . . .     8

ARTICLE IV.   THE CLOSING

Section 4.01  Time and Place . . . . . . . . . . . . . . .     8
Section 4.02  Seller's Actions at Closing. . . . . . . . .     9
Section 4.03  Purchaser's Actions at Closing . . . . . . .    12

ARTICLE V.    REPRESENTATIONS, WARRANTIES AND
                COVENANTS BY SELLER PARTIES

Section 5.01  Organization, Standing and
                Qualification; Corporate Documents . . . .    14
Section 5.02  Shareholders, Subsidiaries and
                Investments. . . . . . . . . . . . . . . .    14
Section 5.03  Execution, Delivery and Performance of
                Agreement; Authority . . . . . . . . . . .    14
Section 5.04  Financial Statements, Etc. . . . . . . . . .    15
Section 5.05  Absence of Undisclosed Liabilities . . . . .    16
Section 5.06  Taxes. . . . . . . . . . . . . . . . . . . .    16
Section 5.07  Absence of Changes or Events . . . . . . . .    17
Section 5.08  Litigation . . . . . . . . . . . . . . . . .    19
Section 5.09  Compliance with Legal Requirements
                and Instruments. . . . . . . . . . . . . .    20
Section 5.10  Title to, and Condition of, Properties . . .    21
Section 5.11  Disclosure Schedules . . . . . . . . . . . .    21
Section 5.12  Contracts. . . . . . . . . . . . . . . . . .    23
Section 5.13  Proprietary Rights, Etc. . . . . . . . . . .    24
Section 5.14  Inventory. . . . . . . . . . . . . . . . . .    25
Section 5.15  Receivables. . . . . . . . . . . . . . . . .    25
Section 5.16  Employee Benefit Plans . . . . . . . . . . .    25
Section 5.17  Environmental Matters. . . . . . . . . . . .    26
Section 5.18  Brokers and Finders. . . . . . . . . . . . .    28
Section 5.19  Governmental Authorizations. . . . . . . . .    29
Section 5.20  Records. . . . . . . . . . . . . . . . . . .    29
Section 5.21  Employee and Director Indebtedness . . . . .    29
Section 5.22  No Material Interests. . . . . . . . . . . .    29
Section 5.23  Employment Relations . . . . . . . . . . . .    29
Section 5.24  Insurance. . . . . . . . . . . . . . . . . .    30
Section 5.25  Disclosure . . . . . . . . . . . . . . . . .    30
Section 5.26  Disclaimer of Implied Warranties . . . . . .    31

ARTICLE VI.   REPRESENTATIONS AND WARRANTIES
                BY PURCHASER PARTIES

Section 6.01  Organization . . . . . . . . . . . . . . . .    31
Section 6.02  Execution, Delivery and Performance
                of Agreement; Authority. . . . . . . . . .    31
Section 6.03  Brokers and Finders. . . . . . . . . . . . .    32
Section 6.04  Current Business . . . . . . . . . . . . . .    32

ARTICLE VII.  [OMITTED]

ARTICLE VIII. [OMITTED]

ARTICLE IX.   ADDITIONAL COVENANTS

Section 9.01  Noncompetition; Nonsolicitation. . . . . . .    32
Section 9.02  Employees. . . . . . . . . . . . . . . . . .    33
Section 9.03  Tax Returns. . . . . . . . . . . . . . . . .    34
Section 9.04  Transfer Taxes . . . . . . . . . . . . . . .    34
Section 9.05  Receivables. . . . . . . . . . . . . . . . .    34
Section 9.06  Nonpurchased Assets. . . . . . . . . . . . .    34
Section 9.07  Indemnification. . . . . . . . . . . . . . .    34
Section 9.08  Right to Offset. . . . . . . . . . . . . . .    37
Section 9.09  Continued Existence of Seller. . . . . . . .    38
Section 9.10  Recoton Guaranty . . . . . . . . . . . . . .    38

ARTICLE X.    GENERAL PROVISIONS

Section 10.01 Nature of Representations, Warranties
                and Other Obligations. . . . . . . . . . .    40
Section 10.02 Attorney-in-Fact . . . . . . . . . . . . . .    40
Section 10.03 Notices. . . . . . . . . . . . . . . . . . .    41
Section 10.04 Entire Agreement; Amendment. . . . . . . . .    42
Section 10.05 Waiver . . . . . . . . . . . . . . . . . . .    42
Section 10.06 Binding Nature . . . . . . . . . . . . . . .    42
Section 10.07 Assignment . . . . . . . . . . . . . . . . .    42
Section 10.08 Captions; Language . . . . . . . . . . . . .    43
Section 10.09 Cross-References; Exhibits . . . . . . . . .    43
Section 10.10 Costs. . . . . . . . . . . . . . . . . . . .    43
Section 10.11 Rights of Third Parties. . . . . . . . . . .    43
Section 10.12 Enforceability . . . . . . . . . . . . . . .    43
Section 10.13 Equitable Remedies . . . . . . . . . . . . .    44
Section 10.14 Further Assurances . . . . . . . . . . . . .    44
Section 10.15 Counterparts . . . . . . . . . . . . . . . .    44
Section 10.16 Applicable Law; Dispute Resolution . . . . .    44
Section 10.17 Access; Notice of Actions. . . . . . . . . .    45
Section 10.18 Publicity. . . . . . . . . . . . . . . . . .    45

                            EXHIBITS


3.03         Form of Liabilities Undertaking
4.02(a)(i)   Form of Bill of Sale
4.02(a)(ii)  Form of Assignment of Receivables
4.02(a)(iii) Form of Assignment and Assumption of Contracts
4.02(f)      Form of Hays Employment Agreement
9.06         Form of Limited Power of Attorney

                            SCHEDULES

2.01(h)       Present Phone and Fax Numbers
2.01(i)       Security Deposits, Prepaid Expenses and Other
              Deposits Etc.
2.02(a)       Retained Assets
2.02(b)       Retained Contracts
3.04          Allocation of Purchase Price
4.03          Payment Instruction at Closing
5.01          Jurisdictions in Which Seller Has Authority to
              Do Business
5.02          Shareholders
5.03          Execution, Delivery and Performance of Agreements;
              Authority
5.04          Financial Statements, Etc.
5.05          Liabilities
5.06          Taxes
5.07          Changes or Events Since March 31, 1995
5.08          Litigation
5.09          Compliance with Laws and Other Instruments

5.10          Title to, and Condition of, Properties
5.11          Disclosure Schedules:
              a.   Real Estate
              b.   Receivables
              c.   Material Equipment
              d.   Inventory
              e.   Patents and Trademarks
              f.   Material Contracts
              g.   Employment Agreements
              h.   Licenses, Etc.
              i.   Customers and Suppliers
              j.   Products
              k.   Creditors
              l.   Insurance
              m.   Warranty Polices

5.13          Proprietary Rights, Etc.
5.17          Environmental Matters
5.21          Employee Indebtedness
5.22          Material Interests
5.23          Employment Relations
5.24          Insurance
8.01(m)       Other Employees
9.01          Restricted Sellers

                    ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of August 31, 1995 (the "Contract Date") among STD Entertainment (U.S.A.), Inc., a Maryland corporation ("Seller"), STD International Holdings Limited, a Bermuda corporation ("STD Bermuda"), STD Investments (B.V.I.) Limited, a British Virgin Islands corporation ("STD BVI"), Recoton Corporation, a New York corporation ("Recoton"), Interact Accessories, Inc., a Delaware corporation, ("Purchaser") (Recoton and Purchaser sometimes being referred to collectively as the "Purchaser Parties") and Stephen Chu ("Stephen Chu"), David Chu Nin Wai, Ho Tze Man, Tong Yue Ting, Leung Choi Luen, Wong Shiu Wah and Todd S. Hays ("Hays") (STD Hong Kong, STD BVI, STD Bermuda, and the signatories who are natural persons are sometimes each being referred to each as a "Principal Shareholder" and collectively as the "Principal Shareholders" and Seller and the Principal Shareholders sometimes each being referred to as a "Seller Party" and collectively as the "Seller Parties").

                       W I T N E S E T H :

         WHEREAS, Seller desires to sell substantially all of its assets, subject to substantially all of its liabilities, and Purchaser desires to purchase such assets; and

         WHEREAS, the Principal Shareholders are the direct or indirect beneficial owners of the stock of STD USA and each of such persons are willing to execute and deliver this Agreement and undertake the obligations set forth herein; and

         WHEREAS, Recoton is the sole shareholder of the Purchaser.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, the parties hereby agree as follows:

         ARTICLE I.  DEFINITIONS

         1.01.  Cross References.  The following terms,
appearing in this Agreement in capitalized form, are defined in the sections noted:

Assignment and Assumption of
Contracts                                 Section 4.02(g)
Assumed Liabilities                       Section 2.03(a)
Balance Sheets                            Section 5.04
Balance Sheet Date                        Section 5.04
Best Knowledge of Seller                  Section 5.08
Business                                  Section 9.01(a)
Cash Assets                               Section 2.01(a)
Closing Date                              Section 4.01
Closing Payment                           Section 3.02
Closing                                   Section 4.01
Consents                                  Section 7.04
Contract Date                             Introduction
Contract Date Balance Sheet               Section 5.04
Contract Date Financials                  Section 5.04
Contracts                                 Section 2.01(e)
Current Balance Sheet                     Section 5.05
Designated Assigns                        Section 3.05
Employee Benefit Plans                    Section 5.16
Environmental Laws                        Section 5.17
Equipment                                 Section 2.01(b)
Excluded Assets                           Section 2.02
Financial Statements                      Section 5.04
GAAP                                      Section 5.04
Hays                                      Introduction
Hays Employment Agreement                 Section 4.02(f)
Hong Kong Agreement                       Section 1.03
Income Statements                         Section 5.04
Inventory                                 Section 2.01(b)
Liabilities Undertaking                   Section 3.03
Licenses                                  Section 2.01(f)
Limited Power of Attorney                 Section 4.02(e)
Material Contracts                        Section 5.03
Other Assets                              Section 2.01(i)
Other Employment Agreements               Section 4.02
Phone Rights                              Section 2.01(h)
Plans                                     Section 5.16
Principal Shareholders                    Introduction
Proprietary Rights                        Section 2.01(g)
Purchase Price                            Section 3.01
Purchased Assets                          Section 2.01
Purchaser                                 Introduction
Purchaser Parties                         Introduction
Purchaser's Accountant                    Section 7.02
Purchaser's Counsel                       Section 4.01
Purchaser's Other Agreements              Section 4.03(e)(ii)
Real Property                             Section 2.01(d)
Receivables                               Section 2.01(c)
Seller                                    Introduction
Seller Parties                            Introduction
Seller's Accountants                      Section 5.04
Seller's Counsel                          Section 4.02(h)(i)
Seller's Other Agreements                 Section
4.02(h)(iii)(iv)
Statements of Cash Flows                  Section 5.04
STD Bermuda                               Introduction
STD BVI                                   Introduction
STD Hong Kong                             Section 1.03
Territory                                 Section 9.01(a)
Withheld Sum                              Section 3.05

         1.02 General Terms. The following definitions shall apply to the extent not otherwise defined, or used in capitalized form, in this Agreement:

              (a) The term "affiliate" shall mean with respect to any person a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person and shall include subsidiaries, parents and brother-sister companies.

              (b) The terms "agreements" and "contracts" shall include any contract, purchase or sales order, franchise, insurance policy, license, undertaking, arrangement, understand-ing, commitment, document, lease, sublease, deed, mortgage plan, plan, indenture, bill of sale, assignment, proxy, voting trust or other agreement or instrument.

              (c)  The term "approval" shall include any
consent, waiver, license, permit, certificate or authorization.

              (d) The term "breach" shall include any default, event of default or event, occurrence, condition or act which, with notice or lapse of time or both, would constitute a breach, default, or event of default or give the other party or parties a right to accelerate any obligation under the applicable agreement.

              (e) The term "corporate document" shall include any charter, certificate, memorandum or articles of incorporation, association or organization; By-Laws; any resolution, consent or action of, or minutes of meetings of, the incorporator, directors, stockholders or shareholders; stock register or stock certificate book; or any other similar formational, organization or governing document of a corporation.

              (f) The term "interest in real property" shall include all real property, real property leaseholds, rights of ways and easements.

              (g) The term "inventory" shall include any raw materials, works-in-progress, supplies, finished goods, packaging, works-in-transit and returned or repossessed goods, wherever located.

              (h)  The term "law" shall mean, unless
specifically stated otherwise herein, laws of the United States of America, Hong Kong and any other applicable jurisdiction.

              (i)  The term "legal body" shall include any
government, court or governmental department, official, commission, authority, board, bureau, agency or other instrumentality.

              (j) The term "legal proceeding" shall include any suit, action, formal dispute, arbitration, hearing, filed grievance, contested assessment, order, directive, citation, other legal proceeding, governmental investigation (of which a Seller Party is aware as to matters involving Seller) or governmental audit (of which a Seller Party is aware as to matters involving Seller) by or before any legal body or arbitration association whether pending or threatened in writing, whether in law or equity or whether civil, criminal or administrative.

              (k) The term "legal requirement" shall include any published governmental law, act, ordinance, requirement, rule, regulation, subpoena, order, writ, award, injunction, judgment or decree.

              (l) The terms "liability" and "liabilities" shall include any direct or indirect indebtedness, claim, loss, damage, penalty, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, or guarantee, whether accrued, absolute, or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, matured or unmatured or secured or unsecured. The term "liability" as used in Section 9.08 shall include, in the case of undisclosed liabilities of a Seller, the reasonable expenses (including reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) of defending or prosecuting such legal proceedings and satisfying such undisclosed liabilities.

              (m)  The term "person" shall include an
individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or other legal body thereof.

              (n) The term "proprietary right" shall include any (i) patent, invention, trademark, service mark, industrial design, utility model, business name, trade name, trade style, trade dress, service name, logo, slogan, brand name, brand mark, copyright and the like (whether registered with any legal body anywhere in the world or unregistered) or application, registration, permit, license relating thereto and any reissue, continuation, continuation-in-part, renewal right and extension thereof, (ii) computer software or license related thereto and
(iii) invention, process, method, information, data, plan, art work, blueprint, specification, design, drawing, engineering report, test report, material standard, processing standard, performance standard, know-how, formula, trade secret, concept, application, procedure, marketing and technical data and other confidential information.

              (o)  The term "receivable" shall include any
account receivable, unbilled shipment, loan or note receivable, advance, claim receivable, insurance claim, debit balance from vendors, right to invoice for work performed or goods sold and other indebtedness owed to such person.

              (p) The term "restriction" shall include any mortgage, pledge, lien, charge, security interest, encumbrance, option, lease, license, retention of title or easement, whether legal, equitable, accrued, absolute, contingent, direct, indirect or otherwise.

              (q) The term "return" shall include any return, declaration, report, estimate, information return and statement required to be filed with or supplied to any taxing authority in connection with any taxes.

              (r) The term "tax" shall include any tax, assess-ment, levy, impost, duty, or withholding of any nature now or hereafter imposed by a legal body and any interest, additional tax, deficiency, penalty, charge or other addition thereon, including without limitation any income, gross receipts, prof-its, franchise, sales, use, property (real and personal), transfer, payroll, unemployment, social security, occupancy and excise tax and customs duty.

              (s) The term "transfer" shall include any sale, pledge, gift, assignment, conveyance, lease or disposition and the term "transferred" shall include sold, pledged, gave, assigned, conveyed, leased or disposed of.

         1.03 Materiality. All references herein or in the agreement of even date herewith between STD BVI and Recoton (Far
East) Limited relating to the purchase of the stock of STD Holding Limited, a Hong Kong corporation ("STD Hong Kong") (the "Hong Kong Agreement") to "material" or "materially" when pertaining to the Companies (as defined in the Hong Kong Agreement) and/or STD USA shall be assessed on a basis of materiality for all of the Companies plus STD USA on a combined basis rather than individually. Similarly, aggregate thresholds in this Agreement and the Hong Kong Agreement (including those set forth in Sections 5.07) shall be applied on a combined basis notwithstanding their separate appearance in both documents.

         ARTICLE II.  SALE OF ASSETS

         2.01 Purchase and Sale of Assets. Seller shall, and does hereby, sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall, and does hereby, purchase from Seller, at the Closing all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller (excluding, however, in each case the assets, properties and rights referred to in Section 2.02) of every kind and nature, wherever located and whether or not carried or reflected on the books and records of Seller and whether or not carried in the name of Seller, in existence as of the Contract Date or acquired prior to the Closing Date including the following:

              (a) all of Seller's bank deposits, cash on hand, certificates of deposit and similar assets (the "Cash
         Assets");

              (b) all of Seller's furniture, trade fixtures, motor vehicles, equipment, computers, machinery, tools, dies, jigs, molds, samples, models, office supplies, packaging, other stores, sales and product literature and other tangible personal property (collectively, the "Equipment") and inventory (collectively, the "Inventory");

              (c) all of Seller's receivables and rights to invoice for work done or goods sold (collectively, the "Receivables");

              (d)  all of Seller's interest in real property
         (collectively the "Real Property");

              (e) all of Seller's rights under its contracts and other agreements (the "Contracts") to the extent assignable except as otherwise noted in this Agreement;

              (f) all licenses, rights and approvals granted by legal bodies to Seller to the extent assignable (the
         "Licenses");

              (g) all of Seller's proprietary rights and the goodwill associated therewith (the "Proprietary
         Rights");

              (h)  the rights of Seller to use the present
         telephone, telex and telefax numbers, including those as listed on Schedule 2.01(h) and any "yellow page" advertising rights in connection therewith (the "Phone Rights");

              (i) all of Seller's current or future rights to insurance proceeds including rights arising from any casualty to the assets being purchased pursuant to this Agreement; security deposits, prepaid expenses and such other deposits including those noted in Schedule 2.01(i); claims, causes of action and or set-offs, reserves, prepayments and deferred and other charges; customer and vendor lists; and goodwill (collectively, the "Other Assets"); and

              (j)  all books, records, books of account,
         computer records, documents and related information (including, without limitation, files, lists, marketing literature, blueprints, plans, specifications and drawings) in the possession of Seller or others regarding the Cash Assets, Equipment, Inventory, Receivables, Real Property, Assumed Contracts, Licenses, Proprietary Rights, Phone Rights and Other Assets (the "Records").

The assets being purchased from Seller are sometimes referred to as the "Purchased Assets." To the extent that any assets, property or rights owned of record or beneficially by Seller do not appear on the applicable Schedules or Exhibits to this Agreement, the general language shall govern and such assets, property and rights shall nonetheless be deemed transferred to Purchaser unless specifically excluded from acquisition in this Agreement and its Schedule.

         2.02 Assets Retained. Notwithstanding anything in this Agreement to the contrary, Purchaser is not hereby purchasing any of the following assets of Seller (collectively, the "Excluded Assets"):

              (a)  the assets noted on Schedule 2.02(a);

              (b)  Contracts identified on Schedule 2.02(b);

              (c) any deposits relating to taxes not assumed by Purchaser;

              (d)  any corporate documents and seals of Seller;
         and

              (e)  the outstanding capital stock of Seller.

         2.03  Liabilities.

         (a) The Purchased Assets shall be conveyed subject to all liabilities of Seller except as set forth in Section 2.03(b)
(collectively, the "Assumed Liabilities").

         (b) Notwithstanding anything else to the contrary contained in this Agreement, Purchaser is not assuming and shall not be liable for any of the following liabilities of Seller:
(i) liabilities under Contracts which shall not have been assigned to Purchaser pursuant to this Agreement except to the extent that Seller continues to hold those Contracts for the benefit of Purchaser; (ii) liabilities relating to or in any way arising out of the Excluded Assets; (iii) undisclosed liabilities to STD Bermuda or STD BVI or the shareholders thereof; (iv) federal taxes and state income taxes of Seller (including duties under customs laws applicable to products imported into the United States and any penalties thereon); (v) liabilities relating to the capital stock of Seller; and (vi) liabilities of Seller arising under or pursuant to this Agreement or the breach thereof or as referred to in Section 10.10.

         ARTICLE III.  CONSIDERATION

         3.01  Purchase Price.

         The price for the Purchased Assets (the "Purchase
Price") is $500,000.

         3.02  Time of Payment; Adjustment.

         At the Closing, Purchaser is paying to Seller in cash an amount (the "Closing Payment") equal to the Purchase Price.

         3.03 Assumption of Liabilities. As additional consideration for the Purchased Assets, at the Closing Purchaser is executing and delivering an undertaking substantially in the form of Exhibit 3.03 (the "Liabilities Undertaking") with respect to the Assumed Liabilities.

         3.04 Allocation. The portions of the Purchase Price assigned to the various categories of assets of Seller as set forth in Schedule 3.04 are fair and reasonable values for such assets purchased. Such allocation shall be binding on Purchaser and Seller for all purposes, including tax purposes, and the parties shall not take a contrary position on any tax return or any documents filed by any of said parties with any governmental authorities.

         ARTICLE IV.  THE CLOSING

         4.01 Time and Place. The closing of the transactions which are the subject of this Agreement (the "Closing") is taking place at 10:00 a.m., local time, on September 5, 1995 (but effective as of the close of business on August 31, 1995) at the offices of Stroock & Stroock & Lavan ("Purchaser's Counsel"), 7 Hanover Square, New York 10004 or such other time and place as the parties may agree upon. The day on which the Closing actually takes place is sometimes referred to as the "Closing Date."

         4.02  Seller's Actions at Closing.  At the Closing,
Seller is:

              (a) executing and delivering to Purchaser (i) a bill of sale for the Cash Assets, Equipment and Inventory, in substantially the form of Exhibit 4.02(a)(i) (the "Bill of Sale"), (ii) an assignment of the Receivables in substantially the form of Exhibit 4.02(a)(ii) (the "Assignment of Receivables") and (iii) an assignment and assumption of the Contracts in substantially the form of
    Exhibit 4.02(a)(iii) (the "Assignment and Assumption of
    Contracts");

              (b) executing and delivering such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to Purchaser's Counsel, as may be reasonably requested by Purchaser to vest in such Purchaser good and marketable title to the Purchased Assets;

              (c) delivering or relinquishing to Purchaser physical possession of the Purchased Assets wherever located;

              (d) executing and delivering for filing with the Secretary of State of Maryland an amendment to Seller's Articles of Incorporation or qualification documents of Seller eliminating from its name the initials or word "STD" and corresponding documents for filing in the states where it is qualified;

              (e) executing and delivering to Purchaser the limited power of attorney referred to in Section 9.06 (the
    "Limited Power of Attorney");

              (f)  delivering to Purchaser an employment
    agreement in substantially the form of Exhibit 4.02(f) (the
    "Hays Employment Agreement") executed by Hays;

              (g) delivering written consents to the transfer or assignment to Purchaser of all Material Contracts where the consent of any other party to any such Material Contract may be required for such assignment or transfer, without any material changes in the other terms of such Material Contracts;

              (h)  delivering to Purchaser a copy of the
    resolutions of the Boards of Directors of all corporate Seller Parties together with any and all required resolutions or consents of such parties' shareholders and appropriate incumbency certificates, duly certified by an officer of such Seller Party, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby;

              (i) delivering to Purchaser a favorable opinion of each of Heller Ehrman White & McAuliffe ("Seller's Counsel") (as to Federal and California law), Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (as to Maryland law), Conyers Dill & Pearman (as to Bermuda law) and Harney Westwood & Riegels (as to British Virgin Islands law) dated the Contract Date or the Closing Date and in form and substance reasonably satisfactory to Purchaser's Counsel to the effect that:

                   (i)  Each of the corporate Seller Parties is
         duly organized, validly existing and in good standing under its jurisdiction of incorporation, has all requisite corporate power and authority to own its property and other assets and conduct its business as such counsel is advised it is now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in the jurisdictions listed in Schedule 5.01;

                   (ii)  Neither the execution, delivery or
         performance of this Agreement nor, to the extent a party thereto, the Escrow Agreement, Bill of Sale, Assignment of Receivables, Assignment and Assumption of Contracts and Limited Power of Attorney (collectively, "Seller's Other Agreements"), with or without the giving of notice or the passage of time, or both, conflict with or violate (i) any provision of the Seller Parties' corporate documents or (ii) any legal requirement, or any order or decree known to such counsel of any court or other governmental agency or instrumentality applicable to any of the Seller Parties;

                   (iii)  Each of the corporate Seller Parties
         has the full corporate power and authority to enter into this Agreement and the Seller's Other Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby;

                   (iv) All proceedings required to be taken by each of the corporate Parties and its shareholders to authorize the execution, delivery and performance of this Agreement and Seller's Other Agreements to which it is a party have been properly taken and this Agreement and the Seller's Other Agreements to which it is a party constitute legal, valid and binding and obligations of such Seller Party, enforceable in accordance with their terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies;

                   (v) The bills of sale, assignments and other documents and instruments being delivered to Purchaser to transfer all of Seller's right, title and interest in and to the Purchased Assets are in proper form to convey such title (no opinion, however, is being given as to Seller's title to the assets being conveyed);

                   (vi) Except as set forth in this Agreement, no registration with, or approval, consent or action by, any legal body is required in connection with the execution, delivery and performance by such Seller Party of this Agreement or of any of the Seller's Other Agreements to which it is a party; and

                   (vii) To the best of such counsel's knowledge after due inquiry of its client, and except as set forth in schedules to this Agreement, there is no legal proceeding pending or threatened in writing against Seller.

    In rendering the opinion specified above, such counsel may
    (i) rely upon reports of public officials and, as to matters of fact, upon certificates of any officer or officers of the Seller Parties; provided, however, that the extent of such reliance is specified in the opinion and such reports and certificates are annexed to such opinion and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents.

              (j) delivering a financing statement, judgment and tax lien search of the appropriate Maryland authorities dated no earlier than 15 days prior to the Closing Date confirming that there are no financing statements, judgment or tax liens of record with respect to the Purchased Assets or have delivered properly executed termination statements or releases therefor; and

              (k) delivering a "good standing certificate" and a "tax status certificate" from Maryland and the appropriate governmental agencies of the various jurisdictions as listed on Schedule 5.01 for Seller dated no earlier than 15 days prior to the Closing Date.


         4.03  Purchaser's Actions at Closing.  At the Closing,
    Purchaser is:

              (a) paying to Seller the Closing Payment by wire transfer to Seller's account at the bank set forth on
    Schedule 4.03, or other means acceptable to such Seller;

              (b) executing and delivering the Assignment and Assumption of Contracts, the Liabilities Undertaking and such other documents in form and substance reasonably satisfactory to Seller's Counsel, as may be reasonably requested by Seller to assume Seller's responsibilities and obligations under the Assumed Contracts and the Assumed Liabilities;

              (c)  executing and delivering to Hays the Hays
    Employment Agreement; and

              (d)  delivering to Seller a copy of the
    resolutions of each of the Purchaser Parties' Boards of Directors and appropriate incumbency certificates, duly certified by an officer of each such Purchaser Party, approving the execution and delivery of this Agreement and the consummation of all of the transactions contemplated hereby.

              (e)  delivering a favorable opinion of Purchaser's
    Counsel dated the Closing Date and in form and substance reasonably satisfactory to Seller's Counsel, to the effect that:

                   (i)  Purchaser and Recoton are each a
         corporation duly organized, validly existing and in good standing under its jurisdiction of incorporation and each has all requisite corporate power and authority to carry on its business as such counsel is advised it is now being conducted; and Purchaser is qualified to do business in each jurisdiction set forth in Schedule 5.01;

                   (ii)  Neither the execution, delivery nor
         performance of this Agreement nor the Escrow Agreement, Liabilities Undertaking, Assignment and Assumption of Contracts and Employment Agreement (collectively, "Purchaser's Other Agreements"), will, with or without the giving of notice or the passage of time, or both, conflict with or violate (i) any provision of Purchaser's or Recoton's Certificate of Incorporation or By-Laws, or (ii) any legal requirement, or any order or decree known to such counsel of any court or other governmental agency or instrumentality applicable to Purchaser;

                   (iii)  Purchaser and Recoton each have the
         full corporate power and authority to enter into this Agreement and, to the extent either is a party to such agreements, Purchaser's Other Agreements, and to carry out the transactions contemplated hereby and thereby;

                   (iv) All proceedings required to be taken by Purchaser and Recoton to authorize the execution, delivery and performance of this Agreement and, to the extent either is a party to such agreements, Purchaser's Other Agreements, have been properly taken and this Agreement and, to the extent either is a party to such agreements, Purchaser's Other Agreements constitute legal, valid and binding obligations of Purchaser and Recoton, enforceable in accordance with their terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies;

                   (v)  No registration with, or approval,
         consent or action by, any legal body is required in connection with the execution, delivery and performance by Purchaser or Recoton of this Agreement or any of Purchaser's Other Agreements, to the extent either is a party to such agreements, except as has been made or obtained; and

                   (vi) To the best of such counsel's knowledge after due inquiry of its clients and except as set forth in schedules to this Agreement, there is no legal proceeding pending or threatened in writing against any of the Purchaser Parties which is required to be disclosed by Recoton under the periodic reporting requirements of applicable Federal securities laws which is not so disclosed.

    In rendering the opinion specified above, such counsel may
    (i) rely upon opinions of other counsel, reports of public officials and, as to matters of fact, upon certificates of any officer or officers of Purchaser; provided, however, that the extent of such reliance is specified in the opinion and such opinions, reports and certificates are annexed to such opinion and (ii) assume the genuineness of all signatures on, and the authenticity of, documents and conformity with the original of any copies of such documents.

    ARTICLE V.     REPRESENTATIONS, WARRANTIES AND
                   COVENANTS BY SELLER PARTIES

         Each of the Seller Parties jointly and severally represents and warrants to, and agrees with, the Purchaser
Parties as follows and acknowledges that the Purchaser Parties are entering into this Agreement in reliance upon such representations, warranties and agreements.

         5.01  Organization, Standing and Qualification;
Corporate Documents.

         (a) Seller is a corporation duly incorporated under the law of its jurisdiction of incorporation, validly existing and in good standing under the laws of such jurisdiction, has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties and premises as now owned, leased or operated, and is duly qualified or licensed as a corporation authorized to do business in each jurisdiction where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing. The jurisdictions in which Seller is qualified or licensed to do business are set forth in Schedule 5.01. There are no other jurisdictions where the failure to be qualified or licensed to do business would materially adversely affect the business of the Companies.

         (b) Seller has heretofore delivered to Purchaser true and complete copies of its corporate documents as amended to and including the date hereof with attached thereto true and complete copies of all resolutions and agreements which are required to be so attached. Seller shall on or prior to the Closing Date deliver to Purchaser true and complete copies of all corporate documents arising subsequent to the date of this Agreement. Seller has complied with the corporate documents in all respects and none of the agreements, commitments or rights of Seller is ultra vires or unauthorized.

         5.02 Shareholders, Subsidiaries and Investments. Seller's record and beneficial shareholders are as set forth in
Schedule 5.02. Seller's business has not been conducted through any affiliate, shareholder, officer, director or employee of Seller or any affiliate thereof. Seller does not own, or have any commitment to purchase, any equity securities of or any interest in any other person.

         5.03 Execution, Delivery and Performance of Agreement; Authority. Each of the Seller Parties has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by Seller and its shareholders to authorize the execution, delivery and performance of this Agreement and the agreements referred to herein have been properly taken. Each of this Agreement and the other agreements referred to herein to which a Seller Party is a party, constitutes a legal, valid and binding obligation of such Seller Party, enforceable against it in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting of equitable remedies. Except as set forth on Schedule 5.03, the execution, delivery and performance of this Agreement and such other agreements by each of the Seller Parties will not conflict with, result in a material breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction pursuant to, or require consent of any person under any provision of Seller's corporate documents, any Contract with a remaining term of more than one year from the Closing (unless terminable without penalty by Seller upon not more than 30 days' notice) or requiring the payment by (or providing for the receipt by) Seller of more than $25,000 per Contract during a fiscal year or which Contract is significant for the operation of Seller's business as currently conducted (a "Material Contract"), any loan or other financial agreement for borrowed money and any legal requirement to which a Seller Party is a party or by which it or he or any of its or his properties or assets may be bound or materially affected.

         5.04 Financial Statements, Etc. A true and complete copy of each of the balance sheets of Seller (the "Balance Sheets") as of June 30, 1995, March 31, 1995 (the "Balance Sheet Date"), March 31, 1994 and March 31, 1993 and the corresponding statements of income and retained earnings (the "Income Statements") and cash flows (the "Statements of Cash Flows") for the periods then ended including the notes thereto (interim financial statements, however, need not include footnotes) as prepared by Seller's management, and with respect to the Balance Sheets and Income Statements as of and for the periods ending March 31 (other than as of and for the period ending March 31, 1995) audited by Price Waterhouse or other accountants selected by Seller and reasonably acceptable to Purchaser ("Seller's Accountants"), (the "Financial Statements") have been delivered to Purchaser; and true and complete copies of Seller's balance sheet (the "Contract Date Balance Sheet") and the corresponding statements of income and retained earnings and cash flows for the period then ended including the notes thereto (the "Contract Date Financials") prepared by Seller's management shall be delivered to Purchaser pursuant to Section 3.02(b). Except as set forth in Schedule 5.04, the Financial Statements and the Contract Date Financials, including the notes thereto, (a) have been (or, in the case of the Contract Date Financials, will be) prepared from the books and records of Seller substantially in conformity with generally accepted accounting principles in the United States ("GAAP") consistently applied and maintained throughout the periods indicated and (b) fairly present (or, in the case of the Contract Date Financials, will fairly present) in all material respects the financial condition of Seller as at said dates, and the results of its operations and its cash flows for the periods covered thereby. The Financial Statements do not (and the Contract Date Financials will not) contain any items of special or nonrecurring income or any other income not earned or otherwise realized in the ordinary course of business except as expressly specified therein. Except as noted on
Schedule 5.04, the Financial Statements for interim periods include all material adjustments, which consist of only normal accruals, necessary for such fair presentation. In addition, the Contract Date Financials will reflect all normal recurring material adjustments (consistent with those for the years ended March 31, 1993 through March 31, 1995) which are necessary for a fair presentation of the results as of the Contract Date, as if such Contract Date Financials were prepared in connection with a normal year-end closing.

         5.05 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the Balance Sheet (including any notes thereto) as of the Balance Sheet Date (the "Current Balance Sheet") or disclosed in Schedule 5.05 or otherwise in writing pursuant to this Agreement (including the Schedules hereto or separate written disclosures called for hereby), as of the Balance Sheet Date Seller had no material liabilities of any nature whatsoever whether or not then due or payable and each of the Seller Parties does not know of any basis for the assertion of any such liability or obligation. None of Seller's employees is now, or will by the passage of time hereafter become, entitled to receive any deferred compensation, vacation time, vacation pay or severance pay attributable to services rendered prior to the date hereof except as disclosed on the Current Balance Sheet (including any notes thereto) or in Schedule 5.05.

         5.06 Taxes. Seller has filed or caused to be filed, within the times and within the manner prescribed by law (including extensions), all returns which are required to be filed by, or with respect to, Seller or its property. Such returns are materially complete and reflect accurately all liability for taxes for the periods covered thereby. Seller has delivered to Purchaser true and complete copies of all returns filed by Seller for all completed tax years since inception. Except as disclosed on Schedule 5.06, all taxes payable by, or due from, Seller have been fully paid or adequately disclosed and fully provided for in the books and financial statements of Seller, and there are no tax liens on Seller or their properties except as allowed by Section 5.10(a). The amounts set up as provisions for taxes on the Current Balance Sheet are, and the amount to be set up on the Contract Date Balance Sheet shall be, sufficient for the payment of all taxes, whether or not disputed, and whether or not assessed, asserted or due at such dates, with respect to the conduct of the business of Seller and any of its predecessors up to and through the Balance Sheet Date and the Contract Date. The provision for employment, withholding and payroll taxes made by Seller are adequate to pay all unpaid liabilities for such taxes and Seller has, within the time and in the manner prescribed, withheld from employees' wages and paid over to the proper legal authorities all amounts required to be so withheld and paid over under all applicable legal requirements. Except as disclosed on Schedule 5.06, no examination of any tax return of Seller has occurred or is currently in progress. No issues exist or have been raised in any writing (and are currently pending) by any taxing authority in connection with any of Seller's returns the resolution of which, individually or in the aggregate, might reasonably be expected to affect materially and adversely the Purchased Assets. No waivers of statutes of limitations or extensions of time as to any tax matters have been given to or requested of Seller. There are no tax sharing or similar agreements with respect to any taxes paid or payable by Seller. Any deferred income taxes and deficiency assessments, including any interest or penalty, with respect to Seller's returns have been paid by Seller or are reflected on the Financial Statements.

         5.07 Absence of Changes or Events. Except as set forth on Schedule 5.07 or disclosed in the Financial Statements or as authorized by Purchaser in writing pursuant to this Agreement or otherwise disclosed pursuant to this Agreement, since the Balance Sheet Date Seller has conducted its business only in the ordinary course and has not:

              (a) incurred any liability, except current taxes not yet due and payable and current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with their prior practice;

              (b)  mortgaged, pledged, encumbered or subjected
    (or permitted to be subjected) to any restrictions (other than liens for taxes not yet due and payable) any of its property, business or assets;

              (c)  sold, transferred, leased to others or
    otherwise disposed of any of its assets, except for inventory sold or otherwise disposed of in the ordinary course of business;

              (d) materially amended or terminated any, or received any notice of termination of any, Contract or suffered any damage, destruction or loss which, in any case or in the aggregate, has had a materially adverse effect on the business of Seller;

              (e) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, or entered into any agreement or commitment relating to, any of their proprietary rights or modified any existing rights with respect thereto;

              (f) acquired any capital stock of any corporation or any interest in any business enterprise or otherwise made any loan or advance to or investment in any person (other than routine employee advances);

              (g) made any capital expenditures or capital additions or betterments or commitments therefor in excess of an aggregate of $300,000;

              (h) instituted, settled or agreed to settle, or suffered any materially adverse determination in, any legal proceeding relating to Seller or their properties or products, other than collections actions instituted by Seller;

              (i)  failed to maintain reasonable levels of
    inventories and supplies in a manner generally consistent with its prior practice, or made any purchase commitment for periods subsequent to the Closing in excess of the normal requirements of its business or at any price materially in excess of the then-current market price, or made any material change in its selling, pricing or advertising practices (e.g., advertising programs, allowances, rebates, etc.) substantially inconsistent with its prior practices other than as disclosed to Purchaser in writing prior to the execution of this Agreement;

              (j) entered into any transactions, contracts or commitments other than in the ordinary course of business involving more than $25,000 in any one instance or $100,000 in the aggregate;

              (k)  written down the value of any inventory
    included within the Purchased Assets or written off as uncollectible any receivables, except write-downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material to Seller;

              (l) canceled, compromised, waived or released any debts, claims or rights with a value of more than $25,000 in the aggregate (except for accounts receivable written off in the ordinary course of business against reserves noted on the Current Balance Sheet);

              (m) made any material change in any method of accounting or use of any accounting principle or any practice in connection with the treatment of expenses, valuations or inventory or selling and purchasing policies;

              (n)  encountered any labor union organizing
    activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material adverse change in its relations with any of the Sellers' employees, agents, customers or suppliers;

              (o) made any change in the rate of compensation, commission, bonus, deferred compensation or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, deferred compensation or severance or vacation pay, to any affiliate, employee, salesman, manufacturer's representative, distributor or agent of the Seller other than (A) changes in the ordinary course of business in employee compensation consistent with prior pay increase policies (such changes in the aggregate not exceeding $10,000 per person and $100,000 for all such persons on an annual basis) or (B) payments pursuant to workers' compensation laws;

              (p)  suffered any change, event or condition
    which, in any case or in the aggregate, has had or is reasonably likely to have a materially adverse affect on Seller's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in its revenues, costs, backlog or relations with its employees, agents, customers or suppliers; or

              (q)  entered into any agreement or made any
    commitment to take any of the types of action described in paragraphs (a) through (p) above.

         5.08 Litigation. Except as set forth on Schedule 5.08 or as described in the Financial Statements, (a) there is no legal proceeding, nor any order, decree or judgment tribunal or arbitral award in progress, pending, in effect, unsatisfied or, as the case may be, outstanding, or to the "Best Knowledge of Seller" (i.e. that which any of Stephen Chu, Hays, Gary Lee, David Chu, Patrick Ho, Robert Barnett or any officer or director of Seller knows, or through the exercise of reasonable diligence, should know) threatened against Seller, or any of the assets or business of Seller or the transactions contemplated by this Agreement and (b) there has been no legal proceeding involving alleged product liability (whether in tort, negligence, strict liability or otherwise) nor has any such proceeding, to the Best Knowledge of Seller, been threatened.

         5.09  Compliance with Legal Requirements and
Instruments.

         (a) Except as set forth on Schedule 5.06, 5.09 or 5.17, Seller has, and on the Closing Date will have, complied with all material existing legal requirements applicable to its business, properties or operations as presently conducted (including legal requirements relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, customs, trade, consumer product safety, product liability, hiring, wages, hours, equal employment, employee benefit plans and programs, collective bargaining and withholding and employment taxes) except where failure to comply would not have a material adverse effect on Seller or its business or property. Except as noted in Schedule 5.09, neither the ownership or use of its properties nor the conduct of its business conflicts with the rights of any other person, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its corporate documents as presently in effect or any Contract and none of the Seller Parties is aware of any proposed legal requirements, governmental takings, condemnations or other proceedings except as such would not have a material adverse affect on the Purchased Assets or the business related thereto.

         (b) Seller holds all the permits, licenses and franchises which are material to its current use, occupancy or operation of the Purchased Assets and the conduct of its business; and no notice of violation of any applicable zoning regulation, ordinance or other similar legal requirement binding on Seller with respect to the Purchased Assets or its business has been received. Except as noted on Schedule 5.09, (i) Seller has not received any unremedied inspection reports, complaints or other communications from any legal body except to the extent in the ordinary course of business and not having a materially adverse effect on the Seller's business and (ii) no products manufactured or distributed by Seller were subject to recall (whether due to legal requirements or otherwise).

         (c) No authorization, approval, order, license, permit, franchise or consent by, and no registration, declaration or filing by Seller or any shareholder of Seller with, any legal body is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than any filing with the Federal Trade Commission and the Justice Department as is required to comply with the Hart-Scott-Rodino Antitrust Improvement Act.

         5.10 Title to, and Condition of, Properties. Except for restrictions otherwise permitted by this Agreement or as disclosed on Schedule 5.10, Seller has marketable title to all of the Purchased Assets, including the properties and assets shown on the Current Balance Sheet. None of such properties and assets is subject to any restriction except (a) taxes not yet due and payable, (b) as set forth in the Current Balance Sheet as securing specific liabilities noted thereon, or as disclosed on Schedule 5.10, or as otherwise expressly permitted by the terms of this Agreement or (c) those imperfections of title and restrictions, if any, which (i) do not materially detract from the value of the properties subject thereto and (ii) do not interfere in any material respect with either the present and continued use of such property or the conduct of the Business. Seller owns all of the material assets used by it in the operation and conduct of its business except for those assets leased by Seller under leases specifically identified on Sched-ule 5.11 (a) or 5.11 (b) or as noted in Schedule 5.10. Subject to the exceptions noted in the foregoing sentence or as noted in
Schedule 5.10, the Purchased Assets constitute all of the material assets used by Seller for the normal conduct of its business. Each of the fixed assets owned or used by Seller (including, without limitation, all buildings, and equipment leased by Seller) is in adequate repair and operating condition, normal wear and tear excepted. The dollar amount of the fixed assets owned by the Seller as shown on the Current Balance Sheet does not in any case exceed the cost of the same, reduced by any previous write-downs and depreciation determined in accordance with generally accepted accounting procedures consistently applied, and Seller has not written up the value of any such fixed assets. Lessors of property leased by Seller have made no claims on any of the Purchased Assets nor are there any sums due and owing to lessors which would allow lessors to distrain upon any such items or otherwise prohibit their removal except as noted in Schedule 5.10. Seller has not received notice of any assessments, and to the Best Knowledge of Seller There are no pending assessments, affecting the real property or leased premises. Seller has heretofore delivered to Purchaser copies of all title insurance policies obtained by Seller, abstracts of title and other evidence of title and surveys with respect to all real property owned by Seller.

         5.11 Disclosure Schedules. Seller has previously or simultaneously with the execution of this Agreement delivered to Purchaser a separate disclosure schedule certified by an officer of Seller setting forth Schedules 5.11(a) through 5.11(m) (each schedule corresponding as to the similarly numbered paragraph noted below), which constitute an accurate and complete list of or, as appropriate, reference to separately delivered listings of the noted matters as of the date set forth thereon (which shall not be earlier than the Balance Sheet Date):

              (a) all real property which is used by Seller in connection with the operation of its business on the date hereof, together with a list of each lease, sublease, license or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto and identifying which of the above requires that a consent be obtained before a valid transfer in said interest may be obtained, identifying in each instance the consenting party thereto;

              (b) all of Seller's receivables aged to indicate each receivable which has been outstanding for more than 30, 60 and 90 days from the due date;

              (c)  by location, all trade fixtures, motor
    vehicles, equipment, computers, machinery, tools, dies, jigs, molds, samples, models and other similar tangible personal property other than inventory (which other personal property may reasonably be described by category rather than individually) owned or used by Seller and having an original cost in excess of $5,000, setting forth with respect to any such listed property a list of all leases identifying the parties thereto and dates thereof;

              (d)  Seller's inventory noting reserves for
    obsolescence or damage to such inventory;

              (e)  Seller's patents and trademarks and all
    agreements or licenses relating thereto;

              (f) all Material Contracts except as otherwise disclosed on Schedule 5.11(a), 5.11(g) or 5.11(l) and, identifying any which require that a consent be obtained before a valid transfer in said interest may be obtained, noting in each instance the consenting party thereto (to the extent that Contracts which are not Material Contracts require that Seller make payments during the life of the Contract in excess of $10,000 per Contract, such Contracts shall also be noted); and a list or copies of all open purchase orders and a list or copies of all open sales orders;

              (g)  all collective bargaining agreements,
    employment and consulting agreements, executive compensation plans, incentive plans or agreements, bonus plans or agreements, deferred compensation plans or agreements, employee pension, profit sharing, thrift, retirement, employee stock option, stock purchase, or stock ownership plans (and any separate agreements entered into pursuant thereto) and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments; and a list of the names, title or job description, and total annual compensation (including, as separately set forth, figures, any bonuses paid, accrued, or granted through the Balance Sheet Date, any bonuses paid, accrued or granted, or to be paid, accrued, granted or earned, from the Balance Sheet Date to the date hereof, and any bonuses attributable to the period of time prior to the date hereof but to be paid, accrued or granted thereafter) of all employees, officers and directors of Seller who, as of the date hereof, are or will be entitled to receive compensation from Seller at an annualized rate in excess of $40,000 per year.

              (h) all permits, licenses, franchises, rights, approvals and the like granted by or pending with all legal bodies (whether or not assignable);

              (i) all customers and suppliers in each of the fiscal years 1994 through 1995 and for the period April 1, 1995 through July 31, 1995 (noting by dollar amounts and percentages the billings by or to the ten largest customers and suppliers);

              (j) all of the products sold by Seller noting the annual sales amounts of each such product in each of fiscal years 1994 through 1995 and the period April 1, 1995 through July 31, 1995;

              (k) all creditors of Seller noting the amounts owed to each;

              (l)  all insurance policies currently in force
    (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy); and

              (m)  Seller's warranty and return policies.

True and complete copies of all items referenced in any of Schedules 5.11(a) through 5.11(m) have been provided to Purchaser.

         5.12  Contracts.

         (a) Except as otherwise noted in Schedules 5.11(a) through (m), (i) all of the Material Contracts are valid and binding, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting of equitable remedies), in full force and effect as to Seller (and, to the Best Knowledge of Seller, in full force and effect as to the other party or parties thereto) and validly assignable to Purchaser without the consent of any other party so that, after the assignment thereof, the assignee will be entitled to the full benefits thereof, (ii) there is not under any Material Contract any existing default by Seller or event which, after notice or lapse of time, or both, would constitute a default by Seller or result in a right to accelerate by the other party or loss by Seller of rights and, to the Best Knowledge of Seller, all of the material covenants to be performed by any other party under any Material Contract have been fully performed and (iii) none of the Material Contracts is subject to renegotiation with any legal body and is neither registrable or notifiable under legal requirements.

         (b) To the extent that the assignment of, or the agreement to assign, any Contract which Purchaser wishes to assume hereunder would constitute a breach of that Contract unless the consent or waiver of another party thereto has been obtained, this Agreement shall not constitute any such assignment or agreement to assign unless and until such consent or waiver is obtained. The Seller Parties shall use their best efforts (but they shall not be required to expend any funds other than for their own personnel) to obtain prior to the Closing Date all such consents and waivers. If any such consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, the Seller Parties shall continue to use their best efforts (but they shall not be required to expend any funds other than their own personnel) to obtain all such consents as have not been obtained prior to such date and shall cooperate with Purchaser after such date in any reasonable arrangement (such as subcontracting, sublicensing or subleasing) designed to provide for Purchaser, on terms no less favorable than Seller is entitled to, the benefits under the applicable Contracts, including, without limitation, enforcement at the cost and for the benefit of Purchaser of any and all rights of Seller against any other party thereto.

         (c) Seller has not since the Balance Sheet Date entered into any purchase or sales commitment or order except in the ordinary course of business.

         5.13 Proprietary Rights, Etc. All of the Proprietary Rights, including those set forth on Schedule 5.11(e), are owned by Seller free and clear of any restrictions, including licenses granted to others, except as set forth in Schedule 5.11(e), and Seller has the unrestricted right to assign such Proprietary Rights to the Purchaser. Except as disclosed in Schedule 5.13, Seller owns or possesses perpetual or renewable royalty-free licenses or other rights to use all proprietary rights, packaging, promotional material and advertising necessary to conduct its business as it is presently operated; Seller is not infringing upon any proprietary rights, packaging, promotional material or advertising owned or obtained by any other person or persons; and there is no claim or action by any such person pending, or, to the knowledge of any of the Seller Parties, threatened, with respect thereto or with respect to the rights of Seller in any material confidential information or trade secrets used in the conduct of the Sellers' businesses.

         5.14 Inventory. All items of Inventory, net of reserves for obsolescence or damage noted on Schedule 5.11(d), are (a) of merchantable quality or suitable and usable for the production or completion of merchantable products for sale in the ordinary course of Seller's current business as goods at normal markups and (b) in conformity with all applicable legal requirements and customer specifications. The inventory of Seller has been valued on the Balance Sheet at the lower of cost or market on a first-in, first out basis in accordance with generally accepted accounting principles consistently applied, and appropriate reserves against or write-downs of all slow-moving (i.e., any item of inventory in excess of a one year's supply, based on sales of inventory during the prior 12 month period), unmarketable, returned, rejected, damaged or obsolete inventory have been taken.

         5.15 Receivables. All Receivables have arisen only from bona fide transactions for the total dollar amount thereof shown on the books of Seller which, as to trade receivables, were in the ordinary course of Seller's business; and none of such Receivables is or will at Closing be subject to any counterclaim, set-off, credit for returns (other than for normal defects, not to exceed 10% in value of the net receivables) or mispricing except to the extent of reserves indicated on
Schedule 5.11(b), which reserves are reasonable based on Seller's experience and fully reflect all advertising commitments, volume discounts, price protection arrangements, rebates and allowances for doubtful accounts and each of such receivables shall be collectable in full within 120 days after the date hereof except to the extent of reserves indicated on
Schedule 5.11(b).

         5.16  Employee Benefit Plans.

         (a)  Except for those plans set forth on
Schedule 5.11(g) ("Employee Benefit Plans" or "Plans"), the Seller does not maintain or contribute to any bonus, deferred compensation, pension, profit sharing, retirement, severance, stock option, group insurance, death benefit, welfare or other employee benefit plan, arrangement or policy whether formal or informal, for the benefit of any of its employees or former employees. The Financial Statements reflect in the aggregate an accrual of all amounts accrued but unpaid under all such Plans as of the dates thereof to the extent required by GAAP. Seller does not have any commitment, whether formal or informal, and whether legally binding or not, to create any additional such Plan. Each of such Plans disclosed on Schedule 5.11(g) is in effect and Seller is in compliance with all material laws, rules and regulations applicable thereto. All Plans disclosed on
Schedule 5.11(g) have been duly registered where required by, and are in good standing under, all applicable legal requirements and Seller has fulfilled its funding obligations under all such Plans and no past service liabilities exist thereunder. None of the Plans disclosed in Schedule 5.11(g) gives rise to the payment by Seller of any amount that would not be tax deductible.

         (b) True and complete copies of all the documents embodying the Plans, including, without limitation, the plans and trust instruments and insurance, group annuity and other agreements pertaining thereto and any actuarial reports obtained with respect to any Plan, as well as copies of the books and records of the Plans, have been delivered to Purchaser. There has been (i) no change in any of the documents delivered to the Purchasers under which each Plan is maintained and (ii) no change, since each Plan's most recent valuation date, in the operation of the Plan which could be expected to adversely affect or alter the tax status of, or materially increase the cost of maintaining, any such Plan.

         5.17  Environmental Matters

         (a) For the purpose of this Section 5.17, a "hazardous substance or waste" includes any substance, waste, solid, liquid or gaseous matter, petroleum or petroleum derived substance, micro-organism, sound, vibration, ray, heat, odor, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, transient reaction intermediate or any combination of the above deemed hazardous, hazardous waste, solid waste, toxic or pollutant, a deleterious substance, a contaminant or source of pollution or contamination under any Environmental Law, or by any government, governmental agency, minister, or any tribunal or board.

         (b)  "Environmental Laws" includes any legal
requirement of any country or political subdivision relating to the environment including those relating to (i) the control of any potential pollutant or the protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances considered to be harmful, or (iv) the release of any hazardous substance or waste into the environment.

         (c) Except as set forth in Schedule 5.17, Seller has complied in all material respects with all Environmental Laws and obtained all material permits, licenses, certificates and other authorizations which are required with respect to its operation under any Environmental Laws and all such permits, licenses, certificates and other authorizations are listed on
Schedule 5.11(h).

         (d) Except as set forth in Schedule 5.17, Seller is in compliance in all respects with all permits, licenses and authorizations required by any Environmental Laws, and are also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. All products manufactured and services provided by Seller prior to the date hereof are in compliance with all Environmental Laws applicable thereto and all such products and services so manufactured or provided prior to the Closing Date will as of such date be in compliance with all Environmental Laws applicable thereto. Seller has hereto delivered to Purchaser true and complete copies of all environmental studies made in the last ten years relating to the business or assets of Seller.

         (e) Except as set forth in Schedule 5.17, there is no pending or, to Seller's or other Principal Shareholder's knowledge, threatened legal proceeding, civil, criminal or administrative action, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter that affects or applies to Seller, its business or assets, the products they have manufactured or the services it has provided relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         (f) Except as set forth in Schedule 5.17, there are no past or present (or, to the knowledge of the Seller Parties, anticipated) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by Seller with any Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, by Seller of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         (g) Except in accordance with a valid governmental permit, license, certificate or approval listed in Schedule 5.17, there has been no emission, spill, release or discharge by Seller, from any of its assets, from any site at which any of such assets are or were located or at any other location or disposal site, into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing such assets of any toxic or hazardous substances or wastes used, stored, generated, treated or disposed at or from any of such assets (any of which events is hereinafter referred to as "Hazardous Discharge"). Except for inventory of raw materials, supplies, work in process and finished goods listed in Schedule 5.17 that are to be used or sold in the ordinary course of its business, all of the assets of Seller are free of all toxic or hazardous substances or wastes.

         (h) Except as set forth in Schedule 5.17, there has been no complaint, order, directive, claim, citation or notice by any legal body or any other person or entity with respect to
(i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the assets of Seller, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting Seller, any of their assets, any real property on which any of such assets are located, any improvements located thereon or the business therein conducted (any of which is hereafter referred to as an "Environmental Complaint").

         (i) Seller has not received any notice or letter of any legal body whereby Seller may be required to remove and/or clean sites and facilities which have been contaminated by dangerous, toxic or hazardous substances or wastes or similar terms under any Environmental Law. To the Best Knowledge of Seller, Seller has not sent any hazardous substance or waste to any facility or site which has received a notice which would subject such facility or site to damages, penalties, injunctive relief or clean-up costs under any Environmental Law.

         (j) Prior to the Closing Date, there shall not occur any Hazardous Discharge (except in accordance with a valid governmental permit, license, certificate or approval listed in
Schedule 5.17) or Environmental Complaint.

         5.18 Brokers and Finders. None of the Seller Parties nor any person acting on their behalf has engaged any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein and each of the Seller Parties, jointly and severally, shall indemnify Recoton and Purchaser with respect to any claim which any person engaged by a Seller Party may make with respect to the subject matter of this Agreement and the other Agreements referred to herein.

         5.19 Governmental Authorizations. Except for such filings as may be required to be made by the Seller Parties pursuant to any laws regarding creditor rights (compliance with which is hereby waived) or pursuant to the Hart-Scott-Rodino Act, no authorization or approval of, or filing with, any governmental body is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Seller Parties.

         5.20 Records. The books of account of Seller are complete and correct in all known material respects, and there have been no transactions involving the business or assets of Seller which properly should have been set forth therein and which have not been accurately so set forth.

         5.21 Employee and Director Indebtedness. Except as set forth in Schedule 5.21 no current or former officer, director or employee of Seller or any affiliate of Seller or any person related to any of such persons is indebted to Seller nor is Seller indebted to any officer, director or employee of Seller or any affiliate of Seller or any person related to any such person other than for current employee salary and benefits accrued in the ordinary course of business, but in the ordinary course of business not yet paid.

         5.22  No Material Interests.  Except as set forth on
Schedule 5.22 or as between Seller and STD Hong Kong or any subsidiary thereof, shareholder, officer, employee or agent of Seller, nor any affiliate, spouse, ancestor or descendant thereof, has any direct or indirect material interest in any creditor, competitor, supplier or lessor of Seller nor is any such person a party to or bound by any Contract or the holder of any interest in any proprietary right of or used by Seller.

         5.23  Employment Relations.  Except as described in
Schedule 5.23, (a) Seller is and has been at all times in compliance with all legal requirements respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice; (b) no unfair labor practice complaint before any legal body, no discharge or grievance before any legal body responsible for the prevention of wrongful or unlawful employment practices and no complaint, charge or grievance of any nature before any such legal body, in any case relating to Seller or the conduct of its business is pending or, to Seller's knowledge, threatened nor has any such action occurred within the past five years; (c) Seller has not received notice, and has no knowledge, of the intent of any legal body responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to Seller or the conduct of its business; (d) to the Best Knowledge of Seller, no officer or key employee of Seller has any plans to terminate his or her employment with Seller other than to accept employment with Purchaser; (e) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Best Knowledge of Seller, threatened against or involving Seller nor has any such action occurred within the past five years; (f) to the Best Knowledge of Seller, no grievance which might have an adverse effect on Seller or its business nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted nor has any such action occurred within the past five years; (g) no collective bargaining agreement is currently in effect or being negotiated by Seller; and (h) there has not been, and none of the Seller Parties anticipates, any materially adverse change in relations with employees, consultants or independent contractors as a result of the announcement or consummation of the transactions contemplated by this Agreement.

         5.24. Insurance. All premiums due to the date hereof on Seller's insurance policies have been paid in full. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All pending claims, if any, made against Seller which are covered by insurance are being defended by the appropriate insurance companies and are described on Schedule 5.24. Seller has not failed to give any notice or present any claim under any such policy in a timely fashion. The insurance set forth on Schedule 5.11(e) has (a) been maintained in full force and effect and (b) not been canceled or changed except to extend the maturity dates thereof.


         5.25 Disclosure. No representation or warranty by the Seller Parties contained in this Agreement nor any statement or certificate furnished or to be furnished by the Seller Parties or their officers or shareholders to the Purchaser Parties or their representatives in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. To the Best Knowledge of Seller, all information (including documents) requested by the memorandum dated May 4, 1995 captioned "Documents and Information Requested for Review of Acquisition" from Purchaser's Counsel (the "Document Request") to Seller's counsel on behalf of the Seller, to the extent relevant, has been provided by or on behalf of the Seller Parties and such information as provided, in conjunction with other information provided by or on behalf of Seller and/or the Principal Shareholders, was, as of the date hereof and the Closing Date, responsive in all material respects to the Document Request. The copies of all documents furnished to Purchaser by or on behalf of Seller or the Principal Shareholders are true and complete copies of the originals thereof. An item disclosed in any schedule hereto shall be deemed disclosed solely for purposes of that schedule unless a cross reference is made in one schedule to another schedule in a manner sufficient to call the reader's attention to the significance of the cross reference.

         5.26 Disclaimer of Implied Warranties. SELLER HEREBY DISCLAIMS ALL IMPLIED WARRANTIES WITH RESPECT TO THE PURCHASED ASSETS (INCLUDING ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY SPECIFIC PURPOSE) EXCEPT AS SET FORTH IN THIS AGREEMENT.


         ARTICLE VI.  REPRESENTATIONS AND WARRANTIES BY
                      PURCHASER PARTIES

         Each of the Purchaser Parties jointly and severally represents and warrants to, and agrees with, the Seller Parties as follows and acknowledges that the Seller Parties are entering into this Agreement in reliance upon such representations, warranties and agreements:

         6.01 Organization. Purchaser is a corporation duly incorporated under the laws of its jurisdiction of incorporation, validly existing and in good standing under the laws of such jurisdiction, and has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties and premises as are now owned, leased or operated and is qualified or licensed to do business in the jurisdictions set forth in
Schedule 5.01.

         6.02 Execution, Delivery and Performance of Agreement; Authority. Each Purchaser Party has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby and thereby. All proceedings required to be taken by each Purchaser Party to authorize the execution, delivery and performance of this Agreement and the agreements referred to herein have been properly taken. Each of this Agreement and the other agreements referred to herein to which a Purchaser Party is a party constitutes a valid and binding obligation of the Purchaser Party enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to the discretion of a court in granting equitable remedies. The execution, delivery or performance of this Agreement by the Purchaser Parties will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a material breach, default, right to accelerate or loss of rights under, or result in the creation of any material restriction, pursuant to, any provision of Purchaser's Party corporate documents or any agreement or legal requirement to which such Purchaser Party is a party or by which the Purchaser Party or any of its properties may be bound or materially affected.

         6.03 Brokers and Finders. Neither Recoton nor Purchaser nor any person acting on either of their behalf has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated herein and each of the Purchaser Parties, jointly and severally, shall indemnify the Seller Parties with respect to any claim which any person engaged by a Purchaser Party may make with respect to the subject matter of this Agreement and the other Agreements referred to herein.

         6.04 Current Business. Purchaser is a newly-formed corporation with no operating history and no losses or material liabilities of whatever type or description as of the Closing Date other than liabilities under or pursuant to this Agreement or the other writings referenced herein.

         ARTICLE VII.  OMITTED

         ARTICLE VII.  OMITTED

         ARTICLE IX.  ADDITIONAL COVENANTS

         9.01 Noncompetition; Nonsolicitation. Effective on the Closing Date and for five years following, none of the Seller Parties named in Schedule 9.01 shall directly or indirectly (by itself or himself or through any employees or affiliates or employees of affiliates):

              (a) engage in the manufacture or sale of video or computer gaming accessories business, or engage in competition with, the business heretofore or presently engaged in by Seller (the "Business") in any of (i) Maryland, Florida or any state listed in Schedule 5.01; or
    (ii) any state in which Seller currently has distributors or customers; or (iii) any geographic area within 100 miles of any state mentioned in clause (i) or (ii) above; or (iv) the United States; (v) Canada; or (vi) Mexico; or (vii) North America; (viii) any country in which Seller conducts its business as of the date hereof; or (ix) any country to which Seller or Purchaser has sales in excess of $100,000 in any year within the five years prior to or after the Contract Date (the "Territory") other than as an employee of Recoton or Purchaser or an affiliate thereof.

              (b) render services to or have any interest, as a shareholder, owner, agent, director, employee consultant, lender, guarantor or otherwise, in any other person (other than Recoton or Purchaser or an affiliate thereof) engaged in the Business; or

              (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave Recoton or Purchaser's employ who, prior to the Closing Date was, or during such five year period will be, employed or retained by Recoton or Purchaser as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from Recoton or Purchaser any business whatsoever by influencing or attempting to influence any customer or supplier of Recoton or Purchaser.

For purposes of this Section 9.01, ownership by any person of 3% or less (so long as ownership by all of the Seller Parties directly or indirectly does not exceed 10%) of any class of outstanding securities of a company or other business the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute ownership or participation in the ownership of the business of such company. The Seller Parties acknowledge that the time, scope, geographic area and other provisions of this
Section 9.01 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement and that such restrictions do not unreasonably interfere with the Seller Parties' ability to engage in business or impose any undue hardship. It is understood that the Seller Parties are agreeing to the terms of this Section 9.01 in order to induce Recoton and Purchaser to enter into this Agreement. The parties acknowledge that the business of Seller is currently conducted throughout the Americas and that such business may be reasonably expected to undergo significant international business expansion after the date hereof. Accordingly, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny Purchaser protection to which it is entitled in this Agreement and the parties agree that the Territory is reasonable in scope.

         9.02 Employees. On and after the Closing Date, Purchaser shall employ each of the employees of Seller who wish to be employed by Purchaser. Such employees shall be accorded positions comparable to those held with Seller at the same or greater rate of pay and shall receive full credit for time of service with Seller in determining eligibility for benefits. Purchaser shall assume full responsibility for all obligations disclosed in or pursuant to this Agreement of Seller to such employees as of the Closing Date.

         9.03 Tax Returns. Seller shall furnish Purchaser with complete copies of all tax returns filed by Seller subsequent to the Closing which relate to or concern in any way its operations during any period prior to the Closing. Seller shall promptly notify Purchaser of any audit or investigation (and, periodically the status thereof and the position of Seller in respect thereof) conducted or threatened by any legal body with respect to any taxable year or period of the Sellers or any tax return prepared and filed by the Sellers relating to the operations of the Sellers prior to the Closing Date.

         9.04 Transfer Taxes. Purchaser and Seller shall bear equally all applicable sales, documentary, use, filing, transfer, stamp duty and other taxes payable as a result of the transfer of the Purchased Assets and Seller and Purchaser shall file all appropriate returns related thereto required to be filed by each. All taxes on or measured by the net income or revenues of Purchaser or Seller (including without limitation, income, gross receipts, and net worth taxes) imposed or levied by or payable to any taxing authority shall be paid or payable by the party upon which such taxes are imposed or levied.

         9.05 Receivables. Purchaser shall have the right and authority to collect for its own account all Receivables and other items which shall be transferred to it as provided herein.

Seller shall execute and deliver at the Closing a separate limited power of attorney in the form of Exhibit 9.05 authorizing Purchaser and its representatives to endorse in Seller's name any checks, drafts, notes and other documents received in payment of such receivables and other items. Seller will promptly transfer and deliver to Purchaser any cash or other property which Seller may receive in respect of such receivables or other items.

         9.06 Nonpurchased Assets. Purchasers shall promptly remit to Seller any assets of Seller, other than Purchased
Assets or proceeds thereof, which Purchaser may from time to time receive, if any.

         9.07  Indemnification.

         (a) Each of the Seller Parties shall indemnify and hold harmless each of the Purchaser Parties and their officers, directors, agents, employees and affiliates from and against any and all of the following:

              (i) any liabilities, claims and expenses
    (including, without limitation, any reasonable legal fees, disbursements or expenses) which a Purchaser Party or an affiliate may sustain at any time by reason of, arising out of, based upon or incurred in connection with (A) any of the liabilities of Seller not assumed by Purchaser as set forth in Section 2.03(b), (B) breach of Section 5.18 or (c) the conduct of Seller's business after the Closing Date; and

              (ii) subject to the limitation on liability set forth in Section 9.07(c), any and all liabilities, claims and expenses (including, without limitation, any reasonable legal fees, disbursements or expenses) which Purchaser or an affiliate may sustain at any time by reason of, arising out of, based upon, or incurred in connection with the breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of Seller Parties contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or with the consummation of the transactions contemplated by this Agreement (unless the effect of such breach, inaccuracy, misrepresentation or failure was already reflected in the Net Value Adjustment (as defined in the Hong Kong Agreement)).

The obligations of the signatories to this Agreement who are natural persons (other than Chu) are limited to the portion of the Purchase Price (by way of dividend or otherwise) that they receive, subject, however, to the limitation set forth in
Section 9.07(c).

         (b) The Purchaser Parties shall jointly and severally indemnify and hold harmless each of the Seller Parties and their officers, directors, agents, employees and affiliates from and against any and all of the following:

         (i) any liabilities, claims and expenses (including, without limitation, any reasonable legal fees, disbursements or expenses) which a Seller Party or an affiliate may sustain at any time by means of, arising out of, based upon, or incurred in connection with (A) Purchaser's nonperformance of an Assumed Liability and (B) the conduct of Purchaser's business after the Closing Date unless caused by the gross negligence or willful act of a Seller Party; and

         (ii) subject to the limitation on liability set forth in Section 9.07(c), any and all liabilities, claims and expenses (including, without limitation, any reasonable legal fees, disbursements or expenses) which a Seller Party or an affiliate may sustain at any time by reason of, arising out of, based upon or incurred in connection with the breach, inaccuracy, misrepresentation or failure to comply with any of the warranties, representations, covenants, agreements or obligations of Purchaser contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or with the consummation of the transactions contemplated by this Agreement.

         (c) The Seller Parties, in the aggregate, and the Purchaser Parties in the aggregate, shall not be required to make any payments of indemnification claims pursuant to Section 9.07(a)(ii) or Section 9.07(b)(ii) except in each case to the extent that such claims against them plus any claims against them under the Hong Kong Agreement or amounts applied to their "basket" set forth in the Hong Kong Agreement, in the aggregate, exceed $500,000 and their liability shall not exceed the Escrow Amount (as defined in the Hong Kong Agreement) (including the fair market value at release of any Security Holdback which may be released) less any indemnity claims paid by the Seller Parties under the Hong Kong Agreement in the case of claims against the Seller Parties or $8,000,000 less any indemnity claims paid by the Purchaser Parties under the Hong Kong Agreement in the case of claims against the Purchaser Parties. Claims for indemnification shall survive the Closing for the period set forth in Section 10.01. If a party asserts a claim for indemnification and the other party or parties contest in writing its, his or their responsibility for such indemnification under this Section 9.07, then the party prevailing in such contest shall be entitled to reimbursement of its reasonable attorneys' fees and expenses by the other party or parties.

         (d) If any legal proceeding or other claim is brought, asserted or threatened against a party who seeks or may seek indemnity (the "Indemnitee") under this Section 9.07, or a party otherwise delivers a notice that it is entitled to indemnification hereunder, the Indemnitee shall notify in writing each party (an "Indemnitor") against whom indemnification is to be sought before such time as such Indemnitor may be prejudiced, when known, of the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

The Indemnitor shall have the right, at its option (exercised by written notice to the Indemnitee), to assume control of the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and, if it does so, shall proceed in good faith at all times; provided, however, that (i) the control by the Indemnitor of such defense shall not delay the timeliness of such defense, (ii) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnitee, unless the Indemnitee is released from all liability (which shall include any and all direct or indirect costs of implementation) in respect of or related to such action or proceeding and is not otherwise required to take or forbear from taking any action in respect thereof and such settlement is not harmful to the Indemnitee's reputation in the reasonable determination of such Indemnitee (iii) the Indemnitor shall be responsible for all legal fees and expenses in connection with such defense and (iv) the Indemnitor shall not have such right to assume the defense if the realistic exposure under the litigation does not substantially exceed the unutilized "basket" set forth in Section 9.04(c) of the Hong Kong Agreement. The Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnitee. If an Indemnitor does not assume control of such defense, and a judgment or settlement is entered or agreed to by the Indemnitee in respect of the matter being defended, the amount of such judgment or settlement plus the Indemnitee's legal fees and expenses shall conclusively be "liabilities" subject to Sections 9.07(a) and (b) and other relevant sections.

         (e) The Indemnitee shall fully cooperate, at the cost of the Indemnitor, with the Indemnitor in the defense of any action assumed by the Indemnitor and shall preserve and make available relevant records.

         (f) Indemnification of legal fees, disbursements and expenses pursuant to this Agreement shall include such legal fees, disbursements and expenses as are incurred in actions or proceedings between an Indemnitee and an Indemnitor as well as between an Indemnitee and any third party.

         (g)  Any right to indemnification pursuant to this
Section 9.07 shall be limited to liabilities, claims and expenses net of any insurance payments actually received (as to which an Indemnified Party shall make all reasonable claims).

         9.08 Right to Offset. Should Seller or any of the Sellers under the Hong Kong Agreement owe monies or otherwise be liable to Recoton or Purchaser under this Agreement or to the purchaser under the Hong Kong Agreement or should Recoton or Purchaser owe monies or otherwise be liable to Seller under this Agreement, the party to whom monies are owed may set-off and deduct such sums from any payments otherwise due to such other party or parties under this Agreement or the Hong Kong Agreement to the maximum extent allowed by law. Notwithstanding the foregoing, no set off may be made against any other person's salary (including bonuses).

         9.09 Continued Existence of Seller. Seller shall remain in existence as a corporation in good standing in Maryland for a period of six years following the filing of its federal tax return for the year ended as of the Closing Date; provided, however, that the Seller shall remain in existence so long as there is a related legal proceeding by any legal body pending or threatened at the end of such three-year period or there is extension of any statutory period of limitations with respect to any claim. During the period set forth in the prior sentence, the Seller shall not declare any dividend or make any other distribution of assets to its shareholders or any affiliates thereof and it shall not engage in any business activity except to the extent consistent with winding-up its affairs and remaining a dormant company. To the extent that the net worth of Seller is less than $400,000 at the time of the termination of the Escrow Agreement (as defined in the Hong Kong Agreement), STD BVI and Stephen Chu shall cause to be contributed to Seller simultaneous with the distribution of assets pursuant to the Escrow Agreement an amount equal to the lesser of (a) the difference between Seller's net worth and $400,000 or (b) $400,000. Notwithstanding the foregoing, Seller may terminate its existence upon proof reasonably satisfactory to Purchaser that all applicable tax authorities have audited all tax years of the Seller which include periods prior to the Closing Date (or the time in which any such audits may be conducted has expired) and have asserted (and will assert) no claims with respect to such years or that any such claims have been paid or compromised in full satisfaction of such claim.

         9.10  Recoton Guaranty.

         (a) Recoton (for purposes of this section the "Guarantor") unconditionally guarantees the full and prompt payment and performance when due, and at all times thereafter, of all of the indebtedness, liabilities, and obligations of every kind and nature of Purchaser to the Seller Parties arising under or pursuant to this Agreement, whether direct or indirect, or absolute or contingent (all such indebtedness, liabilities and obligations being hereinafter referred to as the "Obligations"). This Guaranty shall continue in full force and effect until the Obligations have been fully paid, performed and discharged.

         (b) Guarantor's obligations under this Guaranty shall be unconditional, irrespective of (a) the absence of any attempt to collect the Obligations from Purchaser or any other person or other legal action to enforce the same against Purchaser, (b) any waiver or consent by any Seller Party given with respect to any provision of the Agreement or other document evidencing any of the Obligations, or any part thereof, or, (c) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Seller Parties, however, shall make claim against Purchaser at the same time that it claims against Guarantor or prior thereto.

         (c) Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Purchaser and protest or notice with respect to the Obligations and all demands whatsoever.
Upon any breach or default by Purchaser of the Agreement or any other instrument or document evidencing all or any part of the Obligations, any Seller Party may proceed directly and at once, to collect and recover the full amount or any portion of the Obligations or otherwise to enforce performance of the same against Guarantor, without first bringing legal action against Purchaser or any other person, firm, or corporation, or against any security or collateral for the Obligations that may be obtained by any Seller Party from time to time.

         (d) The Seller Parties may, without notice or demand and without affecting the liability of Guarantor hereunder, from time to time, (a) subject to agreement by Purchaser, renew, extend, accelerate or otherwise change the time for payment or performance of, or other terms relating to, the Obligations, or otherwise modify, amend or change the terms of the Agreement or any other agreement, document or instrument now or hereafter executed by them relating to the Obligations; (b) accept partial payments on or performance of the Obligations; and (c) settle, release, compromise, collect or otherwise liquidate the Obligations, any other guaranty of the Obligations and any security or collateral for the Obligations or for any such guaranty in any manner, without affecting or impairing the obligations of Guarantor hereunder. Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Purchaser and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations or any party thereof that diligent inquiry would reveal and the Seller Parties shall have no duty to advise Guarantor of information known to them regarding such condition or any such circumstances.

         (e) Seller Parties shall be under no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Obligations. To the extent that Purchaser makes a payment or payments to any Seller Party, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside any/or required to be repaid to Purchaser, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

         (f) Notwithstanding anything to the contrary contained herein or in any other agreement, document or instrument, the Guarantor hereby irrevocably waives all rights of subrogation (whether such rights arise under common law, contract or federal law including, without limitation, Section 509 of the U.S. Bankruptcy Code) to the claims of Seller Parties against Purchaser and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and claims against Purchaser which arise in connection with, or as a result of, this guaranty. Any and all claims that Guarantor may have against Purchaser, or against its properties, shall be subordinate and subject in right of payment to the prior payment, in full, of all of the Obligations. Guarantor waives notice of any and all proceedings to enforce any of the Obligations against Purchaser or anyone else.

         (g) Paragraphs (a) through (f) set forth above are not intended to modify provisions of this Agreement but are only intended as waivers of suretyship defenses that might be available to Recoton in respect of its guaranty under this
Section 9.10.

         ARTICLE X.  GENERAL PROVISIONS

         10.01 Nature of Representations, Warranties and Other Obligations. Each statement, representation, warranty, covenant, indemnity and agreement in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement or in connection herewith shall survive the Closing for 36 months notwithstanding any investigation at any time made by or on behalf of the Purchasers; provided, however that the right to assert claims under Sections 5.06 or 5.17 shall survive until six years following the Closing (provided, however, that the right to assert any claims under Section 5.06 or 5.17 shall survive until 60 days after the final resolution of any related legal proceeding by any legal body pending or threatened at the end of such six-year period and shall survive until 60 days after the expiration of any extension of any statutory period of limitations with respect to such claim).
All statements contained in any certificate or other instrument delivered by or on behalf of a Seller Party pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties hereunder.



         10.02 Attorney-in-Fact. Each of the Seller Parties hereby appoints Chu and Hays, and each of the Purchaser Parties hereby appoints Robert Borchardt and Stuart Mont, as its attorneys-in-fact, each having full powers of authorization, substitution and delegation for purposes of giving any consents or approvals required by this Agreement or for executing and delivering on behalf of such party any agreements, certificates, documents or other writings as may be required to be delivered pursuant to this Agreement.

         10.03  Notices.  Any and all notices or other
communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been given when given to the following addresses or telefax numbers:

         (a)  If to any of the Seller Parties, c/o

                   STD International Holdings Limited
                   Units F-J, 5th Floor, Block 2
                   Kwai Tak Industrial Centre
                   15-33 Kwai Tak Street
                   Kwai Chung, New Territories
                   Hong Kong
                   Fax: 011-852-2612-1159
                   Attn:  Stephen Chu

              with a copy (which shall not
                constitute notice) to:

                   Heller Ehrman White & McAuliffe
                   1902A Peregrine Tower
                   Lippo Center
                   89 Queensway
                   Hong Kong
                   Fax: 011-852-2-810-6242
                   Attn:  Simon Luk, Esq.

                        and

                   Heller Ehrman White & McAuliffe
                   333 Bush Street
                   San Francisco, CA  94104-2878
                   Fax: 415-772-6268
                   Attn:  Tim Hoxie, Esq.

         (b)  If to Recoton or to Purchaser, c/o:

                   Recoton Corporation
                   2950 Lake Emma Road
                   Lake Mary, FL  32746
                   Fax:  (407) 333-8903
                   Attn:  Stuart Mont

              with a copy (which shall not
                constitute notice) to:

                   Stroock & Stroock & Lavan
                   Seven Hanover Square
                   New York, NY  10004
                   Fax:  (212) 806-6006
                   Attn:  Theodore S. Lynn, Esq.

(or at such other address or telefax numbers as any party may specify by notice to all other parties given as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) five days after mailing, when mailed by registered or certified postage-paid mail, (b) on the second business day after sending, when delivered to a recognized international courier service such as Federal Express or DHL or, where applicable, the Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or dispatched by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

         10.04 Entire Agreement; Amendment. This writing (with the other agreements referred to herein or delivered at the Closing in connection herewith) constitute the entire and only agreement of the parties with respect to the subject matter hereof and supersedes and cancels any and all prior negotiations, understandings and agreements concerning the subject matter hereof, including the letter of intent dated May 9, 1995, as amended. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by the parties hereto.

         10.05 Waiver. The failure by any party at any time to require performance or compliance by the other parties of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

         10.06 Binding Nature. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns.

         10.07 Assignment. This Agreement and all rights hereunder may not be transferred or assigned, by operation of law or otherwise, without the written consent of all the parties to the Agreement, except that Recoton may assign its rights and obligations hereunder to one or more wholly-owned subsidiaries but no such assignment shall relieve Recoton of its obligations hereunder.

         10.08 Captions; Language. The article, section and paragraph headings contained in this Agreement are for the purposes of convenience only and are not intended to define or limit the contents of such articles, sections or paragraphs. In this Agreement, unless the context requires otherwise, the singular includes the plural, the plural the singular, the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

         10.09 Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. The Schedules and Exhibits are hereby made a part of this Agreement.

         10.10 Costs. Except as otherwise stated, each party hereto will pay all costs and expenses incurred by it in connec-tion with this Agreement, whether or not the transactions contemplated herein shall be consummated.

         10.11 Rights of Third Parties. Nothing in this Agree-ment shall be construed as giving any person other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         10.12 Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

         10.13 Equitable Remedies. The Seller Parties acknowledge that because of the nature of the Sellers' business and the subject matter of this Agreement, a breach of Section
9.01 will cause irreparable injury the to Purchaser Parties for which money damages will not provide an adequate remedy and, accordingly, the Purchaser Parties shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Purchaser Parties may have.

         10.14 Further Assurances. At any time and from time to time, each party hereto, without further consideration, shall cooperate, take such further action and execute and deliver such further instruments and documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement and to transfer possession of and good title to the Purchased Assets and to effect the assumption by Purchaser of the Assumed Liabilities.

         10.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to evidence one and the same agreement.

         10.16  Applicable Law; Dispute Resolution.

         (a) This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflict of law.

         (b) The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration before a panel of three arbitrators in Honolulu, Hawaii in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the courts of the State of Hawaii, and of the United States District Court for the District of Hawaii, for all purposes in connection with arbitration. The application to either of said courts, and any paper in connection requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 10.16 shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. Nothing in this
Section 10.16, however, shall limit Purchaser's rights to commence litigation for equitable relief pursuant to Section 10.13.

         10.17 Access; Notice of Actions. Following the Closing, (i) Purchaser and Seller shall each give access to the other to inspect and copy the books of account of Seller in their possession, and (ii) Seller shall give access to Purchaser to inspect and copy the minute books and other records of Seller in Seller's possession, if, in either case, the requesting party has a particularized need for such records. Each of the parties hereto shall keep the books of account and minute books and other records of the Companies which are in their possession for a period of not less than six years from the Closing Date. All such information, and any similar information previously provided, shall be retained by the receiving party and its agents in confidence and (other than information which has prior thereto been made public) shall not at any time be disclosed by it to third persons except as may be required to comply with valid and applicable laws, rules, regulations or orders of any court or governmental agency.

         10.18 Publicity. None of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of the Agreement or the matters contained herein, without obtaining the prior written approval of Seller and Purchaser to the contents and the manner of presentation and publication thereof, provided, however, that nothing herein shall prevent any party from making any disclosures required by applicable law or regulation (including regulation of the Securities and Exchange Commission and the National Association of Securities Dealers).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                             INTERACT ACCESSORIES, INC.

                             By:    /s/Robert L. Borchardt

                             Name:  Robert L. Borchardt
                             Title: CEO/COB

                             RECOTON CORPORATION

                             By:    /s/Stuart Mont

                             Name:  Stuart Mont
                             Title: Chief Operating Officer

                             STD ENTERTAINMENT (U.S.A.), INC.

                             By:    /s/Todd S. Hays

                             Name:  Todd S. Hays
                             Title: President

                             STD HOLDING LIMITED

                             By:    /s/Stephen Chu

                             Name:  Stephen Chu
                             Title: Director

                             STD INVESTMENTS (B.V.I.) LIMITED

                             By:    /s/Stephen Chu
                             Name:  Stephen Chu
                             Title: Director

                             STD INTERNATIONAL HOLDINGS LIMITED

                             By:     /s/Stephen Chu
                             Name:   Stephen Chu
                             Title:  Director

                            /s/Stephen Chu Nin Yiu

                            Stephen Chu Nin Yiu

                            /s/David Chu Nin Wai

                            David Chu Nin Wai

                            /s/Patrick Ho Tze Man

                            Patrick Ho Tze Man

                            /s/Leung Choi Luen

                            Leung Choi Luen

                            /s/Tong Yue Ting
                            Tong Yue Ting

                            /s/Todd S. Hays

                            Todd S. Hays

                            /s/Williamson Wong Shiu Wah
                             Williamson Wong Shiu Wah

                                              EXHIBIT 3.03


                     LIABILITIES UNDERTAKING

         STD ENTERTAINMENT (U.S.A.) INC., a Maryland corporation (hereinafter referred to as "Assignor"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by INTERACT ACCESSORIES, INC., a Delaware corporation (hereinafter referred to as "Assignee"), hereby assigns and transfers to Assignee all its right, title and interest in and to the Assumed Liabilities as defined in the Asset Purchase Agreement dated as of August __, 1995 among Assignor, Assignee, Recoton Corporation, STD International Holdings Limited, STD Investments (B.V.I.) Limited, Stephen Chu and other principal STD shareholders named therein, (the "Asset Purchase Agreement"). Nothing in this Assignment shall be construed to be a modification or expansion of, or limitation on, any provision of the Asset Purchase Agreement, including the representations and warranties set forth therein.

         Assignee hereby assumes and undertakes to pay, perform or discharge when due, and hold harmless the Assignor from, the liabilities and obligations of Assignor under the Assumed Liabilities assigned hereunder and no others. Nothing herein, however, shall in any way modify the representations, warranties and covenant of Assignor under the Asset Purchase Agreement.

         Nothing contained herein shall require Assignee to perform, pay or discharge any Assumed Liabilities of Assignor so long as Assignee shall in good faith contest or cause to be contested the amount or validity thereof.

         Except as otherwise provided in the Asset Purchase Agreement, Assignee shall not assume, and Assignor shall remain liable for, and hold the Assignee harmless against, all liabilities and obligations of Assignor other than the Assumed Liabilities, and it is expressly understood and agreed that all liabilities of Assignor not expressly assumed hereunder by Assignee shall remain the sole obligation of the Assignor, its successors and assigns.

         Assignee hereby agrees to promptly execute and deliver from time to time at the request of Assignor all such further instruments of conveyance, assignments and further assurances as may be required in order to perfect the assumption of the Assumed Liabilities.

         Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Asset
Purchase Agreement.

         This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to principles of conflict of law.

Dated:  August __, 1995

                             STD ENTERTAINMENT (U.S.A.) INC.

                             By:
                                 Name:
                                 Title:

                             INTERACT ACCESSORIES, INC.

                             By:
                                 Name:
                                 Title:

                                         EXHIBIT 4.02(a)(i)

                          BILL OF SALE


         STD ENTERTAINMENT (U.S.A.) INC., a Maryland corporation (hereinafter referred to as "Seller"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by INTERACT ACCESSORIES, INC., a Delaware corporation (hereinafter referred to as "Purchaser"), hereby sells, assigns, and transfers to Purchaser all furniture, trade fixtures, equipment, computers, machinery, tools, dies, jigs, molds, samples, models, office supplies, sales and product literature, inventory and other tangible personal property owned by Seller, excluding such assets set forth in Attachment 1 hereto, (the "Property") pursuant to the Asset Purchase Agreement dated August __, 1995 among Seller, Purchaser, Recoton Corporation, STD International Holdings Limited, STD Investments (B.V.I.) Limited, Stephen Chu and other principal STD shareholders named therein (the "Asset Purchase Agreement"). Nothing in this Bill of Sale shall be construed to be a modification or expansion of, or limitation on, any provision of the Asset Purchase Agreement, including the representations and warranties set forth therein.

         Seller hereby agrees to promptly execute and deliver from time to time at the request of Purchaser all such further instruments of conveyance, assignment and further assurance as may be required in order to put Purchaser in possession of or vest in or confirm Purchaser's full and complete title to and the right to use and enjoy such Property.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to principles of conflict of law.

Dated:  ___________, 1995


                             STD ENTERTAINMENT (U.S.A.) INC.

                             By:
                                 Name:
                                 Title:

                         Attachment 1 to

                          BILL OF SALE

                            Items Not
                Included Within Purchased Assets


              (a) Seller's bank account (the assets in such account, however, are being sold)

              (b)  any corporate documents and seals of Seller;

              (c) vehicles, as to which separate instruments of conveyance shall be delivered.

                                        EXHIBIT 4.02(a)(ii)

                    ASSIGNMENT OF RECEIVABLES

         STD ENTERTAINMENT (U.S.A.) INC., a Maryland corporation (hereinafter referred to as "Assignor"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by INTERACT ACCESSORIES, INC., a Delaware corporation (hereinafter referred to as "Assignee"), hereby assigns and transfers to Assignee all its right, title and interest in and to the Receivables (as such term is defined in the Asset Purchase Agreement dated August __, 1995 among Assignor, Assignee, Recoton Corporation, STD International Holdings Limited, STD Investments (B.V.I.) Limited, Stephen Chu and other principal STD shareholders named therein (the "Asset Purchase Agreement")) of Assignor. Nothing in this Assignment shall be construed to be a modification or expansion of, or limitation on, any provision of the Asset Purchase Agreement, including the representations and warranties set forth therein.

         Assignee hereby agrees to promptly execute and deliver from time to time at the request of Assignor all such further instruments as may be required in order to perfect the assumption of the liabilities.

         This Assignment of Receivables shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to principles of conflict of law.

Dated:  August __, 1995

                             STD ENTERTAINMENT (U.S.A.) INC.

                             By:
                                 Name:
                                 Title:

                                         EXHIBIT 4.02(a)(iii)

             ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         STD ENTERTAINMENT (U.S.A.) INC., a Maryland corporation (hereinafter referred to as "Assignor"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, paid to it by INTERACT ACCESSORIES, INC., a Delaware corporation (hereinafter referred to as "Assignee"), hereby assigns and transfers to Assignee all its right, title and interest in and to contracts, leases, instruments, licenses, franchises, insurance policies and other agreements (the "Assumed Contracts") pursuant to the Asset Purchase Agreement dated as of August 31, 1995 among Assignor, Assignee, Recoton Corporation, STD International Holdings Limited, STD Investments (B.V.I.) Limited and the Holding Limited shareholders of STD International Holdings Limited (the "Asset Purchase Agreement"), except for the contracts, leases, instruments, licenses, franchises, insurance policies and other agreements set forth on Attached 1 hereto. Nothing in this Assignment shall be construed to be a modification or expansion of, or limitation on, any provision of the Asset Purchase Agreement , including the representations and warranties set forth therein.

         Assignee hereby assumes and undertakes to pay, perform or discharge when due the liabilities and obligations of Assignor under the Assumed Contracts assigned hereunder and no others.

         Assignor hereby agrees to promptly execute and deliver from time to time at the request of Assignee all such further instruments of conveyance, assignments and further assurances as may be required in order to put Assignee in possession of or vest in or confirm Assignee's full and complete title to and the right to use and enjoy the Assumed Contracts.

         This Assignment and Assumption of Contracts Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of law.

Dated:  as of August 31, 1995

                             STD ENTERTAINMENT (U.S.A.) INC.

                             By:
                                 Name:  Todd S. Hays
                                 Title: President

                             INTERACT ACCESSORIES, INC.

                             By:
                                 Name:  Robert L. Borchardt
                                 Title: Chief Executive Officer

                         Attachment 1 to

                    ASSIGNMENT AND ASSUMPTION

                      Contracts Not Assumed

    (a) [Contracts identified on Schedule 2.02(b) to the Asset Purchase Agreement.]

    (b) Contracts set forth on the attached Schedule A which do not have asterisks next to their name, the assignment of such Contracts being effective upon obtaining the necessary consents.

                                 EXHIBIT 4.02(f)

                      EMPLOYMENT AGREEMENT


         AGREEMENT made as of the 31st day of August, 1995 (the
"Commencement Date"), between Interact Accessories, Inc., a
Delaware corporation (the "Corporation"), and Todd S. Hays (the
"Employee").

                      W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been employed by STD Entertainment (USA) Inc. ("STD"), a company engaged in the business of marketing and selling computer and video game accessories, as its President; and

         WHEREAS, the Corporation has acquired certain assets and liabilities of STD pursuant to an agreement of even date herewith (the "Acquisition Agreement") and desires to employ the Employee as President and Chief Operating Officer of the
Corporation;

         WHEREAS, the Corporation is a wholly owned subsidiary of Recoton Corporation, a New York corporation ("Recoton"); and

         WHEREAS, the Corporation and the Employee desire to assure the continued service of the Employee to the Corporation;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and conditions herein contained, the parties hereto agree as follows:

         1.   Employment and Duties.

              (a) The Corporation hereby employs the Employee, and the Employee accepts employment, during the term set forth in Section 2(a) and upon the other terms and conditions set forth in this Agreement. The Employee shall serve the Corporation as President and Chief Operating Officer of the Corporation (or otherwise if the position is of similar stature) subject to the conditions set forth in this Agreement, under the direction of the Board of Directors of the Corporation, and shall exercise such responsibilities and perform such duties for the Corporation commensurate with such capacity as the Board of Directors of the Corporation may from time to time reasonably designate. The Employee may also serve as a director of the Corporation during the term of his employment pursuant to this Agreement, if agreed and if so elected to such position.

              (b) The Employee shall report to Stephen Chu, so long as he is Group Managing Director of (or holds a comparable position at) STD Holding Limited or, thereafter, to the Chairman of the Board of Directors of the Corporation. The Employee shall devote substantially all of his business time, attention and energies to the employment under this Agreement and to promoting the best interests of the Corporation and the Employee shall not, either during or outside of such normal business hours, directly or indirectly engage in any activity inimical to such best interests. The Employee shall not perform services for compensation for himself or for any entity or person other than the Corporation without the prior express written permission of the Corporation's Board of Directors; it shall not, however, be a violation of this Agreement for the Employee to (i) serve on civic or charitable boards; (ii) participate in professional activities and organizations; and (iii) manage personal investments, so long as those activities do not interfere with the Employee's performance of his responsibilities under this Agreement and the requirements of the second sentence of this paragraph are not violated. The Employee shall exert his best efforts in the performance of his duties under this Agreement.

         2.   Term; Payment Upon Termination.

              (a) The term of the Employee's employment under this Agreement shall commence as of the date of this Agreement and shall terminate on the earlier of the death of the Employee, the Employee ceasing to be employed by the Corporation other than by reason of breach by the Corporation of this Agreement or 5:00 p.m. on December 31, 2001 (the "Expiration Date").

              (b) The Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to
Section 3, prior to the Expiration Date at any time for "cause".

"Cause" as used in this Agreement shall mean (i) fraud, (ii) conviction of a felony or any crime having as an essential element larceny, (iii) commission of an intentional tort against the Corporation, (iv) wilful and repeated dereliction of duty or breach of the Employee's material obligations under this Agreement, (v) failure to perform any material covenants under the Acquisition Agreement or another agreement dated as of the date hereof among STD Investments (B.V.I.) Limited, et. al and Recoton (Far East) Limited, et. al entitled Stock Purchase Agreement (the "Stock Purchase Agreement"), (vi) repeated or material violation of published Corporation business policies and (vii) serious violation of law relating to the Corporation's business or its securities or the business or securities of Recoton. In addition, the Corporation, in the sole discretion of its Board of Directors, may terminate the employment of the Employee, and its obligation to pay compensation pursuant to
Section 3 except as otherwise set forth in Section 3, prior to the Expiration Date at any time for physical or mental impairment or condition which renders the Employee unable to perform his usual duties as an employee which persists for a period of more than 180 days out of any 24-month period ("disability").

              (c) The Corporation may terminate the employment of the Employee for reasons other than cause or disability provided that the Corporation shall continue to pay or provide the Employee the salary and other benefits (including bonuses and advances thereof which would be paid if the Employee were still employed hereunder) provided for in this Agreement until the fifth anniversary of the date of this Agreement.

              (d) The Employee may terminate his employment hereunder without liability to the Company at any time upon 30 days prior written notice, at which time his compensation and benefits under this Agreement shall cease. If the Employee terminates his employment hereunder or notifies the Corporation of his intent to terminate his employment hereunder, the Corporation in its sole discretion may require the Employee to cease the exercise of his responsibilities and the performance of his services for the Corporation at any time prior to the effective date of the notice of termination and to refrain from entering the Corporation's premises but the Employee's compensation hereunder shall continue until the effective date of termination. If the Corporation shall materially breach any term of this Agreement, which breach shall not have been cured within 10 days after written notice thereof has been given to the Corporation, then the Employee may terminate his employment under this Agreement and the Corporation shall continue to be obligated to pay or provide to Employee the salary and other benefits provided for in this Agreement until December 31, 2001.

              (e)  The Employee shall be under no duty to
mitigate damages in case of termination pursuant to Section 2(c) or 2(d) but the Corporation may offset against the sums owing to him by the Corporation hereunder all sums earned by the Employee either by reason of self-employment, as an employee or as a consultant or from other activities which would be barred by this Agreement were the Employee still employed by the Corporation.

         3.   Compensation; Benefits; and Expenses.

         For all services to be rendered to the Corporation or any affiliate thereof in any capacity, including services as an officer, director, member of any committee or otherwise, so long as the Employee is employed by the Corporation pursuant to
Section 2(a) or as otherwise set forth in Section 2(c) or the last sentence of Section 2(d):

              (a) The Corporation shall pay the Employee a salary at the initial rate of $192,000 per year (the "Base Salary"). Such salary shall be payable in installments, less any usual payroll deductions, in accordance with prevailing payroll practices of the Corporation from time to time. The Board of Directors shall review the Employee's compensation and benefits at least once each year and may in its sole discretion increase the Employee's Base Salary and benefits over those provided for hereunder; provided, however, that in any case on each anniversary of the Commencement Date during the term of this Agreement, the Corporation shall increase the Base Salary to reflect any increase in the cost of living during the preceding 12-month period, as follows:

                   (i)  The amount of the cost of living
              adjustment, if any, shall be based on the Consumer Price Index for all Urban Consumers
              (CPI-U) - United States - All Items - All
              Cities (1982-84 = 100) ("CPI"), an index
              published each month by the Bureau of Labor
              Statistics.

                   (ii) For each percentage point increase in
              the CPI (A) between the Commencement Date and the first anniversary, (B) between the first anniversary and the second anniversary and (C) between each successive anniversary thereafter, with any increase rounded to the nearest one-tenth of one percent, the Corporation shall increase the Base Salary to correspond to any such percentage increase in the CPI).

                   (iii) If the CPI information is not available
              on the anniversary date of any cost of living adjustment, then the cost of living adjustment shall be made as soon as such information is available retroactive to the effective date.

    Other than as provided in this Agreement, in no event may Employee's compensation or benefits be decreased by the Board of Directors except to the extent that such benefits (other than Base Salary) are provided to other employees and such employee benefits are similarly generally reduced.

              (b) The Employee shall be entitled to receive such bonuses, and advances against such bonuses, as are described in Section 9.02 of the Stock Purchase Agreement.

              (c) The Employee shall be entitled to the fringe benefits generally made available to the senior executives of Recoton (including vacation, holidays, insurance, medical benefits, automobile and professional training) to the extent that such benefits may be legally extended to him, but the Corporation shall be under no obligation to include him in any stock option, profit sharing plan or bonus program, in light of the bonus set forth in Section 3(b).

              (d)  The Corporation shall reimburse the
    Employee's moving and related expenses, and provide bridge loans, consistent with Recoton's policy for senior executives if the Corporation's offices shall be moved to Florida or any other location outside of the metropolitan
    Baltimore area.

              (e) The Corporation shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee requested or authorized by the Corporation in connection with the Corporation's business and such expenses are properly documented and accounted for in accordance with the then policy of the Corporation.

         4.   Restrictions on the Disclosure of Proprietary
              Information; Inventions.

              (a)  During the course of the Employee's
employment and thereafter, the Employee shall not, without the prior written consent of the Corporation, directly or indirectly
(i) record, photograph, photocopy or by any other means copy or cause to be copied any document, list, drawing, writing, photograph, sketch, sound recording or other material that embodies Proprietary Information or (ii) use, or disclose or divulge to any person, firm or corporation, any Proprietary Information, except as may be necessary in the ordinary course of the Corporation's business or as may be required by law. As used in this Agreement, "Proprietary Information" means information disclosed to or obtained by the Employee, whether or not acquired during business hours, concerning STD's, the Corporation's, Recoton's and/or their subsidiaries' business, operations, products, manufacturing or other processes, services, customers, vendors, costs and pricing policies, research, development, formulae, specifications, methods, expertise, techniques, inventions, equipment, purchasing, merchandising and selling including, but not limited to, customer lists, financial and/or marketing reports and plans, product configurations and compositions, pricing guidelines or information, financial reports, financial projections and other financial information, business plans and any other information not readily known or obtainable by the general public, and any proprietary software. Notwithstanding the foregoing sentence, Proprietary Information does not include (i) information acquired by the Employee before the Employee became an employee of STD, (ii) information which is or becomes public knowledge (except as may be disclosed by the Employee in violation of this Agreement), (iii) information acquired by the Employee from a source, other than STD, Recoton, the Corporation or an affiliate of or a party providing such information to STD, Recoton, the Corporation or such affiliate, that legally acquired such information and was free to disclose the same or (iv) information independently developed by the Employee without the use of Proprietary Information or the Corporation's, STD's or an affiliates' facilities. Upon termination of employment hereunder for any reason, Employee shall promptly return to Corporation all books, records, lists, tapes and other written, typed, computer or printed materials or data and all copies thereof which contain any information relating to the business of the Corporation, STD or their affiliates, and the Employee shall not make or retain any copies thereof.

              (b) If at any time during the term of employment by the Corporation the Employee conceives, develops, participates in the development of or causes to be developed any products, methods, techniques, inventions, improvements, works, techniques, processes, programs, software, works or art, products, ideas or formulae (collectively, the "Intellectual Property"), whether or not patentable or copyrightable and whether or not done within or after normal business hours or alone or in conjunction with others, relating to the business of the Corporation, Recoton or their affiliates or any part thereof, such Intellectual Property shall be and remain the sole and exclusive property of the Corporation. The Employee shall promptly communicate and disclose all such Intellectual Property to the Corporation, and to further effectuate the purposes of this provision, shall execute and deliver to the Corporation at the Corporation's expense any instruments deemed necessary by the Corporation to effect the disclosure thereof to, and ownership thereof by, the Corporation, including without limitation any assignments of rights to patents, copyrights and all other proprietary interests which the Employee might have in any Intellectual Property and shall further assist the Corporation, as the Corporation may reasonably request, to obtain patent, trademark or copyright registration, or other protections for the Intellectual Property, including testifying in any hearings, depositions or trials related thereto.

         5. Restrictions on Competition. During the period of time during which the Employee is employed by the Corporation
(the "Employment Period") and for two years thereafter, the Employee shall not directly or indirectly:

              (a) engage in the manufacture or sale of video or computer gaming accessories (the "Business") other than for the benefit of the Corporation, and its affiliates in any of the following: (i) Maryland; or (ii) Florida, or (iii) any state in which STD or Recoton currently or at any time during the term of this Agreement has distributors or customers; or (iv) any geographic area within 100 miles of any state mentioned in clause (i), (ii) or (iii) above; or
    (v) the United States; or (vi) Canada; or (vii) Mexico or
    (viii) any country in which Recoton or STD conducts its business as of the date hereof or at any time during the term of this Agreement;

              (b) render services to or have any interest, as a shareholder owner, agent, director, employee, consultant, lender, guarantor or otherwise, in any other person engaged in the Business other than the Corporation or its affiliates; or

              (c) either (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for himself or for another) for employment or induce, persuade or encourage any person to leave the employ of the Corporation or an affiliate who is or was during the Employment Period employed or retained by the Corporation or an affiliate as a consultant, agent, employee or otherwise or (ii) divert or attempt to divert from the Corporation or an affiliate any business whatsoever by influencing or attempting to influence any customer or supplier of the Corporation or an affiliate.

For purposes of this Section 5, ownership of 3% or less of any class of outstanding securities of a company the securities of which are listed on a national securities exchange or which has 1,000 or more shareholders, shall not be deemed to constitute engaging in the Business or having an interest in a person engaged in the Business. The Employee acknowledges that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. It is understood that the Employee is agreeing to the terms of this Section 5 in order to induce the Corporation to enter into this Agreement. The parties acknowledge that the business which the Corporation plans to conduct will be conducted throughout the United States and that, given the current sophistication of the information and telecommunication "highway," a narrow geographic limitation would deny the Corporation protection to which it is entitled in this Agreement.
         6. Prior Agreements. The Employee represents and warrants to the Corporation that he is not currently subject to any agreements, obligations or restrictions regarding prior employment, competition, solicitation of employees or customers or disclosure of proprietary information.

         7. Certain Business Practices. The Employee shall not during the term of his employment by the Corporation take or cause or permit others to take any action which would cause the Corporation to be in violation of the United States Foreign Corrupt Practices Act or any other similar legislation of the United States or any other country or any subdivision thereof.

         8.   Governing Law; Arbitration; Attorneys Fees.

              (a)  Applicable Law.  This Agreement and its
validity, construction and performance shall be governed in all respects by the law of the State of New York, without giving effect to principles of conflict of law.

              (b) Arbitration. The parties shall promptly cooperate in good faith to carry out the provisions of this Agreement and the activities contemplated hereby and shall also cooperate in good faith to resolve any disputes or differences which may arise in connection with the provisions hereof and the activities contemplated hereby. Except as otherwise noted in this Agreement, any dispute, question, difference, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled by arbitration in the jurisdiction where the Corporation's main offices are located at the time of institution of such action (the "Main Office") in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect at the time of filing of the notice of demand. The parties consent to the jurisdiction of the trial court for the county where the Main Office is located and of the United States District Court for the District where the Main Office is located for all purposes in connection with arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed. The arbitrators shall not alter or disregard any express provisions of this Agreement. Any arbitration award in accordance with this Section 8(b) shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction over such party. The arbitrators are hereby authorized to award to the winning party the costs (including reasonable attorneys' fees and expenses) of any such arbitration.

              (c) Legal Fees. In the event of litigation or arbitration hereunder, the court or arbitral panel shall be authorized to award the prevailing party in such action or proceeding any or all reasonable attorney fees and disbursements paid by it in prosecuting or defending such action.

         9. Enforceability. Any provision of this Agreement which is prohibited by, or unlawful or unenforceable under, any applicable law of any jurisdiction shall be ineffective as to such jurisdiction without affecting any other provision of this Agreement in such jurisdiction or all of the provisions of this Agreement in other jurisdictions. To the full extent, however, that the provisions of such applicable law may be waived, or the provisions of this Agreement "blue-penciled" or reformed by any competent court or arbitral panel, so that they become enforce-able, such provisions of law shall be hereby deemed waived or such provisions of this Agreement shall be so blue-penciled or reformed to the end that this Agreement is deemed to be a valid and binding agreement enforceable in accordance with its terms. If any term or provision of this Agreement shall be held invalid by a competent court or arbitral panel, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be such a material element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with the intent and objectives of the parties to this Agreement.

         10. Equitable Remedies. The Employee acknowledges that because of the nature of the business of the Corporation and the subject matter of this Agreement, a breach of Section 4 or 5 of this Agreement will cause irreparable injury to the Corporation for which money damages will not provide an adequate remedy, and the Employee agrees that the Corporation shall have the right to have the provisions of such Section specifically enforced by a court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Corpora-tion may have. The Employee further acknowledges that Sections 4 and 5 are reasonable and enforceable.

         11. No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against which such waiver is sought to be enforced.

         12. Assignment. This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Corporation may assign its rights to any parent or subsidiary or, with the Employee's consent (not to be unreasonably withheld), any successor or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Corporation's obligations hereunder and provided, further, that such assignment and assumption shall not relieve the Corporation of its obligations hereunder.

         13. Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of the Employee by or with the Corporation, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto.

         14. Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by both of the parties hereto.

         15. Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and addressed to the address (or telecopier number) of the parties stated below or to such changed address as such party may have fixed by notice:

              (a)  To the Employee:

                        Todd Hays
                        400 Kilree Road, #302
                        Mays Chapel, MD 21093
                        Telecopier:  410-561-7707
                        Telephone No.:  410-560-1453

              (b)  To the Corporation:

                        Interact Accessories, Inc.
                        10945 McCormick Road
                        Hunt Valley, MD 21030
                        Attn:  Secretary
                        Telecopier No.:  410-785-5725
                        Telephone No.:  410-785-5661

                 - copy to (which shall not constitute notice) -

                        Recoton Corporation
                        2950 Lake Emma Road
                        Lake Mary, FL  32746
                        Attn:  Stuart Mont
                        Telecopier No.:  407-333-8903
                        Telephone No.:  407-333-8900

                 - copy to (which shall not constitute notice) -

                        Stroock & Stroock & Lavan
                        7 Hanover Square
                        New York, New York  10004
                        Attn:  Theodore S. Lynn, Esq.
                        Telecopier No.:  212-806-6006
                        Telephone No.:  212-806-5400

(or to such other address or telefax number as any party may specify by notice to all other parties as aforesaid). Unless otherwise specifically provided in this Agreement, such communications shall be deemed to have been given (a) three days after mailing, when mailed by registered or certified postage-paid mail, (b) on the next business day, when delivered to a same-day or overnight national courier service or the U.S. Post Office Express Mail or (c) upon the date of receipt by the addressee when delivered personally or by telecopier; provided, however, that any notice of change of address shall be effective only upon receipt. Notice may be given on behalf of a party by his or its counsel.

         16. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto.

         17. Headings; Language. The headings contained in this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement. In this Agreement, the singular includes the plural, the plural the singular and the word "or" is used in the inclusive sense and all references to "including" shall mean "including without limitation," unless the context requires otherwise.

         18. Survival. The provisions of this Agreement shall survive the termination or expiration of the Employee's employment as a continuing agreement of the Corporation and the Employee.

         19. Cross-References; Exhibits. References in this Agreement to Articles, Sections, Schedules and Exhibits are references to Articles and Sections of this Agreement and to Schedules and Exhibits attached to or delivered pursuant to this Agreement. Any Schedules and Exhibits are hereby made a part of this Agreement.

         20. Counterparts. This Agreement may be executed in two duplicate counterparts, each of which shall be deemed to be an original.

         21. Advice of Counsel. The Employee acknowledges that he was given the opportunity to receive the advice of counsel before signing this Agreement and has consulted counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                  INTERACT ACCESSORIES, INC.

                                  By:
                                      Name:
                                      Title:

                                  Todd S. Hays


                            GUARANTY

         Recoton Corporation hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement.

                                  RECOTON CORPORATION


                                  By:__________________________
                                     Name:
                                     Title:

                                             EXHIBIT 9.06

                    LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, which are intended to constitute a Limited Power of Attorney, that STD ENTERTAINMENT (U.S.A.) INC. ("Principal"), does hereby designate and appoint as its lawful attorney-in-fact INTERACT ACCESSORIES, INC. ("Attorney"), in the name of Principal or in the name of Attorney, to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for, any and all sums owing or which may become due upon any items of receivables ("Receivables") as defined in Section 2.01 of the Asset Purchase Agreement dated August __, 1995 among Principal, as Seller, Attorney as Purchaser, Recoton Corporation, STD International Holdings Limited, STD Investments (B.V.I.) Limited, Stephen Chu and other principal STD Shareholders named therein (the "Agreement") and, in connection therewith, to take any and all actions as Attorney may deem necessary or desirable in order to realize upon the Receivables including, without limitation, power to endorse in the name of Principal any checks, drafts, notes or other instruments received in payment of or in account of the accounts receivable, but Attorney shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Receivables.

         This power of attorney shall be irrevocable by Princi-pal. This power of attorney shall not be affected by the subse-quent liquidation, dissolution or other disability of Principal.

         To induce any third party to act hereunder, Principal hereby agrees that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation shall have been received by such third party, and Principal hereby agrees with such third party that Principal shall have no right of action against such third party by reason of such third party having relied on the provisions of this instrument.

         This Limited Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York, without giving affect to principles of conflict of law.

         IN WITNESS WHEREOF, Principal has caused this Power of
Attorney to be executed this _____ day of __________, 1995.

                             STD ENTERTAINMENT (U.S.A.) INC.


[SEAL]                       By:
                                 Name:
                                 Title:

                            GUARANTY

         Recoton Corporation hereby guaranties the performance by the Corporation of its obligations pursuant to the foregoing agreement.

                                  RECOTON CORPORATION

                                  By:__________________________
                                     Name:
                                     Title: